EXHIBIT 99.2
EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

By and Among

BDT CF ACQUISITION VEHICLE, LLC

and

COLFAX CORPORATION

Dated as of September 12, 2011

SECURITIES PURCHASE AGREEMENT, dated as of September 12, 2011 (together with the schedules and exhibits hereto, the “Agreement”), by and among Colfax Corporation, a Delaware corporation (the “Company”) and BDT CF Acquisition Vehicle, LLC, a Delaware limited liability company (the “Investor”).

BDT Capital Partners Fund I, L.P., a Delaware limited partnership (“BDT Main”), and BDT Capital Partners Fund I-A, L.P., a Delaware limited partnership (“BDT Parallel”) are parties to this Agreement solely for purposes of Section 5.11.  BDT Main and BDT Parallel are referred to herein collectively as the “BDT Fund”.  Mitchell P. Rales and Steven M. Rales (the “Designated Stockholders”) are parties to this Agreement solely for purposes of Section 5.12.

RECITALS

A.           The Investor desires to purchase from the Company, and the Company desires to issue and sell to the Investor, against payment of the Investment Amount (as defined below) and pursuant to the terms and conditions set forth in this Agreement, certain shares of (a) the Company’s preferred stock, par value $0.001 per share, designated as Series A Perpetual Convertible Preferred Stock (“Preferred Shares”), having the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions as specified in the Amended and Restated Certificate of Incorporation of the Company to be adopted on or before the Closing Date in the form attached hereto as Exhibit A (the “Amended and Restated Charter”) and the certificate of designations establishing the Preferred Shares to be adopted pursuant to the Amended and Restated Charter on or before the Closing Date in the form attached hereto as Exhibit B (the “Certificate of Designations”), and (b) the Company’s common stock, par value $0.001 per share (“Common Stock”).  The Preferred Shares to be purchased by the Investor pursuant to this Agreement are referred to herein as the “Purchased Preferred Shares”; and the shares of Common Stock to be purchased by the Investor pursuant to this Agreement are referred to herein as the “Purchased Common Shares”.  The Purchased Preferred Shares and the Purchased Common Shares are referred to herein collectively as the “Purchased Shares”.  The sale and purchase of the Purchased Shares and the other transactions contemplated by this Agreement and the Ancillary Agreements are referred to herein collectively as the “Transaction”.

B.           On or prior to the date hereof, certain parties have entered into equity commitment letters (the “Commitment Letters”) with the Investor, pursuant to which such parties (the “Co-Investors”) have committed, upon the terms and conditions set forth therein, to make aggregate capital contributions of $290,000,000 to the Investor in order to finance in part the Investor’s payment of the Investment Amount pursuant to this Agreement.  In addition, the BDT Fund has covenanted and agreed, subject to the terms and conditions set forth in this Agreement, to make an aggregate capital contribution of $390,000,000 ($30,000,000 of which will be contributed by BDT Main pursuant to the terms of an equity commitment letter (the “BDT Main Equity Commitment Letter”)) to the Investor in order to finance in part the Investor’s payment of the Investment Amount pursuant to this Agreement.  The aggregate capital commitments of the BDT Fund and the Co-Investors pursuant to this Agreement and the Commitment Letters, respectively, are equal to $680,000,000.

C.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition (as defined below), the Company is entering into a credit agreement (the “Credit Agreement”), with Deutsche Bank AG New York Branch (“Deutsche Bank”), a syndicate of other financial institutions as lenders (the “Lenders”), and Deutsche Bank Securities, Inc., with respect to credit facilities to be provided to the Company and certain of its subsidiaries by Deutsche Bank and the Lenders.

D.           Concurrent with the execution and delivery of this Agreement, and in connection with the Acquisition, (i) the Company is entering into purchase agreements with Mitchell P. Rales,  Steven M. Rales and Markel Corporation, pursuant to which they shall agree to invest an aggregate amount of $125,000,000 in newly issued shares of Common Stock (the “Designated Stockholder Investment”), and (ii) Mitchell P. Rales and Stephen M. Rales are entering into a voting agreement, pursuant to which they are agreeing to vote all shares of Common Stock owned or controlled by them in favor of the approval of the Transaction in any meetings of the stockholders of the Company called for such purpose.

E.           In accordance with this Agreement and the Credit Agreement, the Company shall use the proceeds of the Transaction and the Designated Stockholder Investment and a portion of the proceeds of the Company’s borrowings under the Credit Agreement to finance the acquisition (the “Acquisition”) by the Company of Charter International plc (the “Target”) pursuant to an Offer or a Scheme of Arrangement (each as defined below).  The material terms and provisions of the Acquisition are set forth in the form of announcement attached hereto as Exhibit C (the “Rule 2.5 Announcement”), to be published by the Company in accordance with this Agreement pursuant to Rule 2.5 of the City Code.

NOW, THEREFORE, in consideration of the foregoing and the promises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

“Acquisition” has the meaning assigned to such term in Recital E.

“Action” means any suit, action, proceeding (including any compliance, enforcement or disciplinary proceeding), arbitration, formal or informal inquiry, inspection, investigation or formal order of investigation or complaint, or other litigation of any kind, in each case whether civil, criminal or administrative, at law or in equity.

“Affiliate” of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.  A person shall be deemed to control another person if such first person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning assigned to such term in the Preamble.

“Amended and Restated Charter” has the meaning assigned to such term in Recital A.

“Ancillary Agreements” means the Registration Rights Agreement and the certificates to be delivered by the parties pursuant to Sections 2.5(a)(ii), 2.5(a)(iii), and 2.5(b)(ii).

“Announcement Date” has the meaning assigned to such term in Section 2.3.3(a).

 “Antitrust Laws” has the meaning assigned to such term in Section 5.7.

“BDT Fund” has the meaning assigned to such term in the Preamble to this Agreement.

“BDT Main” has the meaning assigned to such term in the Preamble to this Agreement.

“BDT Main Equity Commitment Letter” has the meaning assigned to such term in Recital B.

“BDT Parallel” has the meaning assigned to such term in the Preamble to this Agreement.

“Board of Directors” has the meaning assigned to such term in Section 3.2(a).

“Business Day” means any day except Saturday, Sunday or a day that is a public holiday in England, Jersey or in the United States of America.

“Bylaws” means the Amended and Restated Bylaws of the Company, adopted effective as of May 13, 2008, in the form provided to the Investor as an annex to the secretary’s certificate delivered by the Company pursuant to Section 2.5(a)(iii).

“Cash Confirmation Advisor” means Deutsche Bank AG, London Branch.

“Certificate of Designations” has the meaning assigned to such term in Recital A.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 13, 2008, in the form provided to the Investor as an annex to the secretary’s certificate delivered by the Company pursuant to Section 2.5(a)(iii).

“City Code” means the City Code on Takeovers and Mergers.

“Closing” has the meaning assigned to such term in Section 2.4.

“Closing Date” has the meaning assigned to such term in Section 2.4.

 “Code” means the Internal Revenue Code of 1986, as amended.

“Co-Investors” has the meaning assigned to such term in Recital B.

“Common Share Investment Amount” has the meaning assigned to such term in Section 2.2.

“Common Share Lock Up Period” has the meaning assigned to such term in Section 5.8(a).

“Common Share Purchase Price” has the meaning assigned to such term in Section 2.3.3(b).

“Common Stock” has the meaning assigned to such term in Recital A.

“Common Stock Equivalents” means any options, warrants, convertible securities or other securities, instruments or rights convertible into or exchangeable or exercisable for shares of Common Stock.

“Companies Act” means the Companies (Jersey) Law 1991 as amended from time to time.

“Company Disclosure Schedules” has the meaning assigned to such term in the introductory statement to ARTICLE 3.

“Competitor” means a Person that competes with the Company or any of its subsidiaries in a material way in any line of business accounting for twenty (20%) or more of the consolidated revenues of the Company and its subsidiaries, as reflected in the Company’s consolidated financial statements filed with the SEC for the calendar quarter immediately preceding the date of determination.

“Contract” means any contract, agreement, lease, purchase order, license, mortgage, indenture, supplemental indenture, line of credit, note, bond, loan, credit agreement, capital lease, sale/leaseback arrangement, concession agreement, franchise agreement or other instrument, including all amendments, supplements, exhibits and attachments thereto.

“Court Meeting” means a meeting convened by the High Court of Jersey between the owners of the Target Shares to seek their approval of the Scheme of Arrangement.

“Credit Agreement” has the meaning assigned to such term in Recital C.

“Designated Stockholder” has the meaning assigned to such term in the Preamble to this Agreement.

“Designated Stockholder Investment” has the meaning assigned to such term in Recital D.

“Encumbrance” means any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, restriction on transfer of title, adverse claim, title retention agreement of any nature or kind, or similar claim or right.  The term “Encumbrance” shall not include any restrictions on transfer applicable to the Purchased Shares under applicable securities laws.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” has the meaning assigned to such term in Section 3.6(b).

“Fund Commitment Amount” has the meaning assigned to such term in Section 5.11.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“General Meeting” means an extraordinary general meeting of the Target convened at the direction of the High Court of Jersey to cause, and if thought fit, approve one or more resolutions to reduce the ordinary share capital of the Target and approve a Scheme of Arrangement.

“Governmental Authorizations” means, collectively, all applicable consents, approvals, permits, orders, authorizations, licenses and registrations, given or otherwise made available by or under the authority of Governmental Entities or pursuant to the requirements of any Applicable Law.

“Governmental Entity” means any domestic or foreign, transnational, national, Federal, state, municipal or local government, or any other domestic or foreign governmental, regulatory or administrative authority, or any agency, board, department, commission, court, tribunal or instrumentality thereof.

“Guarantor” means a financial institution that has delivered, for the benefit of the Investor, a performance bond (each, a “Guarantee”) of the liabilities of the BDT Fund or a Co-Investor, as applicable, for such entity’s committed portion of the Investment Amount.

“HSR Act” means Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“including” means including, without limitation.

“Investor” has the meaning assigned to such term in the Preamble.

“Investment Amount” has the meaning assigned to such term in Section 2.2.

“Judgment” means any applicable judgment, order or decree of any Governmental Entity.

“knowledge of the Company,” “to the Company’s knowledge” or other references to the “knowledge” of the Company mean the knowledge of the particular fact in question by any officer or senior executive of the Company, assuming exercise of reasonable diligence and inquiry.

“Lenders” has the meaning assigned to such term in Recital C.

“Major Representation” means each representation and warranty set forth in Sections 3.1, 3.2 and 3.3 of this Agreement

“Major Undertaking” means each covenant set forth in Section 2.5(a), Section 5.5 and Section 5.6 of this Agreement (other than those set forth in Sections 5.6(g), 5.6(h), 5.6(i), 5.6(j) and 5.6(k)).

“Material Adverse Effect” means any material adverse effect on (i) the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (other than (a) any change, event, occurrence or development that generally affects the industry in which the Company and its subsidiaries operate and does not disproportionately affect (relative to other industry participants) the Company and its subsidiaries, (b) any change, event, occurrence or development to the extent attributable to conditions generally affecting (I) the industries in which the Company participates that does not have a materially disproportionate effect (relative to other industry participants) on the Company and its subsidiaries, (II) the U.S. economy as a whole, or (III) the equity capital markets generally, and (c) any change, event, occurrence or development that results from any action taken by the Company at the request of the Investor or as required by the terms of this Agreement) or (ii) the ability of the Company to perform its obligations hereunder or under the Registration Rights Agreement.

“Material Contract” means any Contract of a type described in Item 6.01 of Regulation S-K.

“Offer” means a public offer by the Company in accordance with the City Code and the provisions of the Companies Act to acquire all of the Target Shares not owned, held, or agreed to be acquired by the Company.

“Offer Document” means an offer document dispatched to shareholders of the Target setting out in full the terms and conditions of the Offer.

“Permitted Transferee” means the Co-Investors, any direct or indirect partners or members of the Investor or the BDT Fund, or any Affiliates of any of the foregoing (including any pension fund maintained by or for the benefit of any of the foregoing), in each case, other than a Competitor.  For purposes of clarity, any other Third Party to whom any shares of Common Stock, Purchased Preferred Shares or Underlying Shares are transferred following the lapse of the applicable restrictions set forth in Section 5.8 shall not be a Permitted Transferee.

“person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, incorporated or unincorporated association, Governmental Entity or other entity.

“Preferred Shares” has the meaning assigned to such term in Recital A.

“Preferred Share Investment Amount” has the meaning assigned to such term in Section 2.2.

“Preferred Share Purchase Price” has the meaning assigned to such term in Section 2.3.3(c).

“Proposed Transferee” has the meaning assigned to such term in Section 5.12(a).

“Purchased Common Shares” has the meaning assigned to such term in Recital A.

“Purchased Preferred Shares” has the meaning assigned to such term in Recital A.

“Purchased Shares” has the meaning assigned to such term in Recital A.

“Recent Balance Sheet” means the most recent consolidated balance sheet of the Company and its consolidated subsidiaries included in the Financial Statements.

“Reduction Court Order” means the order of the High Court of Jersey confirming the reduction of the capital of the Target provided for by the Scheme of Arrangement.

“Registration Rights Agreement” means the Registration Rights Agreement, in the form attached hereto as Exhibit D, to be executed on the Closing Date by and among, the Company, the Investor, and the other parties specified therein.

“Rule 2.5 Announcement” has the meaning assigned to such term in Recital E.

“Scheme of Arrangement” means a scheme of arrangement effected pursuant to Part 18A of the Companies Act under which the Target Shares will be cancelled (or transferred) and the Purchaser will become the holder of new shares issued in place of such cancelled Target Shares (or, as the case may be, the holder of such transferred Target Shares).

“Scheme Circular” means a circular dispatched by the Target to holders of the Target Shares setting out in full the terms and conditions of a Scheme of Arrangement and convening a General Meeting and a Court Meeting.

“Scheme Court Order” means the order of the High Court of Jersey sanctioning the Scheme of Arrangement.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning assigned to such term in Section 3.6(a).

“Securities Act” means the Securities Act of 1933, as amended.

“SOX” means the Sarbanes-Oxley Act of 2002.

“subsidiary” of any person means any person the accounts of which would be consolidated with and into those of the first person in such first person’s consolidated financial statements if such financial statement were prepared in accordance with GAAP.

“Tag-Along Transaction” has the meaning assigned to such term in Section 5.12(a).

“Tag-Along Offer” has the meaning assigned to such term in Section 5.12(b).

“Takeover Panel” means the Panel on Takeovers and Mergers.

“Target” has the meaning assigned to such term in Recital E.

“Target Shares” means the ordinary shares of the Target subject of an Offer, or as the case may be, a Scheme of Arrangement.

“Tax” means any foreign, Federal, state or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, license, stamp, premium, windfall profit, environmental, transfer, alternative or add-on minimum, production, business and occupation, disability, estimated, employment, payroll, severance or withholding tax, value-added tax or other tax, duty, fee, impost, levy, assessment or charge imposed by any taxing authority, and any interest or penalties and other additions to tax related thereto.

“Tax Returns” means any return, report, claim for refund, declaration, information return or other document required to be filed with any Tax authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Third Party” means any person other than the Company, the Investor, or any of their respective subsidiaries or Affiliates.

“Transaction” has the meaning assigned to such term in Recital A.

“Transfer Date” has the meaning set forth in Section 5.12(b).

“Underlying Shares” means the shares of the Company’s Common Stock issuable upon conversion of the Purchased Preferred Shares in accordance with the terms and provisions thereof.

“Voting Debt” means bonds, debentures, notes or other debt securities having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) as to matters on which holders of the Company’s Common Stock may vote.

“Voting Stock” of any person means securities having the right to vote generally in any election of directors or comparable governing persons of any such person.

ARTICLE 2

Issuance and Sale of Purchased Shares

2.1         Issuance and Sale of the Purchased Shares.  On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Company shall issue, sell and deliver to the Investor, and the Investor shall purchase from the Company, the Purchased Preferred Shares and the Purchased Common Shares, in each case in certificated form and free and clear of all Encumbrances.  The number of Preferred Shares and shares of Common Stock comprising the Purchased Preferred Shares and Purchased Common Shares to be issued and delivered to the Investor at the Closing shall be determined in accordance with Section 2.3.

2.2         Consideration.  In consideration for the purchase of the Purchased Shares, the Investor shall pay to the Company at the Closing all of the amounts contributed to it by the BDT Fund pursuant to Section 5.11, all of the amounts contributed to it by BDT Main pursuant to the BDT Main Equity Commitment Letter, all of the amounts contributed to it by the Co-Investors pursuant to the Commitment Letters, all of the amounts contributed to it by a Permitted Assignee, and, if applicable, all of the amounts paid to it by the Guarantors under the applicable Guarantees which, subject to the terms of Section 5.11 and the Commitment Letters being fully complied with and/or payment being made under such Guarantees, shall total: (a) with respect to the Purchased Preferred Shares, cash in the amount of $340,000,000 (the aggregate amount actually delivered with respect to the Purchased Preferred Shares, the “Preferred Share Investment Amount”), and (b) with respect to the Purchased Common Shares, cash in the amount of $340,000,000 (the aggregate amount actually delivered with respect to the Purchased Common Shares, the “Common Share Investment Amount” and together with the Preferred Share Investment Amount, the “Investment Amount”).

2.3         Determination of Purchased Share Amounts.

2.3.1        Purchased Preferred Shares.  The number of Preferred Shares comprising the Purchased Preferred Shares to be issued and delivered to the Investor at the Closing pursuant to Section 2.1 shall be equal to the quotient of (a) the Preferred Share Investment Amount, divided by (b) the Preferred Share Purchase Price (as defined in Section 2.3.3), rounded up to the nearest whole number of Preferred Shares, which number of Preferred Shares shall be the authorized number of Preferred Shares in the Certificate of Designations.

2.3.2        Purchased Common Shares.  The number of shares of Common Stock comprising the Purchased Common Shares to be issued and delivered to the Investor at the Closing pursuant to Section 2.1 shall be equal to the quotient of (a) the Common Share Investment Amount, divided by (b) the Common Share Purchase Price (as defined in Section 2.3.3), rounded up to the nearest whole number of shares of Common Stock.

2.3.3        Certain Definitions.  As used in this Section 2.3, the following terms shall have the following meanings:

(a)           “Announcement Date” means the date that the Rule 2.5 Announcement is published.

(b)           “Common Share Purchase Price” shall equal $23.04.

(c)           “Preferred Share Purchase Price” shall equal $24.50.

2.4         Closing.  Subject to the satisfaction of the conditions set forth in ARTICLE 6, the closing of the sale and purchase of the Purchased Shares (the “Closing”) shall take place on the date falling six (6) Business Days after the date on which an Offer becomes unconditional in all respects or, as the case may be, the date on which a Scheme of Arrangement becomes effective in accordance with its terms, at the offices of the Company unless another date or place is agreed to in writing by the Investor and the Company.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

2.5         Deliveries.

(a)           At the Closing, the Company shall deliver to the Investor:

(i)           The Purchased Shares, validly issued and free and clear of Encumbrances, evidenced by certificates registered in the name of the Investor and duly authorized, executed and delivered on behalf of the Company, bearing the legend set forth to in Section 4.3;

(ii)          A certificate, dated as of the Closing Date, signed by an authorized officer of the Company, in the form attached hereto as Exhibit E, certifying that the conditions set forth in Section 6.3 have been satisfied;

(iii)         A certificate, dated as of the Closing Date, signed by the secretary of the Company, in the form attached hereto as Exhibit F, certifying as to the matters set forth therein; and

(iv)        A duly executed counterpart of the Registration Rights Agreement.

(b)           At the Closing, the Investor shall deliver to the Company:

(i)           The Investment Amount in immediately available funds by wire transfer to such account as the Company shall specify in writing not later than three (3) Business Days prior to the Closing Date;

(ii)          A certificate, dated as of the Closing Date, signed by an authorized officer of the Investor, in form attached hereto as Exhibit G, certifying that the conditions set forth in Sections 6.2 have been satisfied; and

(iii)         A duly executed counterpart of the Registration Rights Agreement.

ARTICLE 3

Representations and Warranties
of the Company

Subject to the qualifications set forth in the corresponding sections of the disclosure schedules delivered by the Company to the Investor concurrently with the execution and delivery of this Agreement (the “Company Disclosure Schedules”), the Company hereby represents and warrants to the Investor, as of the date hereof and as of the Closing Date, as follows:

3.1         Entity Status.  Each of the Company and its subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the applicable laws of its governing jurisdiction and each has all requisite corporate or other power and authority to carry on its business as it is now being conducted and is duly qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its assets or the conduct of its business requires it to be so qualified, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power, authority or qualification, in each case, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.2         Authorization; Noncontravention.

(a)           Authorization.  The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder, and to consummate the Transaction and the Acquisition.  The Company has delivered to the Investor a true and correct copy, certified by the Company’s secretary, of the resolutions of its board of directors (the “Board of Directors”) authorizing (i) the execution and delivery of this Agreement, (ii) consummation of the Transaction, the Acquisition and the Designated Stockholder Investment, (iii) recommending that the Company’s stockholders approve the Transaction and the Designated Stockholder Investment and the adoption of the Amended and Restated Charter and the Certificate of Designations, and (iv) waiving the restrictions set forth in Section 203 of the Delaware General Corporation Law.  Such resolutions are in full force and effect, have not been amended, supplemented, revoked or superseded as of the date hereof and are the only resolutions of the Board of Directors pertaining to the authorization, execution and delivery of this Agreement and the Ancillary Agreements and consummation of the Transaction.  The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation by the Company of the Transaction (including the issuance (or reservation for issuance), sale and delivery of the Purchased Shares and the Underlying Shares and any redemptions of the Purchased Preferred Shares pursuant to the terms thereof) and the Acquisition, have been duly and validly authorized by all necessary corporate action (except the stockholder actions contemplated by Section 5.1), and no other corporate proceedings on the part of the Company or its subsidiaries or (except the stockholder actions contemplated by Section 5.1) vote of holders of any class or series of capital stock of the Company or its subsidiaries is necessary to authorize this Agreement or the Ancillary Agreements or to consummate the Transaction or the Acquisition.  This Agreement has been, or, as to Registration Rights Agreement to be executed after the date hereof, will be, duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each other party thereto) each constitutes, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           Preemptive Rights; Rights of First Offer.  None of the sale and issuance of the Purchased Shares pursuant to this Agreement and the issuance of Underlying Shares upon conversion of the Purchased Preferred Shares in accordance with their terms is or will be subject to any preemptive rights, rights of first offer or similar rights of any person (except as set forth in the Certificate of Designations or the Amended and Restated Charter).

(c)           No Conflict.  The Company is not in violation or default in any material respect of any provision of its Charter or Bylaws.  The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements do not, and the consummation of the Transaction and compliance with the provisions hereof and thereof will not, result in a “change of control” (or similar event) under, or conflict with, or result in any default under, or give rise to an increase in, or right of termination, cancellation, acceleration or mandatory prepayment of, any obligation or to the loss of a benefit under, or result in the suspension, revocation, impairment, forfeiture or amendment of any term or provision of or the creation of any Encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, or require any consent or waiver under, any provision of (i) the Charter, the Bylaws or the comparable organizational documents of any of the Company’s subsidiaries (other than the requirement to obtain stockholder approval as contemplated by Section 5.1), (ii) save in relation to the execution of the Credit Agreement, any Material Contract, or (iii) any applicable law, Judgment or Governmental Authorization, in each case applicable to the Company and its subsidiaries or their respective assets.  Neither the execution and delivery of this Agreement, nor the consummation of the Transaction or the Acquisition, either alone or in combination with another event (whether contingent or otherwise) will (1) result in any payment of any “excess parachute payment” under Section 280G of the Code, (2) entitle any current or former employee, consultant or director of the Company or any of its subsidiaries to any payment, (3) increase the amount of compensation or benefits due to any such employee, consultant or director, or (4) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit.

(d)           No Governmental Authorization.  Except as contemplated by Section 5.7, no Governmental Authorization, order or authorization of, or registration, qualification, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements or the Transaction, including the issuance of the Purchased Shares or the Underlying Shares (and any redemptions or conversions of the Purchased Preferred Shares pursuant to the terms thereof), except for such Governmental Authorizations, orders, authorizations, registrations, qualifications, declarations, filings and notices, the failure of which to be obtained or made would not (i) materially impair the Company’s and/or Investor’s ability to perform its obligations under this Agreement or the Ancillary Agreements or consummate the Transaction or (ii) have a Material Adverse Effect.

3.3         Capital Structure.

(a)           As of the date of this Agreement, the authorized capital stock of the Company consists solely of (i) 200,000,000 shares of Common Stock, of which 43,590,915 shares are issued and outstanding and 6,500,000 shares are reserved for issuance pursuant to the Company’s 2008 Omnibus Incentive Plan, and (ii) 10,000,000 shares of preferred stock, of which zero (0) shares are issued and outstanding and zero (0) shares are reserved for issuance.  As of the Closing, and after giving effect to the Transaction, the authorized capital stock of the Company shall consist solely of 400,000,000 shares of Common Stock and up to 20,000,000 shares of preferred stock, and the number of shares issued, outstanding and reserved for issuance shall consist solely of (x) the shares of Common Stock and preferred stock referred to in the foregoing sentence, (y) the Purchased Shares, and (z) a number of shares of Common Stock to be issued to the Designated Stockholders and to Markel Corporation in connection with the Designated Stockholder Investment at the Common Share Purchase Price and (xx) shares of Common Stock issued or reserved for issuance under the Company’s 2008 Omnibus Incentive Plan, as outstanding in the SEC Report for the three months ended June 30, 2011 and any awards under the plan granted in the ordinary course of business since such SEC Report.  No other shares of capital stock of the company are authorized, issued and outstanding or reserved for issuance.

(b)           Subject to the Company obtaining stockholder approval as contemplated by Section 5.1, the Purchased Shares have been duly authorized and upon the Closing shall be, and the Underlying Shares have been duly authorized and upon issuance shall be, (i) validly issued, fully paid and nonassessable, (ii) not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Charter or Bylaws of the Company or any Contract to which the Company or any of its subsidiaries is a party or by which any of its or their respective assets are bound, and (iii) free and clear of all Encumbrances.

(c)           The Company has not issued any Voting Debt that is outstanding.  Except as set forth in the SEC Reports or in Schedule 3.3(c) of the Company Disclosure Schedules, there are no (A) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the Common Stock or other rights, agreements or commitments relating to the capital stock of the Company or that obligate the Company to issue or sell or otherwise transfer shares of capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company or any Voting Debt of the Company, (B) outstanding obligations of the Company to repurchase, redeem or otherwise acquire shares of capital stock of the Company, (C) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the Company (but only to the Company’s knowledge with respect to any such agreements to which neither the Company nor any subsidiary of the Company is a party), or (D) rights of first refusal, preemptive rights, subscription rights or any similar rights with respect to the capital stock of the Company under the Charter or Bylaws or any Contract to which the Company or any subsidiary of the Company is a party or by which any of its assets are bound.  True, correct, and complete copies of the Charter and the Bylaws have been filed as exhibits to the Company’s SEC Reports.  Neither the Company, nor any of its subsidiaries has any “stockholder rights plan”, “poison pill” or any similar arrangement in effect.

(d)           The shares of outstanding capital stock of the Company’s subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are held of record and beneficially owned by the Company or a subsidiary of the Company.  There is no Voting Debt of any subsidiary of the Company that is outstanding.  Except as set forth in the SEC Reports or in Schedule 3.3(d) of the Company Disclosure Schedules, there are no (i) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the Common Stock or other rights, agreements or commitments, in each case, relating to the capital stock or equity interests of the subsidiaries of the Company or that obligate the Company or its subsidiaries to issue or sell or otherwise transfer shares of the capital stock or any securities convertible into or exchangeable for any shares of capital stock or any Voting Debt of any subsidiary of the Company, (ii) outstanding obligations of the subsidiaries of the Company to repurchase, redeem or otherwise acquire shares of their respective capital stock or equity interests, (iii) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the subsidiaries of the Company (but only to the Company’s knowledge with respect to any such agreements to which neither the Company nor any subsidiary of the Company is a party), or (iv) rights of first refusal, preemptive rights, subscription rights or any similar rights under any provision of the governing documents of any material subsidiary or any non-wholly owned subsidiary of the Company.

3.4         Taxes.

(a)           Except as disclosed in the SEC Reports or except as would not reasonably be expected, individually or in the aggregate, to be material to the Company: (i) the Company and each of its subsidiaries have filed all Tax Returns required to be filed by them; (ii) all such Tax Returns are true, correct and complete; (iii) all Taxes due and owed by the Company and each of its subsidiaries (whether or not shown on any Tax Return) have been paid; (iv) neither the Company nor any of its subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return; (v) no claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company or any such subsidiary is or may be subject to taxation by that jurisdiction; (vi) there are no liens on any of the assets or properties of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax; (vii) there are no ongoing, pending or, to the Company’s knowledge, threatened audits, assessments, or other proceedings for or relating to any liability in respect of Taxes of the Company or any of its subsidiaries; (viii) neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and (ix) the Company and each of its subsidiaries have timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(b)           Neither the Company nor any of its subsidiaries has been a member of any affiliated group filing a consolidated Federal income Tax Return other than a group the common parent of which is the Company.

3.5         Compliance with Laws.

(a)           The Company and each of its subsidiaries and the conduct and operation of their respective businesses are and have been, since January 1, 2010, in compliance in all material respects with each applicable law that is applicable to the Company or its subsidiaries or their respective businesses, including any laws relating to employment practices, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           Neither the Company nor any of its subsidiaries has received any written notice or other written communication from any Governmental Entity or any other person regarding (1) any actual, alleged, possible or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (2) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.6         SEC Reports and Company Financial Statements.

(a)           Since January 1, 2009, except as disclosed in Schedule 3.6(a) of the Company Disclosure Schedules, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all the foregoing and all exhibits included or incorporated by reference therein and financial statements and schedules thereto and documents included or incorporated by reference therein being sometimes hereinafter collectively referred to as the “SEC Reports”).  As of their respective filing dates, the SEC Reports complied with the requirements of the Exchange Act applicable to the SEC Reports (as amended or supplemented), and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  No subsidiary of the Company is, or is required to be, a registrant with the SEC.

(b)           As of their respective dates, except as set forth therein or in the notes thereto, the financial statements contained in the SEC Reports and the related notes (the “Financial Statements”) complied as to form with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The Financial Statements (i) were prepared in accordance with GAAP, consistently applied during the periods involved (except (x) as may be otherwise indicated in the notes thereto or (y) in the case of unaudited interim statements, to the extent that they may not include footnotes or may be condensed or summary statements), (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments), and (iii) are in all material respects in accordance with the books of account and records of the Company and its consolidated subsidiaries.

(c)           Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated affiliate of the Company or any of its subsidiaries, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company’s or such subsidiary’s audited financial statements or other SEC Reports.

(d)           To the Company’s knowledge, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the attestations and certifications, as applicable, required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

(e)           Except as set forth in SEC Reports and the transactions contemplated by the Designated Stockholder Investment, none of the executive officers, directors or related persons (as defined in Regulation S-K Item 404) of the Company is presently a party to any transaction with the Company or any of its subsidiaries that would be required to be reported on Form 10-K by Item 13 thereof pursuant to Regulation S-K Item 404.

3.7         Private Placement.  Assuming that the representations of the Investor set forth in Section 4.3 are true and correct, the offer, sale, and issuance of the Purchased Shares and the issuance of the Underlying Shares upon conversion of the Purchased Preferred Shares, in each case in conformity with the terms of this Agreement, are exempt from the registration requirements of Section 5 of the Securities Act.

3.8         Brokers.  Except for fees payable to BDT & Company, LLC, the Company and its subsidiaries have incurred no obligation or liability, contingent or otherwise, in connection with this Agreement or the Transaction that would result in the obligation of the Investor to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transaction.

3.9         Registration Rights.  Other than the Registration Rights Agreement, and the registration rights agreements to be entered into with the Designated Stockholders and Markel Corporation in connection with the Designated Stockholder Investment, true, correct, and complete forms of which have been provided to the Investor, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights (including “piggy-back” registration rights) to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

3.10       No Restriction on the Ability to Pay Cash Dividends.  Except as set forth in the Amended and Restated Charter, the Certificate of Designations and the Credit Agreement and any existing credit facilities of the Company or its subsidiaries that are being replaced by the Credit Agreement, neither the Company nor any of its subsidiaries is, or will be, immediately following the Closing, a party to any Contract, and is not, and will not be, immediately following the Closing, subject to any provisions in its Charter or Bylaws or other governing documents or resolutions of the Board of Directors or other governing body, that restricts, limits, prohibits or prevents the payment of cash dividends with respect to any of its equity securities.

3.11       Credit Agreement. True, correct and complete copies of the Credit Agreement and all ancillary agreements thereto that have been executed as of the date hereof have been provided to the Investor, and the Credit Agreement and each such ancillary agreement is in full force and effect.

ARTICLE 4

Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

4.1         Entity Status.  The Investor is duly incorporated or otherwise organized, validly existing and in good standing under the applicable laws of its governing jurisdiction and has all requisite corporate or other power and authority to carry on its business as it is now being conducted, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power, authority or qualification.

4.2         Authorization; Noncontravention.

(a)           Authorization.  The Investor has all necessary entity power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transaction.  The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the Investor of the Transaction have been duly and validly authorized by all necessary entity action, and no other entity proceedings on the part of the Investor or vote of holders of any class or series of capital stock or equity interests of the Investor is necessary to authorize this Agreement and the Ancillary Agreements to which the Investor is a party or to consummate the Transaction.  This Agreement and the Registration Rights Agreement to which the Investor is a party have been duly executed and delivered by the Investor and (assuming due authorization, execution and delivery by each other party thereto) each constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           No Conflict.  The Investor is not in violation or default of any provision of its organizational documents.  The execution, delivery and performance by the Investor of this Agreement and the Ancillary Agreements to which it is a party do not, and the consummation of the Transaction and compliance with the provisions of this Agreement and the Ancillary Agreements to which it is a party will not, conflict with, or result in any default under, any provision of (i) the organizational documents of the Investor, (ii) any material Contract to which the Investor is a party or by which any of the Investor’s assets are bound, or (iii) any applicable law, Governmental Authorization or Judgment, in each case applicable to the Investor, other than, in the case of clauses (ii) and (iii), any such conflicts or defaults that would not reasonably be expected to materially impair or delay the ability of the Investor to perform its obligations under this Agreement or the Ancillary Agreements to which it is a party or carry out the Transaction in accordance with the terms hereof or thereof.  Except as contemplated by Section 5.7, no Governmental Authorization, order or authorization of, or registration, qualification, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Investor in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements to which the Investor is a party or the other Transaction, except for such Governmental Authorizations, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made would not materially impair the Investor’s ability to perform its obligations under this Agreement or the Ancillary Agreements or consummate the Transaction.

4.3         Securities Act; Purchase for Investment Purposes.  The Investor (i) is acquiring the Purchased Shares solely for investment with no present intention to distribute them in violation of the Securities Act and the rules and regulations thereunder or any applicable U.S. state securities laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of making an informed investment decision to purchase the Purchased Shares, (iii) is an “accredited investor” (as that term is defined by Rule 501 promulgated under the Securities Act), and (iv) acknowledges and understands that the Purchased Shares have not been registered under the Securities Act, or any state securities laws, and agrees that it will not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of such Purchased Shares (including the Underlying Shares) absent registration under the Securities Act or unless such transaction is exempt from, or not subject to, registration under the Securities Act, and in each case, in accordance with all applicable state securities laws.  The Investor did not learn of the opportunity to purchase the Purchased Shares by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which the Investor was invited by any of the foregoing means of communications. The Investor understands that the Purchased Shares will be subject to substantial contractual and legal restrictions on transferability.  The Investor understands that the Purchased Shares will be characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Shares or the fairness or suitability of the Purchased Shares.  The Investor understands that until such time as the resale thereof has been registered under the Securities Act, certificates evidencing the Purchased Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL THAT AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

The Investor will obtain representations from the Co-Investors similar to those in Section 4.3 with respect to their direct or indirect investments in the Investor, and the Investor shall make copies of such representations available to the Company.

4.4         Brokers.  The Investor has incurred no obligation or liability, contingent or otherwise, in connection with this Agreement that would result in the obligation of the Company or any of its Affiliates to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transaction.

4.5         Commitment Letters.  True, correct and complete copies of the Commitment Letters have been provided to the Company.

4.6         Code Matters.  Neither the Investor nor any Person that would be deemed to be acting in concert with the Company as a result of its connection with the Investor has acquired any interest in the securities of Target in the twelve (12) months preceding the date of this Agreement, nor will the Investor nor any such person acquire any such interest in securities of the Target or take any other action which would affect the terms on which any offer must be made to the Target prior to the earlier of (i) the closure of the Acquisition, and (ii) the termination of this Agreement. For purposes of this Section 4.6, “acting in concert” has the meaning given in the City Code.

ARTICLE 5

Covenants

5.1         Stockholder Approvals.  The Company shall present and recommend to the stockholders of the Company at a special meeting of the stockholders of the Company (to be held in accordance with the corporate laws of Delaware, the Charter and the Bylaws), a proposal to approve the Transaction and the Designated Stockholder Investment and to approve and adopt the Amended and Restated Charter.  The Company will provide the Investor and its counsel, in writing, copies of any draft proxy statement to be distributed to the Company’s shareholders in connection with such meeting, prior to the distribution thereof, as well as any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to such proxy statement promptly after the receipt of such comments or other communications, and will provide the Investor and its counsel with the opportunity to review and comment on such proxy statement and  the Company’s responses to any such comments or communications received from the SEC or its staff.

5.2         Publicity.  The Company and the Investor shall communicate with each other and cooperate with each other prior to any public disclosure of the Transaction.  The Company, on the one hand, and the Investor, on the other hand, agree that no public release or announcement concerning the Transaction shall be issued by or as a result of the actions of any of them without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except in accordance with Section 5.6 or as such release or announcement may be required by applicable law or the rules and regulations of the New York Stock Exchange, the Financial Services Authority, the Takeover Panel or the City Code, in which case the party required to make the release or announcement shall use its reasonable best efforts to consult with the other parties hereto about, and allow the other parties hereto to reasonably comment on, such release or announcement in advance of such issuance.

5.3         Certain Tax Matters.

(a)           The Company and the Investor acknowledge and agree that the Purchased Shares are being issued solely in consideration of the Investment Amount and neither the Company nor the Investor shall take any position for financial accounting, Tax or other purposes inconsistent with such agreement.  Without limiting the foregoing, the Company shall not record an expense or apply any withholding (other than any withholding that may be required by law pursuant to Section 1441, 1442, 1445 or other applicable provision of the Code and comparable state or local laws) in connection with the issuance or any exercise or redemption of, any adjustment to, or any payments made in respect of any of the Purchased Shares.

(b)           The Company and the Investor acknowledge and agree that the exercise of the Company’s right to optionally redeem the Purchased Preferred Shares pursuant to the Certificate of Designations is not more likely than not to occur within the meaning of Treasury Regulation Section 1.305 - 5(b)(3).

5.4         Standstill Agreement.

(a)           The Investor agree that, without the prior approval of the Company, the Investor will not, directly or indirectly, or in concert with any person, or as participants in a “group” (as defined in Section 13 of the Exchange Act):

(i)           Make any public announcement with respect to, or submit to the Company or any of its directors, officers, representatives, trustees, employees, attorneys, advisors, agents or Affiliates, any proposal from the Investor or its Affiliates for, the acquisition of any Voting Stock of the Company or with respect to any merger, consolidation, business combination or purchase of any substantial portion of the assets of the Company, whether or not such proposal might require the making of a public announcement by the Company unless the Company shall have made a prior written request to the Investor to submit such a proposal;

(ii)          Except for (A) actions taken by directors of the Company who are affiliated with the Investor in their capacities as directors and (B) actions taken for the purpose of electing to the Company’s Board of Directors the nominees of the Investor in accordance with the Amended and Restated Charter, the Investor will not (1) call or seek to call a special meeting of the stockholders of the Company or of any of the subsidiaries of the Company for action by stockholders of the Company or of any of the Company subsidiaries, (2) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any Voting Stock of the Company, or (3) become a “participant” in any “election contest” as such terms are defined or used in Rule 14a-11 under the Exchange Act with respect to any voting securities of the Company; or

(iii)         Effect or seek any recapitalization, reclassification, liquidation or dissolution or other extraordinary transaction that would have the effect of any of the matters described in Sections 5.4(a)(i) or 5.4(a)(ii).

(b)           The Investor’s obligations under this Section 5.4 shall terminate and be of no further force and effect on the first date that the Investor either (1) has beneficial ownership (as defined in Rule 13d-1 promulgated under the Exchange Act) of less than 5% of the outstanding Common Stock (including securities convertible into Common Stock), or (2) no longer has the right to nominate for election as least one member of the Board of Directors as set forth in the Amended and Restated Charter.

5.5          Credit Agreement.  Prior to the Closing Date, the Company shall not, and shall cause its subsidiaries not to, amend or waive any material term or condition of the Credit Agreement, the effect of which amendment or waiver would be to alter the principal amount, covenants, interest, or fees payable under the Credit Agreement in a manner materially adverse to the Company or the Investor, without the prior written consent of the Investor; it being understood that this shall not restrict the Company from (i) exercising any of the “Incremental Facilities” provisions contained in Section 2.14 of the Credit Agreement in accordance with the terms of such provisions existing on the date hereof, or (ii) making any amendments necessary to reflect the exercise of any “flex” rights that have been agreed with the arrangers under the Credit Agreement or any amendments to the Credit Facility as a result of a change in the amount of debt funding as contemplated by the second sentence of Section 5.13.  The Company shall use its best efforts to cause all conditions precedent to the effectiveness of the Credit Agreement and to the extensions of credit for the purposes of Certain Funds Credit Extension (as defined in the Credit Agreement) only to be satisfied on or before the Closing Date.

5.6         Acquisition Covenants. The Company shall, and shall cause its subsidiaries to perform and comply with each of the following covenants in connection with the Acquisition:

(a)           The Company and its subsidiaries will not amend or waive any material term or condition of the Offer Document or, as the case may be, Scheme Circular without the prior written consent of the Investor, except for any such amendment or waiver as (i) does not materially prejudice the Investor, (ii) is required by the Takeover Panel, the High Court of Jersey or any other applicable law, regulation or regulatory body, or (iii) extends the period in which holders of Target Shares may accept the terms of the Offer or the Scheme, as the case may be.

(b)           Subject to Section 5.13, if the Acquisition is implemented by way of an Offer, the Company and it subsidiaries will not reduce the acceptance condition to below the level required to allow the Company to give notice under Section 117 of the Companies Act in respect of the Target Shares.

(c)           The Company and its subsidiaries shall comply in all respects with the City Code (subject to any waiver granted by the Takeover Panel) and all other applicable laws (including the Financial Services and Markets Act 2000 (as amended)) and/or regulations relating to any Scheme of Arrangement or, as the case may be, Offer, except to the extent that such non-compliance would not be materially prejudicial to the Investor.

(d)           The Company and its subsidiaries shall not, without the prior written consent of the Investor, increase the price to be paid for any Target Shares pursuant to a Scheme of Arrangement or, as the case may be, an Offer.

(e)           The Company and its subsidiaries shall not take any action that would require the Company or any of its subsidiaries to make a mandatory offer for the Target Shares in accordance with Rule 9 of the City Code.

(f)           In the event the Acquisition is made pursuant to an Offer, where becoming permitted to do so, the Company shall promptly give notices under Article 117 of the Companies Act in respect of the Target Shares.

(g)           The Company and its subsidiaries shall, upon reasonable request and in each case to the extent that they are able to do so in compliance with applicable law and confidentiality or other obligations to which they are subject as of the date of this Agreement, keep the Investor informed as to the status and progress of (or otherwise relating to) an Offer (and, in the case of an Offer, the current level of acceptances in respect of that Offer) or, as the case may be, a Scheme of Arrangement;

(h)           The Company and its subsidiaries shall, to the extent that they are able to do so in compliance with applicable law and confidentiality or other obligations to which they are subject as of the date of this Agreement, promptly supply to the Investor (i) copies of all documents, certificates, notices or announcements received or issued by the Company or any of its subsidiaries (or on their behalf) in relation to an Offer or a Scheme of Arrangement (as the case may be) and (ii) any other information regarding the progress of an Offer or a Scheme of Arrangement (as the case may be) in each case as the Investor may reasonably request.

(i)            Other than as required by the Takeover Panel, the City Code, the London Stock Exchange (including any stock exchange of which it is the operator), the Financial Services Authority, the Exchange Act (and the rules and regulations thereunder) or any other applicable law, regulation or regulatory body, the Company and its subsidiaries shall not make any press release or other public statement in respect of the Acquisition (other than in the Rule 2.5 Announcement, any Offer Document or any Scheme Circular), without first obtaining the prior approval of the Investor, such approval not to be unreasonably withheld or delayed.

(j)           The Company and its subsidiaries shall procure that as soon as reasonably practicable, and in any event within twenty (20) Business Days, after the earlier of: (i) an office copy of the Scheme Court Order and the original and an office copy of the Reduction Court Order, attaching a minute (within the meaning of Article 64(1) of the Companies Act) of such reduction, having been delivered to the Registrar of Companies for registration, and, in relation to the reduction of ordinary share capital, the Reduction Court Order having been registered, and (ii) Parent having become, directly or indirectly, the legal and beneficial owner of at least 75% of the voting shares in the Target, the Target is delisted and re-registered as a private company.

(k)           The Company and its subsidiaries shall not issue any Offer Document or, as the case may be, approve the issuance of any Scheme Circular, that makes reference to Investor or a Co-Investor or any of their respective Affiliates, in each case, without the final proof of the same being approved in writing by the Investor, such approval not to be unreasonably withheld or delayed, provided, that if such approval is unreasonably withheld or delayed by the Investor, the Company or its subsidiary, as the case may be, shall be entitled to proceed forthwith in issuing any Offer Document or Scheme Circular as required by the Takeover Panel, the City Code or any other applicable regulatory body or law or regulation.

(l)           The Company and its subsidiaries shall not, without the prior written consent of the Investor, enter into any material agreement or understanding of any nature (whether formal or informal) with the trustees of any pension scheme of the Target that would result in an incremental annual cash expense of greater than $5,000,000 or a settlement payment at Closing of greater than $50,000,000, such consent not to be unreasonably withheld or delayed.

(m)           The Company and its subsidiaries shall not, without the prior written consent of the Investor, enter into any material agreement or understanding of any nature (whether formal or informal) with any anti-trust or other regulatory authority relating to the Acquisition to the extent that any such agreement or understanding relates to a disposition, partial disposition, restructuring, reorganization, hold separate or similar transaction involving a line of business of the Company or its subsidiaries accounting for $100,000,000 or more of gross revenues during any of the last five calendar years, such consent not to be unreasonably withheld or delayed.

(n)           Save in relation to any condition as to acceptances if the method of effecting the Acquisition changes from a Scheme of Arrangement to an Offer, the Company and its subsidiaries shall (subject to obtaining the consent of the Takeover Panel in accordance with the City Code) invoke any condition to the Acquisition which becomes capable of being invoked unless the Investor consents in writing to such condition not being invoked.

(o)           The Company and its subsidiaries shall not, for the purposes of Note 1 to Rule 21.1 of the Takeover Code, consent to the taking of any action by the Target (or any member of its group) which would otherwise amount to frustrating action without the prior written consent of the Investor.

(p)           The Company and its subsidiaries shall use the proceeds of the sale of the Purchased Shares solely for the purpose of the Acquisition and for no other purpose.  The Company and its subsidiaries shall use the proceeds of all borrowings under the Credit Agreement solely for purposes of the Acquisition and the other purposes permitted under the Credit Agreement.

5.7          HSR Act Filings; Competition Filings.

(a)           Filings and Cooperation.  Each of the Company and the Investor will take all reasonable steps to:  (i) as soon as reasonably practicable following the date of this Agreement, make or cause to be made the filings required of such party or any of its Affiliates or subsidiaries under the HSR Act with respect to the Transaction; (ii) except as otherwise provided in the following sentence, as soon as reasonably practicable following the date of this Agreement, make or cause to be made any other filings with all foreign Governmental Entities in any jurisdiction in which the parties believe it is necessary or advisable; (iii) comply in a timely manner with any request under any antitrust or competition laws of any jurisdiction (“Antitrust Laws”) for additional information, documents, or other material received by such party or any of its affiliates or subsidiaries from the Federal Trade Commission or the Department of Justice or other Governmental Entity in respect of such filings or the Transaction; and (iv) cooperate with the other party in connection with any such filings and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws with respect to any such filing or the Transaction.  With regard to any communication with any Governmental Entity regarding such filings, each party will inform the other party:  (1) before delivering any material communication to a Governmental Entity, (2) promptly after receiving any material communication from a Governmental Entity, and (3) before entering into any proposed understanding, undertaking, or agreement with any Governmental Entity regarding any such filings or the Transaction.  Neither party will participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate to the extent permitted by applicable law and to the extent reasonably practicable under the circumstances. Each of the Company and the Investor will take such reasonable action as may be required to cause the expiration of the notice periods under the HSR Act or similar laws or requirements of any Governmental Entity with respect to the Transaction as promptly as possible after the execution of this Agreement

(b)           Filing Fees.  The Company shall pay one hundred percent (100%) of the filing fees applicable under the HSR Act with respect to the Transaction.

5.8          Transfer Restrictions.

(a)           The Investor shall not sell or otherwise transfer (a) any of the Purchased Common Shares to any person during the first 180 days following the Closing Date, or (b) greater than fifty percent (50%) of the Purchased Common Shares to any person between the 180th day following the Closing Date and the first anniversary of the Closing Date.  The period from the Closing Date through and including the second anniversary of the Closing Date is referred to in this Agreement as the “Common Share Lock Up Period”.  Upon the conversion of any Purchased Preferred Shares into shares of Common Stock, the Investor shall not sell or otherwise transfer any such shares of Common Stock to any person during the first 180 days following the date of such conversion or (y) greater than fifty percent (50%) of such shares to any person between the 180th day following the date of such conversion and the first anniversary of the date of such conversion.

(b)           The Investor shall not sell or otherwise transfer any shares of Common Stock, Purchased Preferred Shares or Underlying Shares to any Third Party that, to the knowledge of the Investor, (a) is a Competitor of the Company, or (b) is, or would as a result of such sale or transfer become, the beneficial owner (as defined in Section 13 of the Exchange Act) of five percent (5%) or more of the outstanding capital stock of the Company.

(c)           The provisions of Section 5.8(b) (and in the case of sub-clauses (i), (ii), (v) and (vi) below, the provisions of Section 5.8(a)) shall not apply to any sale or other transfer that is (i) pursuant to a tender or exchange offer for a majority of the outstanding shares of the Company; (ii) pursuant to a merger or consolidation of the Company; (iii) pursuant to a widely distributed underwritten public offering, including pursuant to the Registration Rights Agreement; (iv) pursuant to Rule 144 under the Securities Act; (v) a transfer or distribution to any Permitted Transferee (provided that such Permitted Transferee agrees pursuant to a written instrument that is reasonably acceptable to the Company to comply with all of the restrictions on transfer that are applicable to the Investor); or (vi) in connection with a Tag-Along Transaction (as defined in Section 5.12).

5.9          Information Rights.  Until the earlier of (a) the end of the Common Share Lock Up Period, or (b) the date that the Investor owns less than twenty percent (20%) of aggregate shares of Common Stock on an as-converted, fully diluted basis (treating the Purchased Preferred Shares as fully converted into shares of Common Stock but excluding from this calculation any shares of Common Stock issuable upon the exercise of other Common Share Equivalents or upon the exercise of options or restricted stock units issued to employees, consultants or directors of the Company pursuant to any equity incentive plan), the Company shall provide the Investor with (i) monthly unaudited financial information, including monthly balance sheets and income statements, no later than thirty (30) days following the end of each month, and (ii) such other financial and operational information as the Investor may reasonably request.  The Investor shall maintain the confidentiality all information provided pursuant to this Section 5.9 in accordance with Regulation FD promulgated under the Exchange Act.  The Investor shall be permitted to share all information provided pursuant to this Section 5.9 with the Co-Investors, provided, that the Co-Investors shall be bound to maintain the confidentiality of such information in accordance with Regulation FD on terms reasonably satisfactory to the Company.

5.10       Drawdown of Equity Commitments. Subject to satisfaction of the conditions set forth in Sections 6.1 and 6.3 (other than those that by their nature are to satisfied by the taking of actions at the Closing), the Investor shall provide written notice to the Co-Investors no later than the date on which the Offer becomes unconditional in all respects, or if the Acquisition is implemented by way of a Scheme of Arrangement, the date on which the Scheme of Arrangement becomes effective in accordance with its terms that their respective capital contributions to the Investor are due and payable in accordance with the terms and provisions of the Commitment Letters, and, when such capital contributions are received by the Investor, the Investor shall use the proceeds thereof to pay the Investment Amount due and payable to the Company at the Closing pursuant to Section 2.2.

5.11       BDT Fund Capital Commitment.  Subject to satisfaction of the conditions set forth in Sections 6.1 and 6.3 (other than those that by their nature are to be satisfied by the taking of actions at the Closing) and to a partial assignment pursuant to Section 8.2, the BDT Fund shall make a capital contribution to the Investor on or before the Closing Date in the amount of $390,000,000 (such $390,000,000, the “Fund Commitment Amount”) ($30,000,000 of which will be deemed to be satisfied by the capital contribution made by BDT Main to the Investor pursuant to the terms of the BDT Main Equity Commitment Letter), which the Investor shall use to pay the Investment Amount due and payable to the Company at the Closing pursuant to Section 2.2.

5.12       Tag-Along Rights.

(a)           If either or both of the Designated Stockholders shall propose to sell or otherwise transfer any shares of Common Stock or Common Stock Equivalents (a “Tag-Along Transaction”) to any person (other than to an immediate family member or a trust that such immediate family member or a Designated Stockholder controls, or as to which a Designated Stockholder or such immediate family member is the primary beneficiary; provided, that such immediate family member or such trust shall have agreed to be bound by the provisions of this Section 5.12 on terms reasonably satisfactory to the Investor) (a “Proposed Transferee”), such proposed Tag-Along Transaction shall be conditioned upon satisfaction of the requirements set forth in this Section 5.12.

(b)           Not more than sixty (60) days and not less than thirty (30) days prior to the effective date of the proposed Tag-Along Transaction (the “Transfer Date”), each Designated Stockholder participating in a Tag-Along Transaction shall deliver to the Investor a binding written offer (a “Tag-Along Offer”) (conditioned solely upon the consummation of such proposed sale) from such Designated Stockholder or the Proposed Transferee(s) to purchase, at the same price and upon terms and conditions identical in all respects to the terms and conditions on which such Designated Stockholder proposes to sell or transfer shares of Common Stock or Common Stock Equivalents to the Proposed Transferee, a percentage of the Investor’s shares of Common Stock and/or Common Stock Equivalents (including any Underlying Shares) equal to the percentage of such Designated Stockholder’s (or Designated Stockholders’) shares of Common Stock and Common Stock Equivalents proposed to be included in the Tag-Along Transaction.

(c)           The Tag-Along Offer shall specify, in reasonable detail, the number of shares of Common Stock and/or Common Stock Equivalents proposed to be included in the Tag-Along Transaction, the proposed purchase price, the Transfer Date, the identity of the Proposed Transferee(s), and the other terms and conditions of the proposed Tag-Along Sale.  Upon receipt of a Tag-Along Offer, the Investor may elect to either (i) accept the Tag-Along Offer in whole or in part by delivering written notice of such acceptance not less than ten (10) Business Days prior to the Transfer Date specified in such Tag-Along Offer, to the participating Designated Stockholder or to the Proposed Transferee(s), as applicable, which notice shall specify the number of shares of Common Stock and/or Common Stock Equivalents that the Investor intends to sell in the Tag-Along Transaction, or (ii) sell or otherwise transfer to a Third Party, on such terms as the Investor shall determine, at any time following delivery of a Tag-Along Offer, a percentage of the Investor’s shares of Common Stock and Common Stock Equivalents equal to the percentage of shares of Common Stock and Common Stock Equivalents proposed to be sold or otherwise transferred by the Designated Stockholder in such Tag-Along Offer; provided, that any sale pursuant to clause (ii) shall comply with Section 5.8(b).

(d)           If the offer of the Proposed Transferee(s) or Designated Stockholders states that the Proposed Transferee(s) or the Designated Stockholders is or are unwilling to purchase, in the aggregate, more than a specified amount of Common Stock or Common Stock Equivalents, and the Investor elects to accept the Tag-Along Offer, the Common Stock and Common Stock Equivalents proposed to be sold by the Investor and the Designated Stockholder in the Tag-Along Sale shall be allocated pro rata in accordance with their relative holdings of shares of Common Stock and Common Stock Equivalents.

5.13       Acceptance Condition.  Notwithstanding Section 5.6(b), if the Acquisition is implemented by way of an Offer, at the written request of the Company, the acceptance condition of the Offer may be reduced below the level required to allow the Company to give notice under Section 117 of the Companies Act in respect of the Target Shares, provided, however, that in no event shall the acceptance condition be reduced below seventy-five percent (75%) in nominal value of the shares to which the Offer relates.  In the event of a reduction of the acceptance condition pursuant to this Section 5.13, the parties shall negotiate in good faith in order to amend this Agreement to the extent reasonably necessary to appropriately reflect the revised structure of the Acquisition, including by adjusting the amount of equity and debt funding for the Company.

5.14       Code Matters.

(a)           Following the earlier of (i) the closure of the Acquisition, and (ii) the termination of this Agreement, the Investor will not directly or indirectly take any action that would result in a mandatory offer for securities of the Target pursuant to Rule 9 of the City Code being required, unless the Takeover Panel has expressly confirmed that such action has no concert party consequences under the City Code for the Company.

(b)           Nothing in this agreement shall prohibit or otherwise restrict dealings in securities of the Target by: (i) Persons which are not presumed to be Persons acting in concert with the Investor under Rule 7.2(c) of the City Code; or (ii) entities in respect of which the Takeover Panel has expressly confirmed that dealings in the securities of the Target have no concert party consequences under the City Code for either of the Investor or the Company.

(c)           For purposes of this Section 5.14, “acting in concert” has the meaning given in the City Code.

ARTICLE 6

Conditions

6.1          Conditions to all Parties’ Obligations.  The respective obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing are subject to the satisfaction of the following conditions:

(a)           HSR Act.  Any applicable waiting periods, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

(b)           No Order.  No Governmental Entity of competent jurisdiction will have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary, or permanent) that (a) is in effect, and (b) has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction.

(c)           Stockholder Approvals; Filing of Amended and Restated Charter and Certificate of Designations.  All approvals of the Company’s stockholders required in connection with the Transaction, including any such approvals required under applicable law and the applicable listing rules of the New York Stock Exchange, shall have been obtained on or before the Closing Date, and the Amended and Restated Charter and the Certificate of Designations, substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively, shall have been properly filed with the office of the Secretary of State of the State of Delaware.

(d)           Offer/Scheme of Arrangement.  In the case of an Offer, the Offer shall have become or been declared unconditional in all respects.  In the case of a Scheme of Arrangement, the High Court of Jersey shall have filed an order (and the Investor shall have received a copy thereof) sanctioning the Scheme of Arrangement on behalf of the Target with the Registrar of Companies in accordance with Part 18A of the Companies Act.

6.2         Conditions to the Company’s Obligations.  The obligations of the Company to effect the Closing are subject to the satisfaction, or written waiver by the Company (given in accordance with Section 8.1), of each of the following conditions:

(a)           Representations and Warranties.  Each of the representations and warranties of the Investor contained in this Agreement and the Ancillary Documents that are not qualified as to materiality or material adverse effect (or any correlative term) shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties which address matters only as of a particular date need only be true and correct as of such date), and each of the representations and warranties of the Investor contained in this Agreement and the Ancillary Documents that are qualified as to materiality or material adverse effect (or any correlative term) shall be true and correct in all respects on and as of the date of this Agreement and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

(b)           Covenants.  The covenants and agreements set forth in this Agreement and in the Ancillary Agreements to be performed or complied with by the Investor at or prior to the Closing shall have been performed or complied with in all material respects.

6.3         Conditions to the Investor’s Obligations.  The obligations of the Investor to effect the Closing are subject to the satisfaction, or written waiver by the Investor (given in accordance with Section 8.1), of each of the following conditions:

(a)           Representations and Warranties.  Each of the Major Representations of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

(b)           Covenants.  The Major Undertakings set forth in this Agreement to be performed or complied with by the Company at or prior to the Closing shall have been performed or complied with in all material respects.

(c)           Debt Financing.  As of the Closing Date, (i) the Credit Agreement shall be in full force and effect, and (ii) all conditions precedent to the effectiveness of the Credit Agreement and to the extensions of credit thereunder (other than receipt of the proceeds of the Equity Financing (as defined in the Credit Agreement) shall have been satisfied or waived.

ARTICLE 7

Termination

7.1          Termination.  This Agreement may be terminated prior to the Closing as follows:

(a)           At any time, by the mutual written consent of the Investor and the Company;

(b)           By the Investor if the Company does not publish the Rule 2.5 Announcement by September 15, 2011 or, if the Rule 2.5 Announcement is published by such date, on such later date, if any, upon which the Scheme of Arrangement or Offer, as applicable, lapses, terminates or is withdrawn;

(c)           By written notice by either the Company or the Investor to the other party or parties, at any time after the date that is two hundred (200) calendar days after the Announcement Date (the “Termination Date”) if the Closing shall not have occurred on or prior to the Termination Date; provided, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to such party if the action or inaction of such party has been a principal cause of or resulted in the failure of the Closing to occur on or before the Termination Date and such action or failure to act constitutes a breach of this Agreement;

(d)           By either the Company or the Investor if a Governmental Entity shall have issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Transaction;

(e)           By the Investor at any time prior to the Closing, if (i) the Company is in breach of a Major Representation or a Major Undertaking (ii) such breach is not cured or capable of being cured by the earlier of the Termination Date and twenty (20) days following written notice of such breach from the Investor (to the extent such breach is curable) and (iii) such breach, if not cured, would render the conditions set forth in Section 6.3 incapable of being satisfied; or

(f)           By the Company at any time prior to the Closing, if (i) the Investor in breach of their representations, warranties or covenants in this Agreement, (ii) such breach is not cured or capable of being cured by the earlier of the Termination Date and twenty (20) days following written notice of such breach from the Company (to the extent such breach is curable) and (iii) such breach, if not cured, would render the conditions set forth in Section 6.2 incapable of being satisfied.

7.2          Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, all obligations and agreements of the parties set forth in this Agreement shall become void and of no further force and effect whatsoever and there shall be no liability or obligation on the part of the parties hereto except (i) for any liability of the Company as a result of a breach of this Agreement prior to such termination, and (ii) that the provisions of this Section 7.2, Section 5.2, and ARTICLE 8 (and all related definitions in ARTICLE 1) shall survive any such termination and shall be enforceable hereunder.

ARTICLE 8

General Provisions

8.1         Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.2          Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto; provided, that, prior to the Closing, the BDT Fund shall be permitted to assign a portion of its obligation to contribute the Fund Commitment Amount (the “Assigned Amount”) pursuant to Section 5.11 to one or more limited partners of the BDT Fund (a “Permitted Assignee”), subject to the satisfaction of the following conditions: (a) such limited partner shall not be a Competitor of the Company, and (b) in connection with such assignment, the BDT Fund and such limited partner(s) shall execute and deliver instruments of transfer and assignment, under the terms of which the Permitted Assignee will undertake to pay to the Investor an amount equal to the Assigned Amount, and shall provide “certain funds” supporting documentation to the Company and Cash Confirmation Advisor and its counsel, in each case, in form and substance satisfactory to the Company and Cash Confirmation Advisor and its counsel but no more onerous than that provided by the BDT Fund; provided, further, that, following the Closing Date, the Investor may designate one or more Permitted Transferees to acquire a portion or all of the Purchased Shares, and to become a party to the Registration Rights Agreement and to have the rights of the Investor with respect to the Purchased Shares contained herein, upon such Permitted Transferee making the same representations and warranties to the Company as are set forth in Section 4.3 hereof, and agreeing to be bound (pursuant to an instrument that is reasonably satisfactory to the Company) by the post-closing covenants of the Investor set forth herein that would apply to such Purchased Shares.  Any attempted assignment in violation of this Section 8.2 shall be void.  Notwithstanding any assignment pursuant to this Section 8.2, prior to the Closing no Permitted Transferee shall be permitted to exercise any rights of the Investor under this Agreement (including any right to terminate the Agreement or to invoke any conditions precedent set forth in Section 6).

8.3          No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

8.4          Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by a nationally recognized overnight courier service (with tracking capability), and shall be deemed given when received, as follows:

if to the Investor, to:

401 North Michigan, Suite 3100
Chicago, Illinois 60611
Attention: William Bush
Fax: (312) 832-1700

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP
355 South Grand Avenue, 35th Floor
Los Angeles, California 90071
Attention: Mary Ann Todd & Brett Rodda
Fax: (213) 687-3702

if to the Company, to:

Colfax Corporation
8170 Maple Lawn Blvd., Suite 180
Fulton, Maryland 20759
Attention: Lynne Puckett
Fax: (301) 323-9001
with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
40 Bank Street
London E14 5DS
United Kingdom
Attention: Scott V. Simpson & James A. McDonald
Fax: (44) 20 70 72 7000

8.5         Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

8.6         Entire Agreement.  This Agreement and the Ancillary Agreements, along with the Schedules and the Exhibits hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter.  None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Agreements.

8.7          Interpretation; Exhibits and Schedules.  The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement.  When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

8.8          Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances, so long as the economic and legal substance of the Transaction is not affected in a manner materially adverse to any party hereto.

8.9         Consent to Jurisdiction.  Each of the parties hereby consents to the exclusive jurisdiction of the state and federal courts sitting in the City of New York in any action on a claim arising out of, under or in connection with this Agreement or the Transaction.

8.10       Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of New York.

8.11       Specific Performance.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms and that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof.  Subject to the right to recover attorneys’ fees pursuant to Section 8.13, unless and until the Closing occurs, such injunctive relief shall be the sole and exclusive remedy of the Company for any breach of this Agreement by the Investor or the BDT Fund.

8.12       Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreement or the Transaction.  Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Ancillary Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.12.

8.13       Attorneys’ Fees.  In the event any Action is brought in respect of this Agreement or the Transaction by the parties to this Agreement or their Affiliates, the prevailing party in such Action shall be entitled to recover reasonable attorneys’ fees and other costs incurred in such Action, in addition to any relief to which such party may be entitled.

8.14       No Personal Liability of Partners, Directors, Officers, Owners, Etc.  No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of the Investor or the Main Fund shall have any liability for any obligations of the Investor or the Main Fund under this Agreement or for any claim based on, in respect of, or by reason of, the obligations of the Investor or the Main Fund hereunder.  The Company waives and releases all such liability.  This waiver and release is a material inducement to the Investor’s and the Main Fund’s (solely in the case of Section 5.11) entry into this Agreement.  No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of the Company shall have any liability for any obligations of the Company under this Agreement or for any claim based on, in respect of, or by reason of, the obligations of the Company hereunder.  The Investor waives and releases all such liability.  This waiver and release is a material inducement to the Company’s entry into this Agreement.

8.15       Rights of Holders.  Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

8.16       Adjustment in Share Numbers and Prices.  In the event of any (i) stock split, (ii) subdivision, (iii) dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly shares of Common Stock), (iv) combination or (v) other similar recapitalization or event, in each case, occurring after the date hereof and prior to the Closing Date, each reference in this Agreement and the Ancillary Agreements to a number of shares or a price per share shall be amended to appropriately account for such event.

8.17       Construction.  The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.  Each covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto.

[Signature page follows.]

In Witness Whereof, the Company, the Investor, the BDT Fund and the Designated Stockholders have executed this Agreement as of the date first above written.

COMPANY

COLFAX CORPORATION

By:	/s/ A. Lynne Puckett
Name: A. Lynne Puckett
Title: Senior Vice President, General Counsel and Secretary

DESIGNATED STOCKHOLDERS
(Joining solely for purposes of Section 5.12)

Mitchell P. Rales

/s/ Mitchell P. Rales

Steven M. Rales

/s/ Steven M. Rales

INVESTOR

BDT CF ACQUISITION VEHICLE, LLC

By:	/s/ William R. Bush
Name: William R. Bush
Title: Vice President, General Counsel and Secretary

BDT FUND
(Joining solely for purposes of Section 5.11)

BDT CAPITAL PARTNERS FUND I, L.P.

By: BDT CP GP I, LLC, its general partner
By: BDT Capital Partners, LLC, its managing Member
By:	/s/ William R. Bush
Name: William R. Bush
Title: Vice President, General Counsel and Secretary

BDT CAPITAL PARTNERS FUND I-A, L.P.

By: BDT CP GP I, LLC, its general partner
By: BDT Capital Partners, LLC, its managing member

By:	/s/ William R. Bush
Name: William R. Bush
Title: Vice President, General Counsel and Secretary

Schedule 3.3(c)

Capital Structure

Equity awards and grants made pursuant to the terms of the Company’s 2008 Omnibus Incentive Plan and Director compensation program, including the Director Deferred Compensation Plan, as outstanding in the SEC Report for the three months ended June 30, 2011 and any awards under the plan granted in the ordinary course of business since such SEC Report.

Schedule 3.3 (d)

Capital Structure

Equity awards and grants made pursuant to the terms of the Company’s 2008 Omnibus Incentive Plan and Director compensation program, including the Director Deferred Compensation Plan, as outstanding in the SEC Report for the three months ended June 30, 2011 and any awards under the plan granted in the ordinary course of business since such SEC Report.

Schedule 3.6(a)

SEC Reports and Company Financial Statements

The Company’s Report on Form 10-Q for the Quarter ended October 1, 2010, which was non-timely filed on December 13, 2010.

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COLFAX CORPORATION

Colfax Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), does hereby certify as follows:

1.           The present name of the Corporation is Colfax Corporation. The Corporation was incorporated under the name Constellation Pumps Corporation by filing its original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 25, 1998. An Amended and Restated Certificate of Incorporation was filed with and accepted by the Secretary of State of the State of Delaware on May 22, 2003 and amended by Certificates of Amendment on May 30, 2003, May 3, 2004, and April 21, 2008. An Amended and Restated Certificate of Incorporation was filed with and accepted by the Secretary of State of the State of Delaware on May 13, 2008.

2.             This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board”) and by the stockholders of the Corporation in accordance with Sections 228, 242, and 245 of the Delaware General Corporation Law.

3.             Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and also further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented. The Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is superseded by this Amended and Restated Certificate of Incorporation.

4.             This Amended and Restated Certificate of Incorporation shall become effective upon the time of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to Section 103 of the Delaware General Corporation Law.

5.             The Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

Article 1. NAME

The name of this corporation is Colfax Corporation.

Article 2. REGISTERED OFFICE AND AGENT

The address of this Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, Delaware 19808, in the County of New Castle. The name of this Corporation’s registered agent at such address is Corporation Service Company.

Article 3. PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4. CAPITAL STOCK AND ISSUANCE OF SECURITIES

4.1. Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 420,000,000 of which 400,000,000 of such shares shall be Common Stock having a par value of $.001 per share (the “Common Stock”), and 20,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share (the “Preferred Stock”).

4.2. Common Stock

4.2.1. Relative Rights

The Common Stock shall be subject to all of the rights, privileges, preferences, priorities, and restrictions set forth in this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of the Preferred Stock). Each share of the Common Stock shall have the same relative rights as, and be identical in all respects to, all the other shares of the Common Stock.

4.2.2. Dividends

Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board and subject to the restrictions set forth in any certificate of designations relating to any series of Preferred Stock. Any dividends on the Common Stock will not be cumulative.

4.2.3. Dissolution, Liquidation, Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall be entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.4. Voting Rights

Each holder of shares of the Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Company at which any action is to be taken as to which holders of Common Stock are entitled to vote pursuant to this Amended and Restated Certificate of Incorporation or applicable law. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Section 4.3 of this Article 4 granting the holders of one or more series of the Preferred Stock exclusive or special voting powers with respect to any matter, each holder of the Common Stock shall have one vote with respect to each share of the Common Stock held on all matters voted upon by the stockholders, provided, however, that except as otherwise required by law, holders of the Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including a certificate of designations relating to any series of the Preferred Stock) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either voting separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of the Preferred Stock) or pursuant to the Delaware General Corporation Law. Each holder of shares of the Common Stock may exercise its vote either in person or by proxy.

4.2.5 Stockholder Action

Subject to the rights of any holders of the Preferred Stock, (i) only the chairman of the Board or a majority of the Board shall be permitted to call a special meeting of stockholders; (ii) the business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board; and (iii) stockholder action may be taken only at a duly called and convened annual meeting or special meeting of stockholders and may not be taken by written consent.

4.3. Preferred Stock

The Board is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing certificates of designations pursuant to the Delaware General Corporation Law, for the issuance of shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series of the Preferred Stock and to fix the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (1) the number of shares constituting that series and the distinctive designation of that series; (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (3) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine; (5) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (6) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (8) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series as the Board shall determine.

4.4 Rights of Certain Holders

So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, at least fifty percent (50%) of the Purchased Preferred Shares, the written consent of the Investor will be required in order for the Corporation to take any of the following actions:

1.	The incurrence of Senior Net Indebtedness, excluding

(i)           Permitted Indebtedness, and

(ii)           the issuance of Preferred Stock,

if, after giving effect to such incurrence, the ratio of Senior Net Indebtedness to Adjusted EBITDA would exceed 3.75 : 1 measured by reference to the last twelve-month period for which financial information of the Corporation is reported by the Corporation (the “LTM Period”), pro forma for any acquisition in the LTM Period; provided, however, that the consent of the Investor will not be required pursuant to this Section 4.4(1) as to the incurrence of Indebtedness, the net proceeds of which are used for Refinancing of Indebtedness that existed on the Closing Date (including any Indebtedness incurred on the Closing Date);

2.	The incurrence of Total Net Indebtedness, excluding:

(i)	Permitted Indebtedness,

(ii)	the issuance of Preferred Stock,

if, after giving effect to such incurrence, the ratio of Total Net Indebtedness to Adjusted EBITDA would exceed 4.25 : 1 measured by reference to the LTM Period, pro forma for any acquisition in the LTM Period; provided, however, that the consent of the Investor will not be required pursuant to this Section 4.4(2) as to the incurrence of Indebtedness, the net proceeds of which are used for the Refinancing of Indebtedness that existed on the Closing Date (including any Indebtedness incurred on the Closing Date);

3.	The issuance by the Corporation of any shares of Preferred Stock;

4.
Any change to the Corporation’s dividend policy, or the declaration or payment of any dividend or distribution on any Junior Stock, unless the ratio of the Corporation’s Total Net Indebtedness, excluding Permitted Indebtedness and any Preferred Stock, to Adjusted EBITDA is less than 2:1 measured by reference to the LTM Period,  pro forma for any acquisition in the LTM period;

5.	Any voluntary liquidation, dissolution or winding up of the Corporation;

6.	Any change in the Corporation’s independent auditor;

7.	The election of anyone other than Mr. Mitchell P. Rales as the Corporation’s Chairman of the Board;

8.
Any acquisition by the Corporation or any of its subsidiaries, in any transaction or series of related transactions, of another entity or assets for a purchase price exceeding thirty percent (30%) of the Corporation’s equity market capitalization at the time the applicable acquisition agreement is signed;

9.
Any merger, consolidation, reclassification, joint venture or strategic partnership, or any similar transaction, any sale, lease, transfer or other disposition of any assets of the Corporation or any subsidiary of the Corporation (excluding sale/leaseback transactions and other financing transactions, in each case, entered into in the ordinary course of the Corporation’s or such subsidiary’s business or any sales among the Company and its subsidiaries), or any voluntary liquidation, dissolution or winding up of any subsidiary of the Corporation  if (i) the value of the entity resulting from any such merger, consolidation, reclassification or similar transaction, (ii) the level of investment in any such joint venture, strategic partnership or similar transaction by the Corporation or such subsidiary, (iii) the value of the assets being sold, leased, transferred or disposed of, or (iv) the value of the subsidiary being liquidated, dissolved, or wound up (including the value of any subsidiary or subsidiaries thereof), as applicable, exceeds thirty percent (30%) of the Corporation’s equity market capitalization at the time the applicable transaction agreement or other transaction documentation is signed;

10.	Any amendments to the Corporation’s Certificate of Incorporation or bylaws or other organizational or governing documents, as applicable; or

11.	Any change to the size of the Board.

Article 5. BOARD OF DIRECTORS

5.1. Number; Election; Nomination Right of Certain Holders

(1)
So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, more than twenty percent (20%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs: (A) the authorized number of directors of the Corporation shall be eleven (11); (B) the Investor shall be entitled to exclusively nominate two (2) members of the Board; and (C) the Investor shall be entitled to select one of its nominees, once elected to the Board, to serve on the audit committee of the Board, and one of its nominees, once elected to the Board, to serve on the compensation committee of the Board, subject to applicable law and New York Stock Exchange listing requirements.

(2)
So long as the Investor and its Permitted Transferees collectively Beneficially Own, in the aggregate, equal to or less than twenty percent (20%) but more than ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs: (A) the authorized number of directors of the Corporation shall be ten (10); (B) the Investor shall be entitled to exclusively nominate one (1) member of the Board; and (C) the Investor shall be entitled to select its nominee, once elected to the Board, to serve on the audit committee and compensation committee of the Board, subject to applicable law and New York Stock Exchange listing requirements.

(3)
From the time the Investor and its Permitted Transferees collectively cease to Beneficially Own, in the aggregate, at least ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs, the Investor shall have no right under this Section 5.1 to nominate any members of the Board, and the authorized number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

(4)
Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

(5)
For purposes of calculating Beneficial Ownership percentages in this Section 5.1, the Investor and any Permitted Transferees shall not be deemed to Beneficially Own any shares of preferred stock other than the Purchased Preferred Shares and any shares of Common Stock other than shares of Common Stock acquired (i) on the Closing Date, (ii) upon conversion of Preferred Stock or (iii) pursuant to anti-dilution provisions or pre-emption rights set forth in the Certificate of Designations.

5.2. Management of Business and Affairs of the Corporation

The business and affairs of the Corporation shall be managed by, or under the direction of, the Board.

5.3. Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 5.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 6. AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

Article 7. RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 7.  Notwithstanding the foregoing, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or this Amended and Restated Certificate of Incorporation, until such time as the Investor and its Permitted Transferees collectively cease to Beneficially Own, in the aggregate, at least ten percent (10%) of the outstanding Common Stock, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and exercise of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs, the written consent of the Investor shall be required to alter, amend or repeal any provision of Section 5.1 of Article 5, this Article 7 or Article 8, including by merger, consolidation or otherwise.

Article 8. DEFINITIONS

Capitalized terms not otherwise defined in this Amended and Restated Certificate of Incorporation shall have the following meanings:

“Adjusted EBITDA” means EBITDA, as such term is defined in that certain credit agreement, dated as of September 12, 2011, between and among the Company, Deutsche Bank A.G. New York Branch, a syndicate of other financial institutions as lenders and Deutsche Bank Securities Inc., as in effect as of September 12, 2011.

“Beneficial Ownership” and “Beneficially Own” and similar terms have the meaning set forth in Rule 13d-3 under the Securities and Exchange Act of 1934. For the avoidance of doubt, the Investor and its Permitted Transferees will be deemed to Beneficially Own all of the Common Stock issuable upon conversion of the Series A Preferred Stock held by the Investor and its Permitted Transferees at the time of determination.

“Closing Date” has the meaning set forth in the Securities Purchase Agreement.

“Indebtedness” means the principal of, accrued but unpaid interest on, and premium (if any, to the extent such premium is determinable) in respect of, indebtedness of such person for borrowed money, but excluding any indebtedness among the Corporation and its subsidiaries.

“Investor” means BDT CF Acquisition Vehicle, LLC.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation, other than Parity Stock and Senior Stock, not expressly ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Parity Stock” means any class or series of stock of the Corporation that may be authorized that expressly ranks equal to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Permitted Transferee” shall have the meaning assigned to such term in the Securities Purchase Agreement.

“Permitted Indebtedness” means Indebtedness under the Corporation’s revolving line of credit as in existence on the Closing Date, leases and letters of credit, performance guarantees, bid bonds, surety bonds and similar instruments.

“Purchased Preferred Shares” shall have the meaning assigned to such term in the Securities Purchase Agreement.

“Refinance” or “Refinancing” means to refund, refinance, replace, renew, repay, or extend (including pursuant to any defeasance or discharge mechanism).

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of September 12, 2011, by and between the Corporation and the Investor.

“Senior Net Indebtedness” means, as of any date, all Senior Indebtedness of the Corporation outstanding on such date minus all cash and cash equivalents of the Corporation as of such date.

 “Senior Indebtedness” means Indebtedness that is not Subordinated Indebtedness.

“Senior Stock” means any class or series of stock of the Corporation that may be authorized that expressly ranks senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Subordinated Indebtedness” means Indebtedness which is subordinate or junior in right of payment to any other Indebtedness pursuant to a written agreement.

“Total Net Indebtedness” means, as of any date, all Indebtedness of the Corporation and its subsidiaries minus all cash and cash equivalents of the Corporation and its subsidiaries as of such date.

“Unexercised Options and RSUs” means (i) any convertible securities outstanding as of the Closing Date (as such term is defined in the Securities Purchase Agreement), or (ii) any options, restricted stock units or similar awards issued to officers, employees, consultants or directors of the Corporation or its subsidiaries, in each case, in the form of Common Stock or entitling the holder thereof to receive shares of Common Stock upon the exercise or conversion thereof.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the President and Chief Executive Officer of the Corporation on this _______ day of _______, 20__.

COLFAX CORPORATION

By:
Name:
Title:

Exhibit B

CERTIFICATE OF DESIGNATIONS OF

SERIES A PERPETUAL CONVERTIBLE PREFERRED STOCK

(PAR VALUE $0.001)

OF

COLFAX CORPORATION

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Colfax Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) in accordance with the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Corporation (the “Bylaws”), the Board on September 10, 2011 adopted the following resolution,  creating a series of 13,877,552 shares of Preferred Stock, par value $0.001 per share, of the Corporation designated as Series A Perpetual Convertible Preferred Stock, which is subject to shareholder approval of certain amendments to the Certificate of Incorporation including amendments that will increase the authorized number of shares of preferred stock:

RESOLVED, that pursuant to the authority vested in the Board by Article IV of the Certificate of Incorporation and out of the Preferred Stock, par value $0.001 per share, authorized therein, the Board hereby authorizes, designates and creates a series of Preferred Stock, and states that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof be, and hereby are, as follows:

Section 1.	Number of Shares and Designation.

The designation of the series of Preferred Stock created by this resolution shall be “Series A Perpetual Convertible Preferred Stock” (the “Series”), and the number of shares constituting the Series shall be Thirteen Million Eight Hundred Seventy-Seven Thousand Five Hundred Fifty-Two (13,877,552) (the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall have a liquidation preference of $24.50 (the “Liquidation Preference”).

Section 2.	Dividends.

(1)           Holders of Series A Preferred Stock shall be entitled to receive, on each share of Series A Preferred Stock, out of funds legally available for the payment of dividends under Delaware law, cumulative cash dividends with respect to each Dividend Period (as defined below) at a per annum rate of 6% (as such may be adjusted pursuant to this Section 2(1), the “Dividend Rate”) on (i) the Liquidation Preference per share and (ii) to the extent unpaid on the Dividend Payment Date (as defined below), the amount of any accrued and unpaid dividends, if any, on such share of Series A Preferred Stock; provided that if, on any Dividend Payment Date, the Corporation shall not have paid in cash the full amount of any dividend required to be paid on such share (such amount being “Unpaid Dividends”) on such Dividend Payment Date pursuant to this Section 2(1), then from such Dividend Payment Date, the Dividend Rate shall automatically be at a per annum rate of 8% for such share until the date on which all Unpaid Dividends have been declared and paid in full in cash.  Dividends shall begin to accrue and be cumulative from the Issue Date (whether or not declared), shall compound on each Dividend Payment Date, and shall be payable in arrears (as provided below in this Section 2(1)), but only when, as and if declared by the Board (or a duly authorized committee of the Board) on each March 1, June 1, September 1 and December 1, and each Mandatory Conversion Date, Redemption Date and Liquidation Date (each, a “Dividend Payment Date”); provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day with no additional dividends payable as a result of such payment being made on such succeeding Business Day.  Dividends that are payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the fifteenth (15th) calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.  Each dividend period (a “Dividend Period”) shall commence on and include the calendar day immediately following a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Issue Date) and shall end on and include the next Dividend Payment Date.  Dividends payable in respect of a Dividend Period shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.

(2)           The Corporation (including its subsidiaries) shall not declare, pay or set apart funds for any dividends or other distributions with respect to any Junior Stock of the Corporation or repurchase, redeem or otherwise acquire, or set apart funds for repurchase, redemption or other acquisition of, any Junior Stock, or make any guarantee payment with respect thereto, unless all accrued but unpaid dividends on the Series A Preferred Stock for all Dividend Periods through and including the date of such declaration, payment, repurchase, redemption or acquisition (including, if applicable as provided in Section 2(1) above, dividends on such amount) have been declared and paid in full in cash (or declared and a sum sufficient for the payment thereof set apart for such payment).  Without limitation of the foregoing, any such dividend or other distributions on the Junior Stock shall be subject to Section 2(3).

(3)           In the event that any dividend is declared and paid on, or any distribution is made with respect to, any Junior Stock (including, without limitation, in connection with a recapitalization of the Corporation), the Series A Preferred Stock shall share proportionately with such Junior Stock in any such dividend or distribution, (a) if such Junior Stock is Common Stock or is convertible into Common Stock, in accordance with the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock calculated as of the record date for such dividend or distribution, or (b) if such Junior Stock is not Common Stock or convertible into Common Stock, in such manner and at such time as the Board may determine in good faith to be equitable in the circumstances.

(4)           Any reference to “dividends” or “distributions” in this Section 2 shall not be deemed to include any distribution made in connection with any voluntary of involuntary dissolution, liquidation or winding up of the Corporation.

Section 3.	Mandatory Conversion; Optional Conversion; Redemption.

(1)           Mandatory Conversion at the Option of the Corporation.

(a)           Mandatory Conversion.  On or after the third anniversary of the Issue Date, the Corporation shall have the right, at its option, at any time or from time to time, to cause some or all of the outstanding shares of Series A Preferred Stock to be mandatorily converted (a “Mandatory Conversion”) into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect as of the applicable Mandatory Conversion Date (as defined below) in accordance with the provisions of this Section 3(1), subject to satisfaction of the following conditions:

(i)           the closing price of the Common Stock on the New York Stock Exchange (or, if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) shall exceed one-hundred and thirty-three percent (133%) of the Conversion Price for a period of thirty (30) consecutive trading days ending on the trading day immediately preceding the date that the Corporation delivers a Mandatory Conversion Notice (as defined below); and

(ii)           the Corporation shall have declared and paid in full in cash, or shall have declared and set apart for payment in cash, all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) on the Series A Preferred Stock for all Dividend Periods through and including the effective date of such Mandatory Conversion (the “Mandatory Conversion Date”).

(b)           Mechanics of Mandatory Conversion.  In order to effect a Mandatory Conversion, the Corporation shall provide written notice (a “Mandatory Conversion Notice”) to each holder of outstanding shares of Series A Preferred Stock by first class mail, postage prepaid, to such holder at such holder’s address as it shall appear in the records of the Corporation or such other address as such holder shall specify to the Corporation in writing from time to time.  The Mandatory Conversion Notice shall specify (i) the applicable Mandatory Conversion Date, and (ii) the number of shares of Common Stock that each holder shall be entitled to receive in connection with such Mandatory Conversion.  Upon receipt of the Mandatory Conversion Notice, each holder of shares of Series A Preferred Stock shall surrender his, her, or its certificate of certificates for all such shares (or, if applicable, a pro rata portion thereof determined in accordance with the penultimate sentence of this Section 3(1)(b)) (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation at its principal office or at the office of the agency which may be maintained for the purpose of administering conversions and redemptions of the shares of Common Stock (the “Conversion Agent”), in each case, as specified in the applicable Mandatory Conversion Notice.  All rights with respect to the shares of Series A Preferred Stock that are converted pursuant to a Mandatory Conversion shall terminate on the Mandatory Conversion Date, subject to the rights of the holders thereof to receive the items provided for in the following sentence.  As soon as practicable after the Mandatory Conversion Date, but in no event later than ten (10) days after the Mandatory Conversion Date, the Corporation shall issue and deliver to each holder that has surrendered shares of Series A Preferred Stock in connection therewith, (i) a certificate or certificates (or if the holder shall so elect, and if permitted by applicable law, including without limitation the Securities Act of 1933, uncertificated book-entry shares) representing the number of fully paid and nonassessable shares of Common Stock issuable upon such conversion, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Series A Preferred Stock have been converted in connection with such Mandatory Conversion, and (ii) any cash payable in respect of fractional shares as provided in Section 3(4).  The converted shares of Series A Preferred Stock shall be retired and cancelled and may not be reissued.  In the case of Mandatory Conversion of fewer than all of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected, and allocated among the holders of outstanding shares of Series A Preferred Stock on a pro rata basis in accordance with the number of shares of Series A Preferred Stock then held by each such holder.  In the event that fewer than all of the shares of Series A Preferred Stock represented by a certificate are converted in connection with a Mandatory Conversion, then a new certificate representing the unconverted shares of Series A Preferred Stock shall be issued to the holder of such certificate.

(2)           Redemption at the Option of the Corporation.

(a)           Redemption.  On or after the fifth anniversary of the Issue Date, the Corporation shall have the right, at its option, at any time to redeem (a “Redemption”) all (but not less than all) of the outstanding shares of Series A Preferred Stock in return for a payment in cash (the “Call Payment”) equal, on a per share basis, to the greater of (i) the Conversion Price, and (ii) the Liquidation Preference, in each case, as of the applicable Redemption Date (as defined below) in accordance with the provisions of this Section 3(2), subject to satisfaction of the following conditions:

(i)           on the trading date preceding the date of the Redemption Notice (as defined below) the closing price of the Common Stock on the New York Stock Exchange (or, if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) shall be less than the Conversion Price; and

(ii)           the Corporation shall have declared and paid in full in cash, or shall have declared and set apart for payment in cash, all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) on the Series A Preferred Stock for all Dividend Periods through and including the Redemption Date (as defined below).

(b)           Mechanics of Redemption.  In order to effect a Redemption, the Corporation shall provide written notice (a “Redemption Notice”) of such Redemption to each holder of outstanding shares of Series A Preferred Stock by first class mail, postage prepaid, to such holder at such holder’s address as it shall appear in the records of the Corporation or such other address as such holder shall specify to the Corporation in writing from time to time.  Subject to the satisfaction of the conditions set forth in Section 3(2)(a)(i) and Section 3(2)(a)(ii), the Redemption shall become effective on the ninetieth (90th) day after delivery of the Redemption Notice, or if such date is not a Business Day, then on the next Business Day (such date, the “Redemption Date”).  The Redemption Notice shall specify (i) the applicable Redemption Date (determined in accordance with the preceding sentence), and (ii) the Call Payment to which each holder of outstanding shares of Series A Preferred Stock shall be entitled in connection with such Redemption.  On or before the applicable Redemption Date, each holder of outstanding shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation at its principal office or to the Conversion Agent, in each case, as may be specified in the Redemption Notice, and upon receipt thereof by the Corporation or the Conversion Agent, as the case may be, the Call Payment for such redeemed shares shall be immediately due and payable in cash to the order of the record holder of the shares of Series A Preferred Stock being redeemed.  From and after the Redemption Date, all dividends on shares of Series A Preferred Stock that are redeemed on such Redemption Date shall cease to accumulate and all rights of the holders thereof as holders of Series A Preferred Stock shall cease and terminate, so long as the Call Payment is received on the Redemption Date and the conditions to the effectiveness of such redemption set forth in Section 3(2)(a) are satisfied.

(3)           Right of Holders to Optionally Convert.

(a)           Each share of Series A Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof (an “Optional Conversion”), at any time after the Issue Date, and from time to time, and without payment of any additional consideration by the holder of such share, into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect as of the applicable Optional Conversion Date (as defined below) in accordance with the procedures set forth in this Section 3(3).

(b)           In order to effect an Optional Conversion, the holder of shares of Series A Preferred Stock to be converted shall (i) deliver a properly completed and duly executed written notice of election to convert (an “Optional Conversion Notice”) to the Corporation at its principal office or to the Conversion Agent, and (ii) surrender the certificate or certificates for the shares of Series A Preferred Stock that are to be converted, accompanied, if so required by the Corporation or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Conversion Agent, duly executed by the holder or its attorney duly authorized in writing.  The Optional Conversion Notice shall specify: (i) the number (in whole shares) of shares of Series A Preferred Stock to be converted, and (ii) the name or names in which the converting holder wishes the certificate or certificates for shares of Common Stock in connection with such conversion to be issued.

(c)           The Optional Conversion shall become effective at the close of business on the date (such date, the “Optional Conversion Date”) of receipt by the Corporation or the Conversion Agent of the Optional Conversion Notice and the other items referred to in Section 3(3)(b). Promptly following the Optional Conversion Date (and in no event more than ten (10) days after the Optional Conversion Date), the Corporation shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to or upon the written order of the holders of the surrendered shares of Series A Preferred Stock, (i) a certificate or certificates (or if the converting holder shall so elect, and if permitted by applicable law, including without limitation the Securities Act of 1933, uncertificated book-entry shares) representing the number of fully paid and nonassessable shares of Common Stock issuable upon such conversion, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Series A Preferred Stock have been converted in connection with such Optional Conversion, (ii) a cash payment equal to the amount of all accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) for all Dividend Periods through and including the most recent Dividend Payment Date (the “Cash Payment”), provided, that, if on such Optional Conversion Date, the Corporation has not declared all or any portion of the accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) for all Dividend Periods through and including the most recent Dividend Payment Date, the converting holder shall receive (instead of and in full satisfaction of the Corporation’s obligation to make the Cash Payment) such number of shares of Common Stock equal to the amount of accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount), divided by the ”current market price” per share of Common Stock, and (iii) any cash payable in respect of fractional shares as provided in Section 3(4).  Except as described above, upon any Optional Conversion, the Corporation shall make no payment or allowance for unpaid dividends on the shares of Series A Preferred Stock that are converted in connection with such Optional Conversion.  In the case of an Optional Conversion Date that occurs after a Dividend Record Date and before a Dividend Payment Date, the Cash Payment shall be reduced in an amount equal to any dividends declared with respect to such Dividend Record Date on any shares of Series A Preferred Stock that are converted on such Optional Conversion Date, provided that such dividends are actually received by the record holder of such shares on such Dividend Payment Date; or, to the extent that such reduction in the Cash Payment is less than the amount of such dividends to be received with respect to such Dividend Record Date, the excess amount thereof will be repaid to the Corporation.

(d)           Upon the surrender of a certificate representing shares of Series A Preferred Stock that is converted in part, the Corporation shall issue or cause to be issued to the surrendering holder a new certificate representing shares of Series A Preferred Stock equal in number to the unconverted portion of the shares of Series A Preferred Stock represented by the certificate so surrendered.

(e)           On the Optional Conversion Date, upon the delivery to the converting holder of the shares Common Stock issuable in connection with such conversion and the payments referred to in Section 3(3)(c)(ii) and (iii), the rights of the holders of the shares of converted Series A Preferred Stock and the person entitled to receive the shares of Common Stock upon the conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the Beneficial Owner of such shares of Common Stock.

(4)           Fractional Shares.

(a)           No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series A Preferred Stock in connection with a Mandatory Conversion or Optional Conversion. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock in connection with a Mandatory Conversion or Optional Conversion, the Corporation shall pay to the holder of such share of Series A Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined below) of a share of Common Stock on the Business Day next preceding the day of conversion.  If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Series A Preferred Stock so surrendered.

(b)           For the purposes of this Section 3, the “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices on the New York Stock Exchange (or if the shares of Common Stock are not listed or admitted for trading on the New York Stock Exchange as reported on the principal consolidated transaction reporting system on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading) for the ten consecutive trading days immediately prior to the date in question or in the event that no trading price is available for the shares of Common Stock, the fair market value thereof, as determined in good faith by the Board.

(5)           Reservation of Shares.  The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series A Preferred Stock pursuant to Section 3(1) and Section 3(3), such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

Section 4.	Voting Rights.

(1)           Each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of the Common Stock, voting together as a single class with the shares of Common Stock entitled to vote, at all meetings of the stockholders of the Corporation and in connection with any actions of the stockholders of the Corporation taken by written consent.  With respect to any such vote, the holder of each share of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of Common Stock of the Corporation into which such holder’s shares of Series A Preferred Stock are convertible as of the record date for such vote.

(2)           The affirmative vote or consent of more than fifty percent (50%) of the shares of Series A Preferred Stock, voting separately as a class, shall be necessary for authorizing, approving, effecting or validating:

(a)           the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or Bylaws or any document amendatory or supplemental thereto (including this Certificate of Designations), whether by merger, consolidation or otherwise, that would adversely affect or cause to be terminated the powers, designations, preferences and other rights of the Series; or

(b)           any other action for which a vote of the Series A Preferred Stock, voting separately as a class, is required by law.

Other than as specifically set forth in this Section 4 or to the extent of applicable law, the Series A Preferred Stock shall not be entitled to a separate vote on any matter.

Section 5.	Liquidation Rights.

(1)           Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each holder of shares of the Preferred Stock shall be entitled to payment out of the assets of the Corporation legally available for distribution of an amount per share of Series A Preferred Stock (the “Liquidation Amount”) held by such holder equal to the greater of (i) the Liquidation Preference per share of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends (including, if applicable as provided in Section 2(1) above, dividends on such amount) in respect of such shares, whether or not declared paid in cash, calculated to the date fixed for liquidation, dissolution or winding-up (the “Liquidation Date”), and (ii) the amount that the holders of Series A Preferred Stock would have received in connection with such liquidation, dissolution or winding up had each share of Series A Preferred Stock been converted into shares of Common Stock pursuant to Section 3(3) immediately prior to such liquidation, dissolution or winding up of the Corporation, before any distribution is made on any Junior Stock of the Corporation. After payment in full of the Liquidation Amount to which holders of Series A Preferred Stock are entitled, such holders shall not be entitled to any further participation in any distribution of assets of the Corporation in respect of their shares of Series A Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock will share in any distribution of assets of the Corporation on a pro rata basis in proportion to the number of shares of Series A Preferred Stock held by each such holder.

(2)           Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation for purposes of this Section 5.

Section 6.	Pre-emptive Rights

(1)           Except for (i) (A) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or practice of or assumed by the Corporation or any of its subsidiaries or (B) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date, (ii) a subdivision (including by way of a stock dividend) of the outstanding shares of Common Stock into a larger number of shares of Common Stock, and (iii) the issuance of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, or other similar non-financing transaction, if, from the Issue Date until the date that is twenty-four (24) months after the Issue Date, the Corporation wishes to issue any shares of capital stock or any other securities convertible into or exchangeable for capital stock of the Corporation (collectively, “New Securities”) at a price per share less than the Liquidation Preference (a “Dilutive Issuance”) to any person (the “Proposed Purchaser”), then the Corporation shall send written notice (the “New Issuance Notice”) to the holders of the Series A Preferred Stock, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per share of the New Securities (the “Proposed Price”).

(2)           For a period of fifteen (15) Business Days after the giving of the New Issuance Notice, each holder of the Series A Preferred Stock shall have the right to purchase (a) if the Dilutive Issuance occurs during the period from the Issue Date until the date that is two hundred seventy (270) days after the Issue Date, up to its Proportionate Share (as defined below) of the New Securities, or (b) if the Dilutive Issuance occurs after such two-hundred-seventy-(270)-day period, up to its Double Proportionate Share (as defined below) of the New Securities, in each case at a purchase price per share equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. As used herein, the term “Proportionate Share” means, as to each holder of Series A Preferred Stock as of a given date, the fraction, expressed as a percentage, determined by dividing (i) a number of shares of Common Stock Beneficially Owned by such holder and (without duplication) its Permitted Transferees (other than any other holder of shares of Series A Preferred Stock) plus the number of shares of Common Stock into which the shares of Series A Preferred Stock then  Beneficially Owned by such holder are convertible as of such date, by (ii) the number of shares of Common Stock of the Corporation issued and outstanding as of such date, calculated on a fully-diluted basis, assuming conversion of all outstanding convertible securities (including the Series A Preferred Stock) and the exercise in full of all existing warrants at the then-existing conversion or exercise price, but excluding any Unexercised Options and RSUs.  As used herein, the term “Double Proportionate Share” means, as to each holder of Series A Preferred Stock as of a given date, such holder’s Proportionate Share as of such date multiplied by two (2).

(3)           The right of each holder of Series A Preferred Stock to purchase the New Securities shall be exercisable by delivering written notice of its exercise, prior to the expiration of the fifteen (15) Business Day period referred to in Section 6(2) above, to the Corporation, which notice shall state the amount of New Securities that the holder elects to purchase. The failure of such holder to respond within the fifteen (15) Business Day period or to pay for such New Securities when such payment is due shall be deemed to be a waiver of such holder’s rights under this Section 6 only with respect to the Dilutive Issuance described in the applicable New Issuance Notice.

(4)           Except for the foregoing and to the extent arising under applicable law, there are no pre-emptive rights associated with the Series A Preferred Stock.

Section 7.	Ranking and Issuance of Parity Stock or Senior Stock Prior to Conversion

The Series A Preferred Stock shall rank senior to any series of Junior Stock with respect to the payment of dividends and distributions and rights upon liquidation, dissolution or winding up of the Corporation. Prior to the conversion or redemption or retirement and cancellation of all shares of the Series A Preferred Stock in accordance with this Certificate of Designations, the Corporation shall not issue an Parity Stock or Senior Stock, or authorize any additional shares of Series A Preferred Stock.

Section 8.	Retirement.

If any share of the Series A Preferred Stock is purchased or otherwise acquired by the Corporation in any manner whatsoever, then such share shall be retired and promptly cancelled. Upon the retirement or cancellation of a share of Series A Preferred Stock, such share shall not for any reason be reissued as shares of the Series.

Section 9.	Definitions.

Capitalized terms not otherwise defined in this Certificate of Designations shall have the following meanings:

“Beneficial Ownership” and “Beneficially Own” and similar terms shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934.

“Board” shall have the meaning set forth in the Preamble.

“Business Day” means a day other than Saturday, Sunday or a day on which banking institutions in any of London, UK, St. Helier, Jersey and New York, New York, USA are authorized or obligated to close.

“Bylaws” shall have the meaning set forth in the Preamble.

“Call Date” shall have the meaning set forth in Section 3(2).

“Call Payment” shall have the meaning set forth in Section 3(2).

“Certificate of Incorporation” shall have the meaning set forth in the Preamble.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share.

“Conversion Agent” shall have the meaning set forth in Section 3(1)(b).

“Conversion Price” means, for each share of Series A Preferred Stock, the U.S. dollar amount equal to the Liquidation Preference divided by the then-applicable Conversion Rate.

“Conversion Rate” means the Liquidation Preference divided by 114% of the Liquidation Preference, subject to the following adjustments:

(i)           If the Corporation shall (1) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to holders of its Common Stock in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (4) issue by reclassification of its shares of Common Stock other securities of the Corporation, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that a holder of any shares of Series A Preferred Stock thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other securities that such holder of Series A Preferred Stock would have owned or been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment so made shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

(ii)           If the Corporation shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Corporation’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock shall, upon consummation of the Transaction, be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction.

“Corporation” shall have the meaning set forth in the Preamble.

“Dilutive Issuance” shall have the meaning set forth in Section 6.

“Dividend Payment Date” shall have the meaning set forth in Section 2(1).

“Dividend Period” shall have the meaning set forth in Section 2(1).

“Dividend Rate” shall have the meaning set forth in Section 2(1).

“Dividend Records Date” shall have the meaning set forth in Section 2(1).

“Double Proportionate Percentage” shall have the meaning set forth in Section 6.

“Issue Date” means the date on which any shares of Series A Preferred Stock are first issued by the Corporation.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation, other than Series A Preferred Stock and Senior Stock not expressly ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Liquidation Date” shall have the meaning set forth in Section 5.

“Liquidation Amount” shall have the meaning set forth in Section 5.

“Liquidation Preference” shall have the meaning set forth Section 1, subject to the adjustments set forth in the definition of “Conversion Rate”.

“Mandatory Conversion” shall have the meaning set forth in Section 3(1).

“Mandatory Conversion Date” means the effective date of a mandatory conversion of the shares of Series A Preferred Stock pursuant to Section 3(1).

“Mandatory Conversion Notice” shall have the meaning set forth in Section 3(1).

“New Issuance Notice” shall have the meaning set forth in Section 6.

“New Securities” shall have the meaning set forth in Section 6.

“Optional Conversion” shall have the meaning set forth in Section 3(3).

“Optional Conversion Date” means the effective date of an optional conversion of the shares of Series A Preferred Stock pursuant to Section 3(3).

“Optional Conversion Notice” shall have the meaning set forth in Section 3(3).

“Parity Stock” means any class or series of stock of the Corporation that would expressly rank equal to the Series A Preferred Stock with respect to the payment of dividends and distributions.

“Permitted Transferee” shall have the meaning set forth in the Certificate of Incorporation.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Preferred Stock” means the Corporation’s preferred stock, par value $0.001 per share.

“Proportionate Percentage” shall have the meaning set forth in Section 6.

“Proposed Purchase” shall have the meaning set forth in Section 6.

“Redemption” shall have the meaning set forth in Section 3(2).

“Redemption Date” means the effective date of a redemption of the shares of Series A Preferred Stock pursuant to Section 3(2).

“Redemption Notice” shall have the meaning set forth in Section 3(2).

“Senior Stock” means any class or series of stock of the Corporation that would expressly rank senior to the Series A Preferred Stock with respect to the payment of dividends and distributions and/or rights upon liquidation or winding up of the Corporation.

“Series” shall have the meaning set forth in Section 1.

“Series A Preferred Stock” shall have the meaning set forth in Section 1.

“Unexercised Options and RSUs” means (i) any convertible securities outstanding as of the Issue Date, or (ii) any options, restricted stock units or similar awards issued to officers, employees, consultants or directors of the Corporation or its subsidiaries, in each case, in the form of Common Stock or entitling the holder thereof to receive shares of Common Stock upon the exercise or conversion thereof.

“Unpaid Dividends” shall have the meaning set forth in Section 2(1).

Section 10.	Descriptive Headings and Governing Law.

The descriptive headings of the several Sections and paragraphs of this Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations. The General Corporation Law of the State of Delaware shall govern all issues concerning this Certificate of Designations.

IN WITNESS WHEREOF, Colfax Corporation has caused this Certificate to be duly executed in its corporate name this ____ day of ___________, 20_______.

COLFAX CORPORATION

By:
Name:
Title:

Exhibit C

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT SECURITIES LAWS OF SUCH JURISDICTION

12 September 2011

RECOMMENDED CASH AND SHARE OFFER

for

CHARTER INTERNATIONAL PLC

by

COLFAX UK HOLDINGS LTD

a wholly-owned subsidiary of

COLFAX CORPORATION

The Board of Charter and the Board of Colfax are pleased to announce that they have reached agreement on the terms of a recommended cash and share offer to be made by Bidco, a wholly-owned subsidiary of Colfax, for the entire issued and to be issued share capital of Charter.

Highlights

•	Under the terms of the Acquisition, Charter Shareholders will be entitled to receive:

for each Charter Share:
730 pence in cash; and
0.1241 New Colfax Shares

•
The Acquisition values Charter’s fully diluted share capital at approximately £1,528 million, being 910 pence per Charter Share on a fully diluted basis (based on the Closing Price of US$23.04 per Colfax Share on 9 September 2011, being the last Business Day before this announcement).

•	The Offer Consideration, with Charter Shareholders having already received the interim dividend of 8 pence per Charter Share, represents a premium of:

➢
approximately 48.0 per cent. to the Closing Price of 615 pence per Charter Share on 28 June 2011 (being the last Business Day before Charter announced it had received a preliminary approach from Melrose regarding a possible offer);

➢	approximately 16.7 per cent. to Melrose's initial offer of 780 pence per Charter Share made by Melrose on 28 June 2011; and

➢	a premium of approximately 13.2 per cent. to the Closing Price of 804 pence per Charter Share on 9 September 2011 (being the last Business Day before this announcement).

•	A Mix and Match Facility will be provided, which will allow Charter Shareholders to elect to vary the proportions in which they receive New Colfax Shares and cash.

•	A Loan Note Alternative will also be available to Charter Shareholders.

•	The Acquisition will be funded from a combination of proceeds of an equity issue by Colfax, new debt facilities and Colfax’s existing cash resources.

•
It is intended that the Acquisition will be implemented by way of a court-sanctioned scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991, or if Bidco elects, a takeover offer (as that term is defined under Article 116(1) of the Companies (Jersey) Law 1991) to Charter Shareholders.  The purpose of the Scheme is to enable Bidco to acquire the whole of the issued and to be issued share capital of Charter.  The Scheme, which will be subject to the Conditions set out in this announcement, will require the sanction of the Court.

•
On 29 July 2011, concurrently with the release of its interim results for the second quarter of 2011, Colfax provided earnings guidance to the market which the Panel has determined amounted to profit forecasts for the purpose of Rule 28 of the City Code. Colfax will therefore prepare a report on such forecasts pursuant to Rule 28.3 of the City Code as soon as practicable. When the report has been completed, a public announcement will be released and the report will be made available on Colfax's website at www.colfaxcorp.com.

•
The Board of Charter, which has been so advised by Goldman Sachs International, J.P. Morgan Cazenove and RBS, considers the terms of the Acquisition to be fair and reasonable.  In providing financial advice to the Board of Charter, Goldman Sachs International, J.P. Morgan Cazenove and RBS have taken into account the Board's commercial assessments.  Goldman Sachs International is providing the independent financial advice for the purposes of Rule 3 of the City Code and J.P. Morgan Cazenove and RBS are also acting as financial advisers to the Board of Charter.  Accordingly, the Board of Charter intends unanimously to recommend that Charter Shareholders vote in favour of the resolutions relating to the Acquisition at the Meetings (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such Offer).

•
Colfax has received irrevocable undertakings from those members of the Board of Charter who hold beneficial interests in the Charter Shares to vote in favour of the Scheme (or, in the event that the Acquisition is implemented by way of a takeover offer, to accept the Offer) in respect of their entire beneficial holdings which total 176,977 Charter Shares in aggregate representing approximately 0.1 per cent. of Charter’s issued share capital as at the date of this announcement.  Further details of these irrevocable undertakings are set out in Appendix 3 to this announcement.

•
Further details of the Acquisition and the Scheme will be contained in the Scheme Document that will be posted to Charter Shareholders and, for information purposes only, to participants in the Charter Executive Share Schemes and the Phantom Restricted Scheme Plans as soon as practicable.

•	Commenting on the Acquisition, Mitchell P. Rales, the Chairman of Colfax and Clay H. Kiefaber, Colfax President and Chief Executive Officer of Colfax said:

“This is a transformational acquisition for Colfax that accelerates our growth strategy, enhances our business profile and continues our journey to becoming a premier global enterprise.  We are very pleased that Charter's Board has recommended our offer, which we believe will bring significant benefits for both companies’ shareholders.  Charter shareholders will receive an immediate premium and share in the upside of the combined company through the stock component of our offer, while Colfax shareholders will benefit from the significant earnings accretion and value creation opportunities that this combination will create."

"Charter International, with its global brands, is an excellent strategic fit that will significantly enhance our position in emerging markets, create an even balance of short- and long-cycle businesses and grow our aftermarket revenues,” said Clay H. Kiefaber, Colfax President and Chief Executive Officer. “Howden will be a great complement to our existing specialty fluid handling business and ESAB will be the nucleus of a new growth platform.  In addition, we believe the application of the Colfax Business System will drive meaningful operational improvements."

•	Commenting on the decision by the Board of Charter to recommend the Acquisition, Lars Emilson, the Chairman of Charter said:

"The Board believes this is an attractive offer for Charter shareholders, reflecting the strengths of both ESAB and Howden's market leading positions, and their growth prospects. The proposed acquisition represents a premium of approximately 48.0 per cent. to Charter's share price before we entered into an offer period and before the recent decline in global financial markets. Colfax is a global engineering company which is complementary to Charter, with a strong reputation for its quality brands, leading positions, and a long term vision for growth and returns. Colfax has committed to providing continued stability for our employees and continued development of the ESAB and Howden offering for our customers. The Board of Charter intends to recommend the proposed acquisition to shareholders."

This summary should be read in conjunction with the following full announcement and the Appendices.

The Acquisition will be subject to the Conditions and other terms set out in Appendix 1 to the announcement and to the full terms and conditions which will be set out in the Scheme Document.  Appendix 2 contains bases and sources of certain information contained in this announcement.  Details of irrevocable undertakings received by Colfax are set out in Appendix 3 to the announcement.  Certain terms used in this summary and the full announcement are defined in Appendix 4 to the announcement.
A copy of this announcement will be available, subject to certain restrictions in relation to persons resident in Restricted Jurisdictions, at Charter’s website at www.charter.ie and at Colfax’s website at www.colfaxcorp.com.  Neither the contents of Charter’s website, the contents of Colfax's website, nor the content of any other website accessible from hyperlinks on either Charter's or Colfax's website, is incorporated into or forms part of this announcement.

Enquiries:

Colfax and Bidco Scott Brannan, Colfax (SVP and Chief Financial Officer)	+1 (301) 323 9000
Citigate Dewe Rogerson (Public relations adviser to Colfax and Bidco) Patrick Donovan Ginny Pulbrook	+44 (0)20 7282 2915 +44 (0)20 7282 2945
Deutsche Bank (Financial adviser and corporate broker to Colfax and Bidco) Richard Sheppard James Cass Charles Wilkinson (corporate broking)	+44 (0)20 7545 8000
Charter Gareth Rhys Williams, Chief Executive Aidan Wallis, Corporate Development Director	+44 (0)20 3206 0843
Brunswick Group LLP (Public relations adviser to Charter) Jonathan Glass Nina Coad	+44 (0)20 7404 5959
Goldman Sachs International (Financial adviser to Charter) Dominic Lee Philip Shelley Adrian Beidas	+44 (0)20 7774 1000
J.P. Morgan Cazenove (Financial adviser and corporate broker to Charter) Edmund Byers Robert Constant Dwayne Lysaght	+44 (0)20 7588 2828
RBS Corporate Finance Limited (Financial adviser and corporate broker to Charter) John MacGowan Simon Hardy David Smith	+44 (0)20 7678 8000

This announcement is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise.  The Acquisition will be made solely pursuant to the terms of the Scheme Document (or, if applicable, the Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition or to elect to sell shares in connection with the acquisition, as the case may be.  Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Scheme Document.

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom, Jersey and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom, Jersey and the United States should inform themselves about, and observe any applicable requirements.  In particular, the ability of persons who are not resident in the United Kingdom, Jersey or the United States to vote their Charter Shares with respect to the Scheme at the Meetings, or to execute and deliver forms of proxy appointing another to vote at the Meetings on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located.  This announcement has been prepared for the purpose of complying with Jersey law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom or Jersey.

Copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from any Restricted Jurisdiction.  If the Acquisition is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

Notice to US investors in Charter:  The Acquisition relates to the shares of a Jersey company that is a “foreign private issuer” (as defined under Rule 3b-4 under the US Exchange Act) and is being made by means of a scheme of arrangement provided for under Jersey company law.  A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act.  Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in Jersey to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules.  Financial information included in this announcement and the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.  If, in the future, Bidco exercises the right to implement the Acquisition by way of a takeover offer, such offer will be made in compliance with applicable US laws and regulations.

The securities of Colfax referred to in this announcement have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The issuance of New Colfax Shares pursuant to the Scheme will not be registered under the Securities Act, and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act.  In the event that Colfax determines to conduct the Acquisition pursuant to a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the Securities and Exchange Commission ("SEC") that will contain a prospectus.  In this event, Charter Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov.

Neither the US Securities and Exchange Commission, nor any US state securities commission, has approved or disapproved of the Loan Notes or the New Colfax Shares to be issued in connection with the Acquisition, or determined if this announcement is accurate or complete.  Any representation to the contrary is a criminal offence in the US.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin - Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority.  Details about the extent of Deutsche Bank AG's authorisation and regulation by the Financial Services Authority are available on request.  Deutsche Bank AG is acting as financial adviser to Colfax and Bidco and no one else in connection with the contents of this announcement and will not be responsible to any person other than Colfax and Bidco for providing the protections afforded to clients of Deutsche Bank AG, nor for providing advice in relation to any matters referred to in this announcement.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Charter and for no-one else in connection with the matters set out in this announcement and will not be responsible to any person other than Charter for providing the protections afforded to clients of Goldman Sachs International, nor for providing advice in relation to the matters set out in this announcement.

J.P. Morgan Limited, which conducts its UK investment banking business as J.P. Morgan Cazenove and is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively as financial adviser  and corporate broker to Charter and for no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Charter for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

RBS Corporate Finance Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser and corporate broker to Charter and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Charter for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

Cautionary Note Regarding Forward-Looking Statements

This document contains certain statements about Colfax and Charter that are or may be “forward-looking statements” — that is, statements related to future, not past, events, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of Colfax and Charter (as the case may be) and are subject to uncertainty and changes in circumstances, and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

The forward-looking statements contained in this press release may include statements about the expected effects on Charter and Colfax of the Acquisition, the expected timing and scope of the Acquisition, strategic options and all other statements in this document other than historical facts. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “may”, “anticipates”, “estimates”, “projects”, “seeks”, “sees”, “should,” “would,” “expect,” “positioned,” “strategy,” or words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; (ii) business and management strategies and the expansion and growth of Colfax's or Charter’s operations and potential synergies resulting from the Acquisition; (iii) the effects of government regulation on Colfax’s or Charter’s business, and (iv) Colfax’s plans, objectives, expectations and intentions generally.

There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements, including the satisfaction of the conditions to the Acquisition and other risks related to the Acquisition and actions related thereto. Additional particular uncertainties that could cause Colfax’s actual results to be materially different than those expressed in its forward-looking statements include: risks associated with Colfax’s international operations; significant movements in foreign currency exchange rates; changes in the general economy, as well as the cyclical nature of Colfax’s markets; Colfax’s ability to accurately estimate the cost of or realize savings from Colfax’s restructuring programs; availability and cost of raw materials, parts and components used in Colfax products; the competitive environment in Colfax’s industry; Colfax’s ability to identify, finance, acquire and successfully integrate attractive acquisition targets, including Charter should the Acquisition be successful; Colfax’s ability to complete the Acquisition as planned and achieve expected synergies in connection with the Acquisition, and risks relating to any unforeseen liabilities of Charter; Colfax’s ability to achieve or maintain credit ratings (in light of the Acquisition and financing of the Acquisition or otherwise) and the impact on its funding costs and competitive position if Colfax does not do so; and others risks and factors as disclosed in Colfax’s Annual Report on Form 10-K under the caption "Risk Factors".  Other unknown or unpredictable factors could also cause actual results to differ materially from those in any forward-looking statement.

Due to such uncertainties and risks, readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. None of Colfax or Charter undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Dealing and Opening Position Disclosure Requirements

Under Rule 8.3(a) of the City Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure. Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT SECURITIES LAWS OF SUCH JURISDICTION

12 September 2011

RECOMMENDED CASH AND SHARE OFFER

for

CHARTER INTERNATIONAL PLC

by

COLFAX UK HOLDINGS LTD
a wholly-owned subsidiary of

COLFAX CORPORATION
Introduction

The Board of Charter and the Board of Colfax are pleased to announce that they have reached agreement on the terms of a recommended cash and share offer by Bidco, a wholly-owned subsidiary of Colfax, for the entire issued and to be issued share capital of Charter.
The Acquisition

Under the terms of the Scheme, which will be subject to the Conditions and other terms set out in this announcement and to further terms to be set out in the Scheme Document, Charter Shareholders will receive:

for each Charter Share:                   730 pence in cash; and
0.1241 New Colfax Shares

The Acquisition values Charter’s fully diluted share capital at approximately £1,528 million, being 910 pence per Charter Share on a fully diluted basis (based on the Closing Price of US$23.04 per Colfax Share on 9 September 2011, being the last Business Day before this announcement).

The parties agree that an appropriate adjustment will be made to the Exchange Ratio in the event of (a) the payment of any dividend  or other distribution by Colfax to its shareholders; (b) the reclassification, subdivision, consolidation or reorganisation of Colfax's share capital; (c) any issuance of equity securities pursuant to a pre-emptive invitation to the existing shareholders as a class subject only to regulatory exclusions; or (d) any transaction similar to the foregoing to the extent it would have a material disproportionate impact on those Charter Shareholders who receive New Colfax Shares pursuant to the Acquisition as compared to the existing Colfax shareholders (taken as a class).

Colfax has agreed to investigate providing a low cost dealing facility to assist those Charter Shareholders who wish to do so to dispose of the New Colfax Shares they receive under the terms of the Acquisition.  The availability of such a facility will be subject to consideration of the results of the Mix and Match Facility, regulatory considerations, the requirements of the City Code and other practicalities.

The Offer Consideration, with Charter Shareholders having already received the interim dividend of 8 pence per Charter Share, represents a premium of:

➢
approximately 48.0 per cent. to the Closing Price of 615 pence per Charter Share on 28 June 2011 (being the last Business Day before Charter announced it had received a preliminary approach from Melrose regarding a possible offer);

➢	approximately 16.7 per cent. to Melrose's initial offer of 780 pence per Charter Share made by Melrose on 28 June 2011; and

➢	a premium of approximately 13.2 per cent. to the Closing Price of 804 pence per Charter Share on 9 September 2011 (being the last Business Day before this announcement).

It is intended that the Acquisition will be implemented by way of a court-sanctioned scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991 or, if Bidco elects, a takeover offer (as that term is defined under Article 116(1) of the Companies (Jersey) Law 1991). The purpose of the Scheme is to enable Bidco to acquire the whole of the issued and to be issued share capital of Charter.  The Scheme, which will be subject to the Conditions set out in this announcement, will require the sanction of the Court.

In the event that the Acquisition is to be implemented by way of an Offer, the Charter Shares will be acquired pursuant to the Offer fully paid and free from all liens, charges, equitable interests, encumbrances and rights of pre-emption and any other interests of any nature whatsoever and together with all rights attaching thereto.  Any New Charter Shares issued to Bidco pursuant to the Scheme will be issued on the same basis.

On 29 July 2011, concurrently with the release of its interim results for the second quarter of 2011, Colfax provided earnings guidance to the market which the Panel has determined amounted to profit forecasts for the purpose of Rule 28 of the City Code. Colfax will therefore prepare a report on such forecasts pursuant to Rule 28.3 of the City Code as soon as practicable. When the report has been completed, a public announcement will be released and the report will be made available on Colfax's website at www.colfaxcorp.com.

Recommendation

The Board of Charter, which has been so advised by Goldman Sachs International, J.P. Morgan Cazenove and RBS, considers the terms of the Acquisition to be fair and reasonable.  In providing financial advice to the Board of Charter, Goldman Sachs International, J.P. Morgan Cazenove and RBS have taken into account the Board's commercial assessments.  Goldman Sachs International is providing the independent financial advice for the purposes of Rule 3 of the City Code and J.P. Morgan Cazenove and RBS are also acting as financial advisers to the Board of Charter.

Accordingly, the Board of Charter intends unanimously to recommend that Charter Shareholders vote in favour of the resolutions relating to the Acquisition at the Meetings (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such Offer) as those members of the Board of Charter who hold beneficial interests in Charter Shares have irrevocably undertaken to do in respect of their entire beneficial holdings which totals 176,977 Charter Shares in aggregate representing approximately 0.1 per cent. of Charter’s issued share capital.
Further details of these irrevocable undertakings are set out in Appendix 3.

Information relating to Colfax and Bidco

Colfax

Colfax, headquartered in Fulton, Maryland, U.S.A., was founded in 1995 by Mitchell P. Rales and Steven M. Rales.  Colfax is a global supplier of a broad range of fluid handling products, including pumps, fluid handling and lubrication systems and controls, and specialty valves.  It is a leading manufacturer of rotary positive displacement pumps, which include screw pumps, gear pumps and progressive cavity pumps, as well as certain centrifugal pumps.  Colfax designs and engineers products to high quality and reliability standards for use in critical fluid handling applications where performance is paramount.  Colfax also offers customized fluid handling solutions to meet individual customer needs based on in-depth technical knowledge of the applications in which the products are used.

Over the last few years, Colfax has successfully grown its systems business, providing its customers with complete fluid handling systems and solutions.  In the 2010 financial year, approximately 15 per cent. of total revenues (approximately US$79 million) were derived from systems (up from approximately 4 per cent. in the 2006 financial year).  Pumps, including aftermarket parts and services, contributed 82 per cent. of total revenues (approximately US$445 million) in the 2010 financial year (more than 90 per cent. in  the 2006 financial year).  Valves and other products accounted for approximately 3 per cent. of total revenues (approximately US$18 million in the 2010 financial year).

Colfax products are marketed principally under the Allweiler, Baric, Fairmount, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith industrial brand names.

Bidco

Bidco is a newly incorporated English company which is a wholly-owned subsidiary of Colfax established to effect the Acquisition.  Bidco has not traded prior to the date of this announcement (except for entering into transactions relating to the Acquisition).

Further details of Bidco will be contained in the Scheme Document.

Information relating to Charter

Charter International plc is the holding company of a global group of engineering companies.  Charter’s businesses are focussed on welding, cutting and automation (“ESAB”) and on air and gas handling (“Howden”).

Summarised financial information

In its most recent financial year, ended 31 December 2010, Charter achieved revenue of £1,719.6 million (2009: £1,659.2 million), adjusted profit before tax of £148.2 million (2009: £126.0 million) and adjusted earnings per share of 66.1 pence (2009: 55.0 pence). Total dividends were paid of 23.0 pence per share (2009: 21.5 pence).

For the six months ended 30 June 2011, Charter achieved revenue of £946.5 million (2010: £840.4 million), adjusted profit before tax of £75.6 million (2010: £73.3 million) and adjusted earnings per share of 33.6 pence (2009: 32.8 pence). An interim dividend of 8.0 pence per share (2010: 7.5 pence) was declared and was paid to Charter Shareholders on 2 September 2011.

Additional information on ESAB

ESAB is a leading international welding and cutting company. With a heritage dating back to the evolution of the welding process, ESAB formulates, develops, manufactures and supplies consumable products and equipment for use in the cutting and joining of steels and other metals.

ESAB’s comprehensive range of welding consumables includes electrodes, cored and solid wires, and fluxes.  ESAB’s welding and cutting equipment ranges from standard equipment to large bespoke plants used in industrial applications.

The principal end-user segments that it supplies are energy, transport, infrastructure and general industrial.

From its origins in Sweden at the start of the twentieth century, ESAB has developed into a highly international business; at present, its sales are split broadly evenly between the developed economies of Europe and North America, and emerging markets. ESAB is a leading participant in the welding industry in Europe, North America, South America and India and is developing its operations in Africa, the Middle East, China and elsewhere in Asia.

In July 2011, ESAB announced its strategic objectives for the further development of its business.  By building on its established strengths and pursuing identified opportunities, ESAB aims to achieve 10 per cent. organic revenue CAGR, a “through cycle” operating margin of 10 per cent., and (by the end of 2013) to reduce working capital to 19 per cent. of revenue.

Additional information on Howden

Howden is a leading international applications engineer.  Headquartered in Renfrew, Scotland, Howden designs, manufactures, installs and maintains various types of air and gas handling equipment for use in the power, oil and gas, petrochemical and other industries.
Howden’s principal products are fans, heat exchangers and compressors. The fans and heat exchangers are used mainly in the generation of electricity by coal-fired power stations, both in combustion and the control of emissions, and other large scale industrial plant. Howden’s compressors are mainly used in the oil, gas and petrochemical industries.

New equipment sales generally account for around two-thirds of Howden’s revenues. Howden has successfully grown its aftermarket business which accounts for around one-third of Howden’s revenue.

The coal-fired power industry currently accounts for around one-third of Howden’s sales of new equipment as the share of revenue from other industries, especially oil and gas, has increased. Overall, the energy sector is estimated to account for some two-thirds of Howden’s revenues in new equipment.  These figures are based on the pro forma figures for new product sales in 2010 (inclusive of Thomassen Compression Systems which was not acquired until March 2011).

Howden has significant market positions in Europe, North America, China, South Africa and Australia. Howden has recently increased its presence in India, through a joint venture agreement with Larsen & Toubro, a major engineering and construction company, and in Brazil, where it has opened a much enhanced factory. Overall, around one-half of Howden’s sales are made in emerging markets and this proportion is expected to increase progressively over time.

In July 2011, Howden announced its strategic objectives of achieving revenue CAGR of over 10 per cent. and, over the medium to long-term, of achieving an adjusted operating margin of 14 per cent.

Background to and reasons for the Acquisition

Colfax believes the acquisition of Charter would complement its stated strategy which, in addition to driving organic growth, includes pursuing value-creating acquisitions within its served markets, and adding complementary growth platforms to provide scale and revenue diversity.  Colfax considers Charter to be a leading player in key markets with an attractive business mix and strong technological capabilities that fits well with Colfax's acquisition criteria.

Earlier this year Colfax identified Charter as a business that would complement its Fluid Handling platform as well as add a new welding and cutting platform.  In July 2011, following the unsolicited offer for Charter by Melrose, Colfax approached Charter to express its interest in a possible acquisition.

Colfax believes that completion of the Acquisition would accelerate Colfax’s growth strategy and enable Colfax to become a multi-platform business with a strong global footprint.  Charter’s air & gas handling business (Howden) would extend Colfax’s existing Fluid Handling platform, and Charter’s welding, cutting and automation (ESAB) business would establish a new growth platform.

Colfax believes that the Acquisition will improve Colfax’s business profile by providing a meaningful recurring revenue stream.  It would also provide considerable exposure to emerging markets, allow the combined company to benefit from strong secular growth drivers and provide a balance of short and long cycle businesses.

Following the Acquisition, Colfax believes there are significant upside opportunities from applying its established management techniques to improve both margin and return on invested capital.

The Acquisition is also expected to provide a platform for additional acquisitions in the fragmented welding and air handling markets.

The Acquisition is expected to be significantly accretive to earnings1 and to provide double digit returns on invested capital within three to five years.

Colfax takes a disciplined approach to acquisitions with clearly defined strategic and financial criteria, and is committed to maintaining a prudent capital structure.  Colfax believes the resulting capital structure will allow it to meet its goal of achieving and maintaining a credit rating of BB-/Ba3 or better and ensure that it retains sufficient flexibility to continue existing and new initiatives without undue balance sheet risk.

Colfax’s management are established industrialists who buy businesses with the objective of developing them so that they may achieve their full potential.

Background to and reasons for the recommendation

On 20 June 2011, Charter issued a trading update that warned of the expected outcome for 2011 as a whole being below expectations at the time of the interim management statement in April 2011. This announcement was followed by the resignation of the then Charter Chief Executive, Michael Foster, on 27 June 2011.

On 29 June 2011, Charter announced it had received an indicative offer from Melrose that may or may not lead to an offer for the entire issued share capital of Charter.  This initial offer from Melrose of 780 pence per Charter Share (inclusive of Charter’s interim dividend), was rejected by Charter’s Board on 30 June 2011.

On 11 July 2011, the Board of Charter received a revised increased proposal from Melrose of 840 pence per Charter Share (again inclusive of Charter’s interim dividend). The Board of Charter reviewed this proposal and rejected it on 15 July 2011, as undervaluing Charter and its prospects. At that time, the Board of Charter confirmed that it remained committed to maximising value for its shareholders and was exploring a full range of strategic alternatives.

On 1 September 2011, the Board of Charter announced that it had received a revised indicative proposal from Melrose, indicating that Melrose was prepared, subject to certain pre-conditions, to increase the value of its possible offer for Charter by 18 pence per Charter Share. Melrose’s revised proposal represented an 850 pence per Charter Share offer for the Company, on the basis set out in the announcement, and also allowed Charter Shareholders to retain the interim dividend of 8 pence per Charter Share declared on 26 July 2011 and paid to Charter Shareholders on 2 September 2011. The revised proposal comprised 553 pence in Melrose shares  and 297 pence in cash for each Charter Share. The announcement also stated that, on the basis of the increased proposal, and in light of the recent heightened economic uncertainty and financial market volatility, Charter had agreed to commence discussions with Melrose about its revised indicative proposal and to allow Melrose to complete its confirmatory due diligence.

Melrose continues to conduct due diligence on Charter. There can be no certainty that a formal offer will ultimately be forthcoming from Melrose.

1 This should not be taken as a statement regarding Colfax's expectation for earnings per share during the remainder of 2011, for 2012 or for subsequent periods.

Since the initial approach by Melrose, Charter, through its financial advisers, Goldman Sachs International, J.P. Morgan Cazenove, and RBS Corporate Finance Limited, has spoken to certain parties, including Colfax, regarding their possible interest in the Company. On 1 August 2011, Colfax provided formal written confirmation of its interest in Charter. On 23 August 2011, Charter announced that it was in discussions with a potential offeror other than Melrose regarding a possible offer for Charter. Colfax announced on 4 September 2011 that it was in preliminary discussions regarding a possible all-cash offer to acquire Charter.

The Offer Consideration, with Charter Shareholders having already received the interim dividend of 8 pence per Charter Share, represents a premium of:

➢
approximately 48.0 per cent. to the Closing Price of 615 pence per Charter Share on 28 June 2011 (being the last Business Day before Charter announced it had received a preliminary approach from Melrose regarding a possible offer);

➢	approximately 16.7 per cent. to Melrose's initial offer of 780 pence per Charter Share made by Melrose on 28 June 2011; and

➢	a premium of approximately 13.2 per cent. to the Closing Price of 804 pence per Charter Share on 9 September 2011 (being the last Business Day before this announcement).

The Directors of Charter have also noted the general downward movement in global financial markets which has taken place in recent weeks, in particular since the start of August, and which has impacted shares in many industrial and engineering companies in particular.  Since Melrose’s initial offer on 28 June 2011 to 9 September 2011 (being the last Business Day before this announcement), the FTSE 350 Industrial Engineering Index has declined by approximately 8.8 per cent. and FTSE 250 Share Index has declined by approximately 12.5 per cent.

Against this background, the Directors of Charter have therefore concluded that the price of 910 pence for each Charter Share is fair and reasonable and intend to recommend the Acquisition to Charter Shareholders. The terms of the Acquisition allow Charter Shareholders to realise a significant proportion of their investment in Charter for cash whilst also providing the opportunity to retain an on-going interest in Charter’s businesses through a shareholding in the enlarged Colfax group.

Implementation Agreement

Charter, Bidco and Colfax have entered into the Implementation Agreement in relation to the implementation of the Acquisition and related matters in accordance with an agreed indicative timetable which will be set out in the Scheme Document.  The Implementation Agreement contains certain assurances and confirmations between the parties, including provisions reflecting the rules of the Panel which are due to come into force on 19 September 2011, to implement the Scheme on a timely basis.

Inducement Fee Arrangements

Charter has agreed to pay an inducement fee of £15,275,000 to Bidco, subject to the terms and conditions set out in the Implementation Agreement,  in circumstances where a competing offer (or similar proposal) is announced before the Acquisition lapses or is withdrawn and such competing offer (or similar proposal) or another third party offer (or similar proposal) becomes wholly unconditional or effective or is otherwise consummated.

In addition, Charter has agreed to pay an inducement fee of £7,638,000 to Bidco in certain other circumstances, subject to the terms and conditions set out in the Implementation Agreement.  These circumstances include where: (a) the Board of Charter recommends a competing offer (or similar proposal); (b) the Board of Charter withdraws, qualifies or adversely modifies its recommendation of the Acquisition or such recommendation ceases to be unanimous; and (c) where Charter takes any steps to implement a competing offer (or similar proposal) or if Charter makes certain changes to the timetable for the Acquisition or postpones or adjourns the Meetings and as a result the Scheme is reasonably expected not to become effective before the Long Stop Date.

 The payments referred to above are not, however, payable by Charter where, following the announcement of a competing offer (or similar proposal) the Acquisition lapses or is withdrawn (save in circumstances where the Panel has agreed that Bidco may invoke a condition to the Acquisition or may lapse or withdraw the Acquisition other than in reliance on a regulatory condition or any condition reflecting material adverse change not occasioned by any action of Charter).  The amount payable as an inducement fee cannot exceed (in aggregate) £15,275,000.

Further details of the above arrangements are set out in the Implementation Agreement and will be summarised in the Scheme Document.

Financing of the Acquisition

The Acquisition will be funded from a combination of proceeds of the Equity Capital Raising, new debt facilities and Colfax’s existing cash resources.

Debt financing

The debt financing available to Bidco under loan facilities has been arranged by Deutsche Bank AG, New York Branch and HSBC Bank USA, N.A. and further details of the debt financing of the Acquisition will be included in the Scheme Document.

Equity Capital Raising

BDT CF Acquisition Vehicle, LLC, an entity controlled by BDT Capital Partners Fund I, L.P. has agreed to purchase, six Business Days following the Effective Date, up to 13,877,551 shares of preferred stock and up to 14,756,944 shares of common stock of Colfax for US$680 million in the aggregate.  In addition, Mitchell P. Rales, Steven M. Rales and Markel Corporation (an entity in which one of the Colfax directors is an officer) have agreed to subscribe, six business days following the Effective Date, for common stock in the capital of Colfax for US$125 million in the aggregate.  The net proceeds of these issuances of preferred stock and common stock will be used by Colfax  to fund a portion of the Offer Consideration. All these subscriptions for shares of common stock are being made at US$23.04 which is the closing price of a Colfax Share on 9 September 2011, being the last Business Day before this announcement.  The Exchange Ratio has also been determined on this basis and so the 0.1241 New Colfax Shares which Charter Shareholders will receive for each Charter Share held are valued at 180 pence accordingly.

The Equity Capital Raising requires the approval of Colfax shareholders and accordingly Colfax intends to convene a meeting of its shareholders in order to approve the Equity Capital Raising.  The resolutions to be proposed at the meeting will require the approval of Colfax shareholders holding more than 50 per cent. of the outstanding common stock.  Colfax has undertaken to Charter that it will use reasonable endeavours to finalise the documentation required in connection with the shareholder meeting in accordance with legal and regulatory requirements and, thereafter, to hold the shareholder meeting, in each case as soon as reasonably practicable and in any case by this date.  The Board of Colfax intends to recommend Colfax shareholders vote in favour of the resolutions to be proposed at the shareholder meeting.

Mitchell P. Rales and Steven M. Rales who together hold or control 18,291,220 Colfax Shares, representing approximately 42 per cent. of Colfax's issued share capital, have agreed with Charter that (save in certain limited specified circumstance) they will vote in favour of the resolutions regarding the Equity Capital Raising at the shareholder meeting.  The other directors of Colfax intend to vote in favour of the resolutions in respect of their entire beneficial holdings of 360,296 Colfax Shares in aggregate, representing approximately 0.8265 per cent. of Colfax's issued share capital.

Deutsche Bank has confirmed that they are satisfied that sufficient financial resources are available to Bidco to satisfy, in full, the cash consideration payable to the Charter Shareholders pursuant to the Acquisition.

Further information on the financing of the Acquisition will be set out in the Scheme Document.

Management, employees and intentions regarding the Charter Group

Colfax has given assurances to the Board of Charter that, upon and following completion of the Acquisition, the Charter Group employers will continue to comply with the contractual and other entitlements in relation to pension and employment rights of existing employees.

It is intended that, upon the Scheme becoming effective, each of the non-executive members of the Board of Charter will resign from his office as a director of Charter.

Terms of Mix and Match Facility

Charter Shareholders (other than certain Overseas Shareholders) will be entitled to elect, subject to availability, to vary the proportions in which they receive New Colfax Shares and cash in respect of their holdings of Charter Shares.  However, the total number of New Colfax Shares to be issued and the maximum aggregate amount of cash to be paid under the Scheme will not be varied as a result of elections under the Mix and Match Facility.

Accordingly, elections made by Charter Shareholders under the Mix and Match Facility will only be satisfied to the extent that other Charter Shareholders make off-setting elections.  To the extent that elections cannot be satisfied in full, they will be scaled down on a pro rata basis.  As a result, Charter Shareholders who make an election under the Mix and Match Facility will not know the exact number of New Colfax Shares or the amount of cash they will receive until settlement of the consideration due to them in respect of the Acquisition.

The Mix and Match Facility is conditional upon the Scheme becoming effective and further details of the Mix and Match Facility will be included in the Scheme Document.

Loan Note Alternative

Charter Shareholders (other than certain Overseas Shareholders) will be entitled to elect to receive Loan Notes instead of all or part of the cash consideration to which they would otherwise be entitled under the terms of the Acquisition.

The Loan Note Alternative will be made available on the following basis:

for every whole £1 in cash consideration  £1 nominal value of Loan Notes

The Loan Notes will be governed by English law and will be issued, credited as fully paid, in integral multiples of £1 nominal value.  The Loan Notes will have the benefit of an unsecured guarantee from Colfax in respect of all obligations for the life of the Loan Notes.  All fractional entitlements to the Loan Notes will be disregarded and will not be issued.  The Loan Notes will be non-transferable other than to privileged relations and family trusts and no application will be made for them to be listed or dealt in on any stock exchange.  The Loan Notes will not be qualifying corporate bonds.

The Loan Notes will bear interest from the date of issue to the relevant holder of the Loan Notes at a rate per annum of 0.50 per cent. below LIBOR.  Interest will be payable semi-annually on 30 June and 31 December each year, or if that day is not a Business Day, on the immediately following Business Day, with the first interest payment date being 30 June 2012 or, if later, at least six months from the date of issue.  The Loan Notes will be redeemable at par (together with accrued interest less any tax required by law to be withheld or deducted therefrom) in whole or in part, for cash at the option of the noteholders on 30 June 2012 and subsequently semi-annually on 30 June and 31 December each year (or, if that day is not a Business Day, on the immediately following Business Day).  In certain circumstances, Bidco will have the right to redeem all of the Loan Notes.  If not previously redeemed, the final redemption date will be the date falling five (5) years after the Effective Date.

No Loan Notes will be issued unless, on or before the Effective Date, valid elections have been received in respect of at least £2 million in nominal value of Loan Notes.  If insufficient elections are received, Charter Shareholders electing for the Loan Note Alternative will instead receive cash in accordance with the terms of the Acquisition.  If at any time after 30 June 2012 (or, if later, six months from the date of issue),  the outstanding nominal amount of Loan Notes is equal to or less than £2 million, Bidco will be entitled to redeem all of the then outstanding Loan Notes.

The Loan Note Alternative will be conditional upon the Acquisition becoming effective.  Full details of the Loan Note Alternative will be contained in the Scheme Document or, as the case may be, the Offer Document and the Loan Note Form of Election.  The Loan Notes are not being offered to Overseas Shareholders.

Charter Shareholders should consider carefully, in light of their own investment objectives and tax position, whether they wish to elect for Loan Notes under the Loan Note Alternative and are strongly advised to seek their own independent financial advice before making any such election.

Charter Executive Share Schemes and Phantom Restricted Scheme Plan

In due course, Charter and Bidco will write to participants in the Charter Executive Share Schemes to inform them of the effect of the Scheme on their rights under the Charter Executive Share Schemes and the actions they may take to enable them to participate in the Scheme.

Charter and Bidco will also write in due course to participants in the Charter Executive Share Schemes and the Phantom Restricted Scheme Plan to inform them of the effect of the Scheme on their rights under that plan.

It is proposed to amend the articles of association of Charter at the Charter General Meeting to provide that, if the Scheme becomes effective, any Charter Shares issued (other than to Bidco or subsidiaries or nominees of Colfax) between approval of the Scheme at the Court Meeting and the Scheme Record Time will be subject to the Scheme and that any Charter Shares issued after the Scheme Record Time will automatically be acquired by Bidco in exchange for cash and New Colfax Shares as described in paragraph 0 above on the same basis as under the Scheme.  Consequently, participants in the Charter Executive Share Schemes whose rights to receive Charter Shares under awards vest after the Scheme Record Time will receive cash and New Colfax Shares as described in paragraph 2 above.

Expected timetable

It is expected that the Scheme Document containing further details of the Scheme (including an expected timetable) will be dispatched to Charter Shareholders as soon as practicable (and, in any event, not later than 28 days after the date of this announcement).

Disclosure of interests in Charter Shares

As at the close of business on 9 September 2011 (the last Business Day prior to this announcement) and save as discussed above and for the irrevocable undertakings referred to in Appendix 3, neither Bidco, nor any Bidco Directors nor, so far as Bidco is aware, any person acting in concert (within the meaning of the City Code) with Bidco has any interest in, owns or has owned or controls or has controlled any Charter Shares (including pursuant to any short or long exposure, whether conditional or absolute, to changes in the prices of securities) or any rights to subscribe for or purchase the same, or holds or has held options (including traded options) in respect of, or has or has had any option to acquire, any Charter Shares or has entered into any derivatives referenced to Charter Shares ("Relevant Shares") which remain outstanding, nor does any person have or has any such person had any arrangement in relation to Relevant Shares.  An "arrangement" for these purposes also includes any indemnity or option arrangement, or any arrangement or understanding, formal or informal, of whatever nature, relating to Relevant Shares which may be an inducement to deal or refrain from dealing in such securities, or any borrowing or lending of Relevant Shares that have not been on-lent or sold.

On 4 September 2011, Colfax made an announcement falling under Rule 2.4 of the City Code that it was in preliminary discussions regarding a possible all-cash offer to acquire Charter ("Possible Offer Announcement") that would generally require it to make an Opening Position Disclosure by no later than 12 noon on the day falling 10 Business Days after the Possible Offer Announcement.  Bidco will not be releasing an Opening Position Disclosure today disclosing interests in the relevant securities of each of Colfax and Melrose as this Opening Position Disclosure would not disclose any interests.  With the Panel’s consent, Bidco will make an Opening Position Disclosure as soon as possible, and in any event before 12 noon on the day 10 Business Days after the date of this announcement disclosing interests in the relevant securities of Colfax.

Scheme of Arrangement

It is intended that the Acquisition will be effected by a court sanctioned scheme of arrangement between Charter and the Scheme Shareholders under Article 125 of the Companies (Jersey) Law 1991.  The purpose of the Scheme is to provide for Bidco to become owner of the whole of the issued and to be issued share capital of Charter.

Under the Scheme, the Acquisition is to be principally achieved by:

➢
the cancellation of the Scheme Shares held by Scheme Shareholders in consideration for which Scheme Shareholders will receive consideration on the basis set out in paragraph 2 of this announcement (including, the issue of New Colfax Shares to Scheme Shareholders);

➢
amendments to Charter's articles of association to ensure that any Charter Shares issued (other than to Bidco or any subsidiaries or nominees of Colfax) between approval of the Scheme at the Court Meeting and the Scheme Record Time will be subject to the Scheme and that any Charter Shares issued after the Scheme Record Time will automatically be acquired by Bidco; and

➢	the issue of New Charter Shares to Bidco provided for in the Scheme that will result in Charter becoming an indirect, wholly-owned subsidiary of Colfax.

The Acquisition will be subject to the Conditions and further terms and conditions referred to in Appendix 1 to this announcement and to be set out in the Scheme Document.

To become effective, the Scheme requires the approval of the Charter Shareholders by the passing of a resolution at the Court Meeting.  The resolution must be approved by a majority in number representing not less than three-fourths of the voting rights of the holders of the Charter Shares (or the relevant class or classes thereof, if applicable) present and voting, either in person or by proxy, at the Court Meeting.  To become effective, the Scheme also requires the passing of a special resolution at the Charter General Meeting, requiring the approval of Charter Shareholders representing at least two thirds of the votes cast at the Charter General Meeting (either in person or by proxy).  The Charter General Meeting will be held immediately after the Court Meeting.

Following the Meetings, the Scheme must be sanctioned by the Court and the associated Capital Reduction must be confirmed by the Court. The Scheme will become effective in accordance with its terms on delivery of the Scheme Court Order, the Reduction Court Order and the minute of the Capital Reduction attached thereto to the Registrar of Companies, and, in relation to the Capital Reduction, the Reduction Court Order and attached minute being filed with and registered by the Registrar of Companies.

Upon the Scheme becoming effective, it will be binding on all Charter Shareholders, irrespective of whether or not they attended or voted at the Meetings and the consideration due under the Acquisition will be despatched by Bidco to Scheme Shareholders no later than 14 days after the Effective Date.

The Scheme will contain a provision for Bidco and Charter to jointly consent, on behalf of all persons concerned, to any modification of or addition to the Scheme or to any condition that the Court may approve or impose.  Charter has been advised that the Court would be unlikely to approve any modification of, or addition to, or impose a condition to the Scheme which might be material to the interests of Scheme Shareholders unless Scheme Shareholders were informed of such modification, addition or condition.  It would be a matter for the Court to decide, in its discretion, whether or not a further meeting of the Scheme Shareholders should be held in these circumstances.

The Scheme Document will include full details of the Scheme, together with notices of the Court Meeting and the Charter General Meeting and the expected timetable, and will specify the action to be taken by Scheme Shareholders.

The Scheme will be governed by Jersey law.  The Scheme will be subject to the applicable requirements of the City Code, the Panel, the London Stock Exchange and the UK Listing Authority.  The bases and sources of certain information contained in this announcement are set out in Appendix 2.  Certain terms used in this announcement are defined in Appendix 4.

Irrevocable Undertakings

Those members of the Board of Charter who hold beneficial interests in Charter Shares have irrevocably undertaken to vote in favour of the resolutions relating to the Acquisition at the Meetings (or, in the event that the Acquisition is implemented by way of a takeover offer, to accept the Offer) in respect of their own beneficial holdings which total 176,977 Charter Shares representing in aggregate approximately 0.1 per cent. of Charter’s issued share capital at the date of this announcement.  These irrevocable undertakings will continue to be binding even if a competing offer is made for Charter which exceeds the value of the Acquisition and even if such higher offer is recommended for acceptance by the Board of Charter.

Further details of these irrevocable undertakings are set out in Appendix 3.

Delisting and re-registration

Prior to the Scheme becoming effective, a request will be made to the London Stock Exchange to cancel trading in Charter Shares on its market for listed securities on the first Business Day following the Effective Date and the UK Listing Authority will be requested to cancel the listing of the Charter Shares from the Official List on the first Business Day following the Effective Date.

Share certificates in respect of the Charter Shares will cease to be valid and should be destroyed on the first Business Day following the Effective Date.

In addition, entitlements held within the CREST system to the Charter Shares will be cancelled on the first Business Day following the Effective Date.

As soon as practicable after the Effective Date, it is intended that Charter will be re-registered as a private limited company.

Overseas Charter Shareholders

The distribution of this announcement to, and the availability of the Acquisition to, persons who are not resident in the United Kingdom, Jersey or the United States may be affected by the laws of their relevant jurisdiction. Such persons should inform themselves of and observe any applicable legal or regulatory requirements of their jurisdiction. Further details in relation to overseas Charter Shareholders will be contained in the Scheme Document.

Scheme Shareholders in the US

The Scheme relates to the shares of a Jersey company that is a “foreign private issuer” as defined under Rule 3b-4 under the Exchange Act and will be governed by Jersey law.  A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the Exchange Act. Accordingly, the Scheme is subject to the disclosure requirements and practices applicable in Jersey and under the Code to schemes of arrangement, which differ from the disclosure requirements of the US tender offer rules. Financial information included in this announcement has been prepared, unless specifically stated otherwise, in accordance with accounting standards applicable in Jersey and thus may not be comparable to the financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the US. If Bidco exercises its right to implement the Acquisition by way of a takeover offer, such offer will be made in compliance with applicable US laws and regulations.

The securities of Colfax referred to in this announcement have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The issuance of New Colfax shares pursuant to the Scheme will not be registered under the Securities Act, and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act.  In the event that Colfax determines to conduct the Acquisition pursuant to a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the SEC that will contain a prospectus.  In this event, Charter Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov.

Neither the US Securities and Exchange Commission, nor any US state securities commission, has approved or disapproved of the Loan Notes or the New Colfax Shares to be issued in connection with the Acquisition, or determined if this announcement is accurate or complete.  Any representation to the contrary is a criminal offence in the US.

Rule 2.10 disclosure

In accordance with Rule 2.10 of the City Code, Colfax confirms that as at the close of business on 9 September 2011, being the last Business Day before this announcement, it had 43,590,915 shares of Colfax's common stock in issue and admitted to trading on the New York Stock Exchange under the ISIN US1940141062.

General

Colfax reserves the right to elect to implement the Acquisition by way of an Offer for the entire issued and to be issued share capital of Charter not already held by Bidco or any subsidiary or nominees of Colfax as an alternative to the Scheme.  In such an event, an Offer will be implemented on the same terms (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme but with an acceptance condition which will be set at 75 per cent. (or such lower percentage as Colfax may decide or the Panel may require) as referred to in Part A of Appendix 1 to this announcement.  Colfax has agreed that any such Offer would remain open for acceptance for at least 60 days after the Offer Document is published.

If the Acquisition is effected by way of an Offer and such Offer becomes or is declared unconditional in all respects and acceptances of more than 75 per cent. of the voting rights attaching to Charter Shares are received Bidco intends to: (i) request the London Stock Exchange and the UK Listing Authority to cancel trading in Charter Shares on the London Stock Exchange’s main market for listed securities and the listing of the Charter Shares from the Official List; and (ii) exercise its rights, to the extent applicable, to apply the provisions of Articles 116 to 118 and Article 121 of the Companies (Jersey) Law 1991 to acquire compulsorily the remaining Charter Shares in respect of which the Offer has not been accepted.

The Acquisition will be subject to the Conditions and other terms set out in this announcement and to the full terms and conditions which will be set out in the Scheme Document.  Appendix 2 contains bases and sources of certain information contained in this announcement.  Details of irrevocable undertakings received by Bidco are set out in Appendix 3.  Certain terms used in this announcement are defined in Appendix 4.

A copy of this announcement will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions at Charter’s website at www.charter.ie and at Colfax’s website at  www.colfaxcorp.com/.  Neither the contents of Charter’s website, the contents of Colfax's website, nor the content of any other website accessible from hyperlinks on either Charter's or Colfax's website, is incorporated into or forms part of this announcement.

Enquiries:

Colfax and BidCo Scott Brannan, Colfax (SVP and Chief Financial Officer)	+1 (301) 323 9000
Citigate Dewe Rogerson (Public relations adviser to Colfax and Bidco) Patrick Donovan Ginny Pulbrook	+44 (0)20 7282 2945 +44 (0)20 7282 2915

Deutsche Bank (Financial adviser and corporate broker to Colfax and Bidco) Richard Sheppard James Cass Charles Wilkinson (corporate broking)	+44(0) 20 7545 8000
Charter Gareth Rhys Williams, Chief Executive Aidan Wallis, Corporate Development Director	+44 (0)20 3206 0843
Brunswick Group LLP (Public relations adviser to Charter) Jonathan Glass Nina Coad	+44 (0)20 7404 5959
Goldman Sachs International (Financial adviser to Charter) Dominic Lee Philip Shelley Adrian Beidas	+44 (0)20 7774 1000
J.P. Morgan Cazenove (Financial adviser and corporate broker to Charter) Edmund Byers Robert Constant Dwayne Lysaght	+44 (0)20 7588 2828
RBS Corporate Finance Limited (Financial adviser and corporate broker to Charter) John MacGowan Simon Hardy David Smith	+44 (0)20 7678 8000

This announcement is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise.  The Acquisition will be made solely pursuant to the terms of the Scheme Document (or, if applicable, the Offer Document), which will contain the full terms and conditions of the Acquisition or to elect to sell shares in connection with the acquisition, as the case may be), including details of how to vote in respect of the Acquisition.  Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Scheme Document.

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom, Jersey and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom, Jersey or the United States should inform themselves about, and observe any applicable requirements.  In particular, the ability of persons who are not resident in the United Kingdom, Jersey or the United States to vote their Charter Shares with respect to the Scheme at the Meetings, or to execute and deliver forms of proxy appointing another to vote at the Meetings on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located.  This announcement has been prepared for the purpose of complying with Jersey law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom or Jersey.

Copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from any Restricted Jurisdiction.  If the Acquisition is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

Notice to US investors in Charter:  The Acquisition relates to the shares of a Jersey company that is a “foreign private issuer” (as defined under Rule 3b-4 under the US Exchange Act) and is being made by means of a scheme of arrangement provided for under Jersey company law.  A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act.  Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in Jersey to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules.  Financial information included in this announcement and the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.  If, in the future, Bidco exercises the right to implement the Acquisition by way of a takeover offer and determines to extend the offer into the United States, the Acquisition will be made in compliance with applicable United States laws and regulations.

The securities of Colfax referred to in this announcement have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The issuance of New Colfax Shares pursuant to the Scheme will not be registered under the Securities Act, and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Act.  In the event that Colfax determines to conduct the Acquisition pursuant to a takeover offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the SEC that will contain a prospectus.  In this event, Charter Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov.

Neither the US Securities and Exchange Commission, nor any US state securities commission, has approved or disapproved of the Loan Notes or the New Colfax Shares to be issued in connection with the Acquisition, or determined if this announcement is accurate or complete.  Any representation to the contrary is a criminal offence in the US.

It may be difficult for US holders of Charter Shares to enforce their rights and any claim arising out of the US federal laws, since Bidco and Charter are located in a non-US jurisdiction, and some or all of their officers and directors may be residents of a non-US jurisdiction.  US holders of Charter Shares may not be able to sue a non-US company or its officers or directors or enforce a judgment rendered by a US court in a non-US court for violations of the US securities laws.  Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin - Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Services Authority.  Details about the extent of Deutsche Bank AG's authorisation and regulation by the Financial Services Authority are available on request.  Deutsche Bank AG is acting as financial adviser to Colfax and Bidco and no one else in connection with the contents of this announcement and will not be responsible to any person other than Colfax and Bidco for providing the protections afforded to clients of Deutsche Bank AG, nor for providing advice in relation to any matters referred to in this announcement.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for Charter and for no-one else in connection with the matters set out in this announcement and will not be responsible to any person other than Charter for providing the protections afforded to clients of Goldman Sachs International, nor for providing advice in relation to the matters set out in this announcement.

J.P. Morgan Limited, which conducts its UK investment banking business as J.P. Morgan Cazenove and is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively as financial adviser  and corporate broker to Charter and for no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Charter for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

RBS Corporate Finance Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser and corporate broker to Charter and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than Charter for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement.

Cautionary Note Regarding Forward-Looking Statements

This document contains certain statements about Colfax and Charter that are or may be “forward-looking statements” — that is, statements related to future, not past, events, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of Colfax and Charter (as the case may be) and are subject to uncertainty and changes in circumstances, and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

The forward-looking statements contained in this press release may include statements about the expected effects on Charter and Colfax of the Acquisition, the expected timing and scope of the Acquisition, strategic options and all other statements in this document other than historical facts. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “may”, “anticipates”, “estimates”, “projects”, “seeks”, “sees”, “should,” “would,” “expect,” “positioned,” “strategy,” or words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; (ii) business and management strategies and the expansion and growth of Colfax's or Charter’s operations and potential synergies resulting from the Acquisition; (iii) the effects of government regulation on Colfax’s or Charter’s business, and (iv) Colfax’s plans, objectives, expectations and intentions generally.

There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements, including the satisfaction of the conditions to the Acquisition and other risks related to the Acquisition and actions related thereto. Additional particular uncertainties that could cause Colfax’s actual results to be materially different than those expressed in its forward-looking statements include: risks associated with Colfax’s international operations; significant movements in foreign currency exchange rates; changes in the general economy, as well as the cyclical nature of Colfax’s markets; Colfax’s ability to accurately estimate the cost of or realize savings from Colfax’s restructuring programs; availability and cost of raw materials, parts and components used in Colfax products; the competitive environment in Colfax’s industry; Colfax’s ability to identify, finance, acquire and successfully integrate attractive acquisition targets, including Charter should the Acquisition be successful; Colfax’s ability to complete the Acquisition as planned and achieve expected synergies in connection with the Acquisition, and risks relating to any unforeseen liabilities of Charter; Colfax’s ability to achieve or maintain credit ratings (in light of the Acquisition and financing of the Acquisition or otherwise) and the impact on its funding costs and competitive position if Colfax does not do so; and others risks and factors as disclosed in Colfax’s Annual Report on Form 10-K under the caption "Risk Factors".  Other unknown or unpredictable factors could also cause actual results to differ materially from those in any forward-looking statement.

Due to such uncertainties and risks, readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. None of Colfax or Charter undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Dealing and Opening Position Disclosure Requirements

Under Rule 8.3(a) of the City Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure. Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

APPENDIX 1
CONDITIONS AND CERTAIN FURTHER TERMS OF THE SCHEME AND THE ACQUISITION

Part A:	Conditions of the Scheme

The Acquisition will be conditional upon the Scheme becoming unconditional and becoming effective by no later than the Long Stop Date, or such later date (if any) as Bidco and Charter may (with the consent of the Panel) agree and, if required, the Court may allow.

(A)	the Scheme will be conditional upon:

(i)
its approval by a majority in number representing not less than three-fourths of the voting rights of the holders of Charter Shares (or the relevant class or classes thereof, if applicable) present and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of any such meeting;

(ii)	all resolutions necessary to approve and implement the Scheme being duly passed by the requisite majority or majorities at the Charter General Meeting or at any adjournment of that meeting; and

(iii)	the sanction of the Scheme with or without modification (but subject to any such modification being acceptable to Bidco and Charter) and the confirmation of the Capital Reduction by the Court and:

(a)	the delivery of the Scheme Court Order to the Registrar of Companies; and

(b)	the registration of the Reduction Court Order and minute of the Capital Reduction being filed with and registered by the Registrar of Companies.

In addition, Bidco and Charter have agreed that the Acquisition will be conditional upon the following conditions and, accordingly, the necessary actions to make the Scheme effective will not be taken unless the following conditions (as amended if appropriate) have been satisfied (and continue to be satisfied pending the commencement of the Court Hearing) or, where relevant, waived prior to the Scheme being sanctioned by the Court:

(B)	the approval of the shareholders of Colfax of the Equity Capital Raising by the requisite simple majority at a duly convened meeting of Colfax's shareholders;

(C)
insofar as the Acquisition constitutes, or is deemed to constitute, a concentration with anEuropean Union dimension within the scope of Council Regulation (EC) 139/2004 (as amended) (the “Regulation”) or the European Commission otherwise accepts jurisdiction to examine the Acquisition under the Regulation:

(i)
the European Commission indicating that it does not intend to initiate proceedings under Article 6(1)(c) of the Regulation in respect of the proposed acquisition of Charter by Bidco or any aspect of such acquisition or its financing (or being deemed to have done so under Article 10(6) of the Regulation); and

(ii)
in the event that any request or requests under Article 9(2) of the Regulation have been made by any European Union or EFTA states, the European Commission indicating that it does not intend to refer the proposed acquisition of Charter by Bidco or any aspect of such acquisition or its financing, to any competent authority of a European Union or EFTA state in accordance with Article 9(3) of the Regulation; and

(iii)
no indication having been made that a European Union or EFTA state may take appropriate measures to protect legitimate interests pursuant to Article 21(4) of the Regulation in relation to the proposed acquisition of Charter by Bidco or any aspect of such acquisition or its financing;

(D)
all necessary filings having been made under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the regulations promulgated thereunder, and the waiting period thereunder having expired, lapsed or been terminated as appropriate in each case in respect of the Acquisition or any aspect of the Acquisition or its financing (including, for the avoidance of doubt, the Equity Capital Raising),  the acquisition or proposed acquisition of any shares or other securities in, or control of, Charter or any other member of the Wider Charter Group by any member of the Wider Colfax Group;

(E)
all necessary notifications, filings and applications having been made, all regulatory and statutory obligations in any relevant jurisdiction having been complied with, all appropriate waiting and other time periods (including any extensions of such waiting and other time periods) under any applicable legislation or regulations of any relevant jurisdiction  having expired, lapsed or been terminated in each case in respect of the Acquisition or any aspect of the Acquisition or its financing (including, for the avoidance of doubt, the Equity Capital Raising),  the acquisition or proposed acquisition of any shares or other securities in, or control of, Charter or any other member of the Wider Charter Group by any member of the Wider Colfax Group or the carrying on by any member of the Wider Charter Group of its business;

(F)
except as Publicly Announced or disclosed in Disclosed Information, there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Charter Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, which in each case as a consequence of the Acquisition, the acquisition or proposed acquisition of any shares or other securities in Charter or because of a change in the control or management of Charter, would or might reasonably be expected to result in (to an extent or in a manner which is material and adverse in the context of the Acquisition or would have a material and adverse effect on the Wider Charter Group as a whole):

(i)
any such agreement, arrangement, licence, permit or instrument or the rights, liabilities, obligations or interests or business of any member of the Wider Charter Group thereunder, or interests or business of any such member in or with any other person, firm, company or body (or any arrangements to which any such member is a party relating to any such interests or business), being or becoming capable of being terminated or modified or adversely affected or any obligation or liability arising or any action being taken or arising thereunder;

(ii)
any assets owned or used by any member of the Wider Charter Group, or any interest in such asset, being or falling to be disposed of or charged or ceasing to be available to any member of the Wider Charter Group or any right arising under which any such asset or interest could be required to be disposed of or charged or cease to be available to any member of the Wider Charter Group;

(iii)
the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interest of any member of the Wider Charter Group or any such mortgage, charge or other security (whenever created, arising or having arisen) becoming enforceable or being capable of being enforced;

(iv)
the rights, liabilities, obligations or interests of any member of the Wider Charter Group in, or the business of any such member with, any person, firm or body (or any arrangement or arrangements relating to any such interest or business) being terminated, adversely modified or adversely affected;

(v)	the value of any member of the Wider Charter Group or its financial or trading position or prospects being prejudiced or adversely affected;

(vi)	any member of the Wider Charter Group ceasing to be able to carry on business under any name under which it presently does so;

(vii)	the creation of any liability, actual or contingent, by any member of the Wider Charter Group;

(viii)	any liability of any member of the Wider Charter Group to make any severance, termination, bonus or other payment to any of its directors or senior executives; or

(ix)
any moneys borrowed by or any other indebtedness (actual or contingent) of, or grant available to any member of the Wider Charter Group, being or becoming capable of being declared repayable immediately or earlier than the repayment date stated in such agreement, instrument or other arrangement or the ability of such member of the Wider Charter Group to borrow moneys or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Charter Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, could reasonably be expected to result in any of the events or circumstances as are referred to in sub-paragraphs (i) to (ix) of this condition;

(G)
no government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, central bank, court, trade agency, association, institution or any other body or person whatsoever in any jurisdiction (each a “Third Party”) having decided to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference, or enacted, made or proposed any statute, regulation, decision or order, or having taken any other steps, and there not continuing to be outstanding any statute, regulation or order of any Third Party, in each case which would or might reasonably be expected to (to an extent or in a manner which is material and adverse in the context of the Acquisition):

(i)
require, prevent or delay the divestiture, or materially alter the terms envisaged for any proposed divestiture by any member of the Wider Colfax Group or any member of the Wider Charter Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof;

(ii)	require, prevent or delay the divestiture by any member of the Wider Colfax Group of any shares or other securities in Charter;

(iii)
impose any limitation on, or result in a delay in, the ability of any member of the Wider Colfax Group directly or indirectly to acquire or to hold or to exercise effectively any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider Charter Group or the Wider Colfax Group or to exercise management control over any such member;

(iv)
otherwise materially adversely affect any or all of the business, assets, liabilities, financial or trading position, profits, operational performance or prospects of any member of the Wider Colfax Group or of any member of the Wider Charter Group;

(v)
make the Acquisition or its implementation or the acquisition or proposed acquisition by Bidco or any member of the Wider Colfax Group of any shares or other securities in, or control or management of Charter void, illegal, and/or unenforceable under the laws of any jurisdiction, or otherwise, directly or indirectly, restrain, restrict, prohibit, delay or otherwise interfere with the same, or impose additional material adverse conditions or obligations with respect thereto, or otherwise challenge or interfere therewith;

(vi)
require any member of the Wider Colfax Group or the Wider Charter Group to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider Charter Group or the Wider Colfax Group owned by any third party;

(vii)	impose any limitation on the ability of any member of the Wider Charter Group to co-ordinate its business, or any part of it, with the businesses of any other members; or

(viii)	result in any member of the Wider Charter Group ceasing to be able to carry on business under any name under which it presently does so,

and all applicable waiting and other time periods during which any such Third Party could institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any Charter Shares having expired, lapsed or been terminated;

(H)
all notifications, notices, filings or applications in connection with the Acquisition or any aspect of the Acquisition or its financing,  that are necessary having been made and all authorisations, orders, grants, consents, clearances, licences, confirmations, permissions and approvals which are necessary (“Authorisations”), in any jurisdiction, for and in respect of the Acquisition or any aspect of the Acquisition or its financing,  or the acquisition or proposed acquisition by any member of the Wider Colfax Group of any shares or other securities in, or control of, Charter by any member of the Wider Colfax Group having been obtained in terms and in a form reasonably satisfactory to Bidco from all appropriate Third Parties and persons or bodies with whom any member of the Wider Charter Group has entered into contractual arrangements, and all such Authorisations together with all authorisations, orders, grants, consents, clearances, licences, confirmations, permissions and approvals ("Business Authorisations") necessary or appropriate for any member the Wider Colfax Group to carry on its business remaining in full force and effect (where the absence of such Authorisations or Business Authorisations would be material and adverse in the context of the Acquisition) and all filings necessary for such purpose have been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Acquisition becomes otherwise unconditional and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

(I)
since 31 December 2010 and except as Publicly Announced or fairly disclosed in Disclosed Information, no member of the Wider Charter Group having (to an extent or in a manner which is material in the context of the Acquisition or would have a material and adverse effect on the Wider Charter Group, taken as a whole):

(i)
save as between Charter and wholly-owned subsidiaries of Charter or for Charter Shares issued pursuant to the award of Charter Shares under the Charter Executive Share Schemes, issued, agreed to issue, authorised or proposed the issue of additional shares of any class;

(ii)
save as between Charter and wholly-owned subsidiaries of Charter or for the award of Charter Shares under the Charter Executive Share Schemes, issued or agreed to issue, authorised or proposed the issue of securities convertible into shares of any class or rights, warrants or options to subscribe for, or acquire, any such shares or convertible securities;

(iii)
other than to another member of the Charter Group, recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution whether payable in cash or otherwise;

(iv)
save for intra-Charter Group transactions, merged or demerged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, acquisition or disposal, transfer, mortgage, charge or security interest, in each case, other than in the ordinary course of business;

(v)	save for intra-Charter Group transactions, made or authorised or proposed or announced an intention to propose any change in its loan capital;

(vi)
issued, authorised or proposed the issue of any debentures or, save for intra-Charter Group transactions and save in the ordinary course of business, incurred or increased any indebtedness or become subject to any contingent liability;

(vii)
purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in sub-paragraphs (i) or (ii) above, made any other change to any part of its share capital;

(viii)
implemented, or authorised, proposed or announced its intention to implement, any reconstruction, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business or in respect of the Acquisition;

(ix)
entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, onerous or unusual nature or magnitude or which is or could be materially restrictive on the businesses of any member of the Wider Charter Group or the Wider Colfax Group or which involves or could involve an obligation of such a nature or magnitude or which is other than in the ordinary course of business and which is material in the context of the Wider Charter Group taken as a whole;

(x)
(other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or had any legal proceedings started or threatened against it or order made (in each case not discharged within 21 days or not being contested in good faith) for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or had any such person appointed;

(xi)
been unable to pay its debts as they fall due or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(xii)
entered into any contract, transaction or arrangement which would be materially restrictive on the business of any member of the Wider Charter Group or the Wider Colfax Group other than to a nature and extent which is normal in the context of the business concerned;

(xiii)	waived or compromised any material claim otherwise than in the ordinary course of business;

(xiv)
entered into any material contract, commitment, arrangement or agreement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced any intention to, or to propose to, effect any of the transactions, matters or events referred to in this condition;

(xv)	in respect of the Charter Group, made any alteration to its memorandum or articles of association (in each case, other than an alteration in connection with the Scheme);

(xvi)
proposed, agreed to provide or modified the terms of any employee share scheme, incentive scheme or other benefit relating to the employment or termination of employment of any person employed by the Wider Charter Group or entered into or changed the terms of any contract with any director or senior executive, and, for the purposes of paragraphs (iii), (iv) and (v) of this condition, the term “Charter Group” shall mean Charter and its wholly-owned subsidiaries;

(J)
except as disclosed in the accounts for the period then ended, Publicly Announced or fairly disclosed in Disclosed Information, or where not material in the context of the Wider Charter Group taken as a whole, since 31 December 2010:

(i)
no material adverse change or deterioration having occurred (or circumstances having arisen which would or might be expected to result in any adverse change or deterioration) in the business, assets, liabilities, financial or trading position or profits, operational performance, prospects of any member of the Wider Charter Group;

(ii)
no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Charter Group is or may become a party (whether as a plaintiff, defendant or otherwise) and no investigation by any Third Party against or in respect of any member of the Wider Charter Group having been instituted announced or threatened by or against or remaining outstanding in respect of any member of the Wider Charter Group;

(iii)	no contingent or other material liability in respect of any member of the Wider Charter Group having arisen (or increased) or become apparent to Bidco; and

(iv)
no steps having been taken which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Charter Group which is necessary for the proper carrying on of its business, in each case, to an extent or in a manner which is material in the context of the Acquisition and would have a material and adverse effect on the Wider Charter Group, taken as a whole;

(K)	except as Publicly Announced or fairly disclosed in Disclosed Information, Bidco not having discovered:

(i)
that any financial, business or other information concerning the Wider Charter Group as contained in the information publicly disclosed at any time by or on behalf of any member of the Wider Charter Group, is misleading or contains any misrepresentation of fact or omits to state a fact necessary to make that information not misleading;

(ii)
that any member of the Wider Charter Group, partnership, company or other entity in which any member of the Wider Charter Group has a significant economic interest and which is not a subsidiary undertaking of Charter is subject to any liability (contingent or otherwise) which is not disclosed in the annual report and accounts of Charter for the year ended 31 December 2010; or

(iii)	any information which affects the import of any information disclosed in writing at any time by or on behalf of any member of the Wider Charter Group,

in each case, to an extent or in a manner which is material in the context of the Acquisition and would have a material and adverse effect on the Wider Charter Group, taken as a whole; and

(L)	except as Publicly Announced or fairly disclosed in Disclosed Information, Bidco not having discovered that:

(i)
any past or present member of the Wider Charter Group has failed to comply with any and/or all applicable legislation or regulation, of any jurisdiction with regard to the disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters, or that there has otherwise been any such disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which disposal, spillage, release, discharge, leak or emission would be likely to give rise to any liability (actual or contingent) on the part of any member of the Wider Charter Group;

(ii)
there is, or is likely to be, for that or any other reason whatsoever, any liability (actual or contingent) of any past or present member of the Wider Charter Group to make good, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider Charter Group, under any environmental legislation, regulation, notice, circular or order of any Third Party in any jurisdiction;

(iii)
any past or present member of the Wider Charter Group has not complied with the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any laws implementing the same, the UK Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act of 1977; or

(iv)	there is, or is likely to be expected to be, or there has been, any:

(a)	claim brought against any member of the Wider Charter Group by a person or class of persons in respect of;

(b)	circumstances that exist whereby a person or class of persons would be likely to have a claim; or

(c)	liability (actual or contingent) of any member of the Wider Charter Group as a result of or relating to,

any material, chemical, product or process of manufacture or materials now or previously held, used, sold, manufactured, carried out or under development or research by any past or present member of the Wider Charter Group, in each case, other than under paragraphs (i) and (ii), which is material in the context of the Wider Charter Group, taken as a whole.

For the purposes of these conditions the “Wider Charter Group” means Charter and its subsidiary undertakings, associated undertakings and any other undertaking in which Charter and/or such undertakings (aggregating their interests) have a significant interest and the “Wider Colfax Group” means Colfax and its subsidiary undertakings, associated undertakings and any other undertaking in which Colfax and/or such undertakings (aggregating their interests) have a significant interest and for these purposes “subsidiary undertaking” and “undertaking” have the meanings given by the Companies Act 2006, “associated undertaking” has the meaning given by paragraph 19 of Schedule 6 to the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 other than paragraph 19(1)(b) of Schedule 6 to those Regulations which shall be excluded for this purpose, and “significant interest” means a direct or indirect interest in ten per cent. or more of the equity share capital (as defined in the Companies Act 2006).

Bidco reserves the right to waive, in whole or in part, all or any of conditions (A) to (L) above, except for conditions (A), (B) and (D).

If Colfax or Bidco is required by the Panel to make an offer for Charter Shares under the provisions of Rule 9 of the City Code, Colfax or Bidco may make such alterations to any of the above conditions as are necessary to comply with the provisions of that Rule.

Conditions (A) to (L) (inclusive, but excluding Condition A(iii)) must be fulfilled, or be determined by Bidco to be or remain satisfied or (if capable of waiver) be waived prior to the commencement of the Court Hearing, failing which the Acquisition will lapse and the Scheme will not proceed.  Bidco shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or treat as fulfilled any of the Conditions (A) to (L) (inclusive) at any time prior to the Long Stop Date, notwithstanding that the other Conditions (or any of them) may at an earlier date have been waived (if capable of waiver), satisfied or fulfilled and that there are, at such earlier date, no circumstances indicating that any such Condition may not be capable of satisfaction or fulfilment.

The Acquisition will lapse and the Scheme will not proceed if, prior to the date of the Court Meeting, the Acquisition, or any matter arising from the Acquisition, is referred to a serious doubts investigation under Article 6(1)(C) of Council Regulation (EC) 139/2004 or if the Acquisition, or any matter arising from the Acquisition, is referred to the Competition Commission in the United Kingdom.

Bidco reserves the right to elect (with the consent of the Panel) to implement the Acquisition by way of a takeover offer (as defined in Article 116 of the Companies (Jersey) Law 1991) as it may determine in its absolute discretion.  In such event, such offer will be implemented on the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the change in method of effecting the Acquisition, but with an acceptance condition which will be set by reference to shares carrying 75 per cent. (or such lower percentage as Colfax may decide or the Panel may require) of the voting rights in Charter. Colfax has agreed that any such Offer would remain open for acceptance for at least 60 days after the Offer Document is published.

The availability of the Acquisition to persons not resident in the United Kingdom or Jersey may be affected by the laws of the relevant jurisdictions.  Persons who are not resident in the United Kingdom or Jersey should inform themselves about and observe any applicable requirements.

The Scheme will be governed by Jersey law and be subject to the jurisdiction of the Jersey courts, to the conditions set out above and in the formal Scheme Document and related Forms of Proxy and Loan Note Form of Election.  The Scheme will comply with the applicable rules and regulations of the FSA and the London Stock Exchange and the City Code.

Part B:	Certain further terms of the Acquisition

Charter Shares which will be acquired under the Acquisition will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the date of this announcement.

APPENDIX 2
SOURCES OF INFORMATION AND BASES OF CALCULATION

In this announcement:

1.	Unless otherwise stated:

•
financial information relating to the Colfax Group has been extracted or derived (without any adjustment) from the audited consolidated financial accounts for Colfax for the year ended 31 December 2010 in Colfax’s annual report on form 10-K filed with the SEC on 25 February 2011; and

•
financial information relating to the Charter Group has been extracted or derived (without any adjustment) from the audited annual report and accounts for Charter for the year ended 31 December 2010 and Charter’s announcement dated 26 July 2011 of its interim results (which are unaudited).

2.	The value of the Acquisition is calculated:

•	by reference of the price of US$23.04 per Colfax Share, being the closing price on 9 September 2011, the last Business Day prior to this announcement; and

•	on the basis of the fully diluted number of Charter Shares in issue referred to in paragraph 4 below.

3.
As at the close of business on 9 September 2011, being the last Business Day prior to the date of this announcement, Charter had in issue 167,087,473 Charter Shares.  The International Securities Identification Number for Charter Shares is JE00B3CX4509.

4.	The fully diluted share capital of Charter (being 167,868,402 Charter Shares) is calculated on the basis of:

•	the number of issued Charter Shares referred to in paragraph 3 above; and

•
the maximum number of Charter Shares which could be issued on or after the date of this announcement on the vesting of awards under the Charter International plc Long Term Incentive Plan, amounting in aggregate to 780,929 Charter Shares.

5.	Unless otherwise stated, all prices and closing prices for Charter Shares are closing middle market quotations derived from the London Stock Exchange Daily Official List ("SEDOL").

6.	The premia implied by the Offer Consideration have been calculated with reference to prices of:

•	615 pence per Charter Share on 28 June 2011, being the last Business Day before Charter announced it had received a preliminary approach from Melrose regarding a possible offer;

•	Melrose's initial offer of 780 pence per Charter Share made by Melrose on 28 June 2011; and 804 pence per Charter Share on 9 September 2011, being the last Business Day before this announcement.

•	804 pence per Charter Share on 9 September 2011, being the last Business Day before this announcement.

7.	Values for the FTSE 350 Industrial Engineering Index and FTSE 250 Share Index are derived from data provided by Datastream.

9.	The £ : US$ exchange rate used in this announcement is the Bloomberg rate as at 4 p.m. New York time on 9 September 2011 (the last Business Day prior to the date of this announcement), being 1.5881.

APPENDIX 3
DETAILS OF IRREVOCABLE UNDERTAKINGS2

Name of Charter Director	Number of Charter Shares	Approximate % of Charter issued share capital
John Biles	8,461	0.0051
James Deeley	12,441	0.0074
Robert Careless	56,797	0.034
Lars Emilson	10,000	0.006
John Neill	87,278	0.052
Andrew Osborne	1,000	0.0006
Grey Denham	1,000	0.0006

These irrevocable undertakings cease to be binding only in the event that (a) the Scheme Document is not published within 28 days of this announcement (unless due to the default of Charter); (b) the Offer Document (should the Acquisition be implemented by way of  the Offer) is not posted to Charter Shareholders within the permitted period in the City Code or as otherwise agreed with the Panel; (c) the Panel agrees or requires that Bidco may not make the Acquisition; (d) the Acquisition fails, closes, lapses or is withdrawn; or (e) the Scheme has not become effective by the Long Stop Date.

2 The undertakings and the numbers referred to in this table refer only to those shares which the relevant director is beneficially entitled to and any share such director is otherwise able to control the exercise of in terms of the rights attaching to such share, including the ability to procure the transfer of such share.  These undertakings and the numbers referred to in this table exclude any award that may be outstanding under the Charter Executive Share Schemes.

APPENDIX 4
DEFINITIONS

“Acquisition”
the proposed acquisition of the entire issued and to be issued share capital of Charter by Colfax (other than the Excluded Shares), to be effected by the Scheme (or by the Offer under certain circumstances described in this announcement)

“Bidco”
Colfax UK Holdings Ltd (or, if Colfax elects, a nominee or wholly-owned subsidiary of Colfax notified in writing to Charter prior to posting of the Scheme Document (or, if applicable, the Offer Document)

“Board”	the board of directors of the relevant company

“Business Day”	a day, (other than a Saturday, Sunday, public or bank holiday) on which banks are generally open for business in London and Jersey

“CAGR”	the compound annual growth rate

“Capital Reduction”	the proposed reduction of share capital of Charter pursuant to the Scheme

“Charter”	Charter International plc, incorporated in Jersey with registered number 100249

“Charter General Meeting”	the general meeting of Charter Shareholders to be convened to consider and if thought fit pass, inter alia, a special resolution in relation to the Acquisition

“Charter Group”	Charter and its Subsidiary and associated undertakings

“Charter Shareholders”	the holders of Charter Shares

“Charter Executive Share Schemes”
the Charter International plc Long Term Incentive Plan first approved by the shareholders of Charter on 27 August 2008 and first adopted by Charter on 22 October 2008 (including subsequent amendments approved by shareholders on 29 April 2010 and adopted by Charter on 16 February 2011); and the Deferred Bonus Plan approved by the shareholders of Charter on 27 August 2008 and adopted by Charter on 22 October 2008

“Charter Shares”	the ordinary shares of 2 pence each in the capital of Charter

“City Code”	the City Code on Takeovers and Mergers

“Closing Price”
the closing middle market quotation of a share derived from (in respect of Charter Shares) the Daily Official List of the London Stock Exchange or (in respect of Colfax Shares) the New York Stock Exchange

“Colfax”	Colfax Corporation, a Delaware corporation having its registered office at 8170 Maple Lawn Blvd., Suite 180 Fulton, MD 20759

“Conditions”	the conditions of the Acquisition set out in Appendix 1 to this announcement

“Court”	the Royal Court of Jersey

“Court Meeting”
the meeting of the Charter Shareholders convened by order of the Court pursuant to Article 125 of the Companies (Jersey) Law 1991 for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment) and any adjournment thereof

“CREST”	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) in respect of which Euroclear UK & Ireland Limited is the Operator (as defined in the Regulations)

“Deutsche Bank”	Deutsche Bank AG, London Branch

“Disclosed Information”
any information which has been (i) fairly disclosed by or on behalf of Charter or its  or any of its advisers to Colfax or its advisors in connection with or in contemplation of the Acquisition prior to the date of this announcement, whether by electronic means, physical form or orally; (ii) disclosed in Charter’s report and accounts for the year ended 31 December 2010 or its interim accounts for the 6 month period ended 30 June 2011; or (iii) disclosed in this announcement

“ESAB”	the ESAB business focused on welding, cutting and automation

“Effective Date”	the date on which the Scheme becomes effective in accordance with its terms

“Equity Capital Raising”	the capital raising described in paragraph 10 (Financing of the Acquisition)

“Exchange Act”	the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

“Exchange Ratio”	means 0.1241 Colfax Shares for every 1 Charter Share

“Excluded Shares”	any Charter Shares legally or beneficially held by Colfax or any of its Subsidiaries or subsidiary undertakings

“Forms of Proxy”	the forms of proxy for use at the Court Meeting and the Charter General Meeting which will accompany the Scheme Document

“FSA”	the Financial Services Authority

“Howden”	the Howden business focused on air and gas handling

“Implementation Agreement”	the agreement dated on or about the date of this announcement and entered into by Colfax, Bidco and Charter with respect to the implementation of the Acquisition

“Jersey”	the Bailiwick of Jersey, Channel Islands

“J.P. Morgan Cazenove”	J.P. Morgan Limited which conducts its UK investment banking activities as J.P Morgan Cazenove

“LIBOR”	London Inter Bank Offer Rate

“Listing Rules”
the rules and regulations made by the FSA in its capacity as the UK Listing Authority under the Financial Services and Markets Act 2000, and contained in the UK Listing Authority’s publication of the same name

“Loan Note Alternative”
the option whereby Charter Shareholders (other than certain Overseas Shareholders) may elect to receive Loan Notes instead of some or all of the cash consideration to which they would otherwise be entitled under the Acquisition

“Loan Note Form of Election”	the form of election in relation to the Loan Notes which will accompany the Scheme Document

“Loan Notes”	the unsecured floating rate loan notes of Bidco issued pursuant to the Loan Note Alternative

“London Stock Exchange”	London Stock Exchange plc

“Long Stop Date”	30 March 2012, or such later date as Bidco and Charter may agree and the Court (if required) may allow

“Meetings”	the Court Meeting and the Charter General Meeting

“Melrose”	Melrose PLC

“Mix and Match Facility”
the mix and match facility under which Charter Shareholders (other than certain Overseas Shareholders) may elect, subject to equal and opposite elections made by other Charter Shareholders, to vary the proportions in which they receive cash and New Colfax Shares under the Acquisition

“New Charter Shares”	the new ordinary shares of 2 pence each in the capital of Charter to be issued credited as fully paid up to Bidco pursuant to the Scheme

“New Colfax Shares”	the new ordinary shares in the capital of Colfax to be issued credited as fully paid up to Scheme Shareholders (other than certain Overseas Shareholders) pursuant to the Scheme

“Offer”
should the Acquisition be implemented by way of a takeover offer, the takeover offer to be made by or on behalf of Bidco to acquire the entire issued and to be issued ordinary share capital of Charter and, where the context admits, any subsequent revision, variation, extension or renewal of such offer

“Offer Consideration”	the consideration payable in connection with the Acquisition

“Offer Document”	should the Acquisition be implemented by means of the Offer, the document to be sent to Charter Shareholders which will contain, inter alia, the terms and conditions of the Offer

“Official List”	the official list maintained by the UK Listing Authority

“Opening Position Disclosure”	an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to the offer if the person concerned has such a position

“Overseas Shareholders”	Scheme Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom, Jersey or the United States

“Panel”	the Panel on Takeovers and Mergers

“Phantom Restricted Scheme Plan”	the Phantom Restricted Scheme Plan last approved and adopted by Charter Limited (registered number: 2794949)on 17 May 2011 (including all prior versions thereof)

“Publicly Announced”	announced publicly and delivered by or on behalf of Charter through a Regulatory Information Service prior to the date of this announcement

“RBS”	RBS Corporate Finance Limited

“Reduction Court Order”	the act of Court confirming the Capital Reduction

“Registrar of Companies”	the Registrar of Companies for Jersey

“Regulatory Information Service”	any of the services set out in Appendix II to the Listing Rules

“Restricted Jurisdiction”
any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Charter Shareholders in that jurisdiction

“Scheme”	the proposed scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991 between Charter and Charter Shareholders to implement the Acquisition

“Scheme Court Order”	the act of Court sanctioning the Scheme

“Scheme Document”	the document to be dispatched to Charter Shareholders in respect of the Scheme

“Scheme Record Time”	6.00 p.m. on the Business Day before the date of the Court hearing to confirm the Capital Reduction

“Scheme Shareholder”	holders of Scheme Shares

“Scheme Shares”
1.    the Charter Shares in issue at the date of the Scheme Document;

2.    any Charter Shares issued after the date of the Scheme Document and prior to the Voting Record Time; and

3.    any Charter Shares issued at or after the Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme, other than the Excluded Shares

“Securities Act”	the US Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

“Subsidiary”	has the meaning given in section 1159 of the Companies Act 2006

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland

“UK Listing Authority”	the FSA as the competent authority for listing in the United Kingdom

“US” or “United States”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia

“Voting Record Time”	6.00 p.m. on the Business Day prior to the day immediately before the Court Meeting or any adjournment thereof (as the case may be)

Exhibit D

Registration Rights Agreement

DATED ___________, 20__

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

COLFAX CORPORATION

AND

BDT CF ACQUISITION VEHICLE, LLC

REGISTRATION RIGHTS AGREEMENT dated as of __________, 20__, by and between BDT CF Acquisition Vehicle, LLC, a Delaware limited liability company (“Purchaser”) and Colfax Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company and Purchaser have entered into the Securities Purchase Agreement, dated as of September 12, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Purchase Agreement”), pursuant to and subject to the terms and conditions of which, among other things, the Company has agreed to sell to Purchaser, and Purchaser has agreed to purchase from the Company, certain shares of the Company’s common stock par value $0.001 per share (the “Common Stock”) and certain shares of the Company’s Series A Perpetual Convertible Preferred Stock, par value $0.001 per share (the “Preferred Securities”); and

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to provide to Purchaser certain rights as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I DEFINITIONS

Section 1.1       Certain Defined Terms.  As used herein, the following terms shall have the following meanings:

“Action”	means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

“Agreement”	means this Registration Rights Agreement as it may be amended, supplemented, restated or modified from time to time

“Beneficial Ownership”
by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, in no event will any Person be deemed to Beneficially Own any securities which it has the right to acquire (pursuant to options, warrants, the conversion provisions of other securities or otherwise) unless, and then only to the extent that, such Person shall have actually exercised, or committed to exercise, such right. The term “Beneficially Own” shall have a correlative meaning.

“Business Day”	means any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated to close.

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“Capital Stock”
means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Certificate of Designations”	shall mean the Certificate of Designations relating to the Preferred Securities.

“Closing Date”	has the meaning set forth in the Purchase Agreement.

“Conversion Shares”	means the shares of Common Stock that are issuable from time to time upon conversion of the Preferred Securities in accordance with the Certificate of Designations.

“Covered Securities”	means any shares of Common Stock, and any Conversion Shares.

“Exchange Act”	means the Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Governmental Entity”
shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign and any applicable industry self-regulatory organization.

“Holders”	means Purchaser and any Transferee of Registrable Securities.

“Holders’ Representative”	means Purchaser or any or any other Holder designated by Purchaser as a Holders’ Representative.

“Issuer Free Writing Prospectus”	means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Law”	means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

“Other Securities”
means Covered Securities or shares of other Capital Stock which are contractually entitled to registration rights or which the Company is registering pursuant to a registration statement covered by this Agreement.

“Person”
means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.

“Prospectus”
means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

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“Registrable Securities”
means the Covered Securities, provided, however, that the Covered Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144 under the Securities Act or are able to be sold pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A) without volume, manner of sale or notice limitations or requirements or (iii) they shall have ceased to be outstanding.

“Registration Statement”
means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144”	means Rule 144 under the Securities Act.

“SEC”	means the United States Securities and Exchange Commission.

“Securities Act”	means the U.S. Securities Act of 1933, and the rules and regulations promulgated by the SEC from time to time thereunder.

“Selling Holder”	means each Holder of Registrable Securities included in a registration pursuant to Article II.

“Shelf Registration Statement”
means a Registration Statement of the Company filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3.

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“Stockholders”
means Mr. Steven M. Rales, Mr. Mitchell P. Rales and Markel Corporation and any transferee of Other Securities entitled to benefits as a transferee under the registration rights agreements entered into by Mr. Steven M. Rales, Mr. Mitchell P. Rales or Markel Corporation, respectively, and the Company on _______, 20__.

“Subsidiary”
shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

“Transfer”
means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

“Transferee”
means any of (i) the transferee of all or any portion of the Registrable Securities held by Purchaser or (ii) the subsequent transferee of all or any portion of the Registrable Securities held by any Transferee; provided, that no Transferee shall be entitled to any benefits of a Transferee hereunder unless such Transferee executes and delivers to the Company an instrument substantially in the form provided as Exhibit A attached hereto.

Section 1.2        Terms Generally.The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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ARTICLE II REGISTRATION RIGHTS

Section 2.1        Shelf Registration.

(a)       Subject to the terms and conditions of this Agreement, the Company agrees that no later than the date that is three months after the Closing Date, it shall file with the SEC a Shelf Registration Statement relating to the offer and sale of all of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such holders and set forth in the Shelf Registration Statement and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than the date that is six months after the Closing Date.

(b)      The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act without volume limitation (or a Holder can sell all of its Registrable Securities in a three-month period) or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”).

(c)       The Company shall be entitled to postpone (but not more than twice in any 12-month period), for a reasonable period of time not in excess of 90 days, the filing or initial effectiveness of, or suspend the use of, a Shelf Registration Statement if the Company notifies the Holders’ Representative that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company.

(d)      If any of the Registrable Securities to be sold pursuant to a Shelf Registration Statement are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

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(i)      first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Holders and any Other Securities proposed to be included by the Stockholders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such securities have been allocated for inclusion; and

(ii)      second, among any other holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

(e)       The Holders’ Representative shall have the right to notify the Company that it has determined that the Shelf Registration Statement be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Shelf Registration Statement.

Section 2.2        Demand Registrations.

(a)         If, following the date hereof, the Company is unable to file, cause to be effective or maintain the effectiveness of a Shelf Registration Statement as required under Section 2.1, the Holders’ Representative shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by any Holders and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by the Holders’ Representative is reasonably expected to result in aggregate gross cash proceeds in excess of $70,000,000 (without regard to any underwriting discount or commission). A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities. Following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, but not later than 45 days after receipt by the Company of such Demand Notice (subject to paragraph (d) of this Section 2.2), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof in accordance with the methods of distribution elected by such Holders (a “Demand Registration Statement”) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

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(b)      If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, the Registrable Securities for which inclusion in such underwritten offering was requested by the Holders and any Other Securities proposed to be included by the Stockholders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such securities have been allocated for inclusion; and

(ii)      second, among any other holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

(c)       In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(d)      The Company shall be entitled to postpone (but not more than twice in any 12-month period), for a reasonable period of time not in excess of 90 days, the filing or initial effectiveness of, or suspend the use of, a Demand Registration Statement if the Company delivers to the Holders’ Representative a certificate signed by both the Chief Executive Officer and Chief Financial Officer of the Company certifying that, in the good faith judgment of the Board of Directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company. Such certificate shall contain a statement of the reasons for such postponement or suspension and an approximation of the anticipated delay.

(e)       The Holders’ Representative shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement

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Section 2.3        Piggyback Registrations

(a)         If, other than pursuant to Section 2.1 and 2.2, the Company proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock or any other of the Company’s equity securities or securities convertible into or exchangeable or exercisable for any of the Company’s equity securities, whether for sale for its own account or for the account of another Person (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such proposed filing at least 30 days before the anticipated filing date (the “Piggyback Notice”) to the Holders. The Piggyback Notice shall offer the Holders the opportunity to include in such registration statement the number of Registrable Securities (for purposes of this Section 2.3, “Registrable Securities” shall be deemed to mean solely securities of the same type and class as those proposed to be offered by the Company for its own account) as they may request (a “Piggyback Registration”). Subject to Section 2.3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. The Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least 5 Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration.

(b)         If any of the securities to be registered pursuant to the registration giving rise to the Holders’ rights under this Section 2.3 are to be sold in an underwritten offering, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other shares of Capital Stock, if any, of the Company included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)      first, all Other Securities being sold by the Stockholders or by any Person (other than a Holder) exercising a contractual right to demand registration until all such Other Securities have been allocated for inclusion;

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(ii)      second, all Registrable Securities requested to be included by the Holders and any Other Securities proposed to be included by the Stockholders (other than a Stockholder selling Other Securities under (i)Section 2.3(b)(i)), pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder and any Other Securities Beneficially Owned by each such Stockholder until all such Registrable Securities have been allocated for inclusion; and

(iii)     third, among any other holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

Section 2.4        Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 2.1 or Section 2.2 2.3 is effective, if the Holders’ Representative delivers a notice to the Company (a “Shelf Take-Down Notice”) stating that one or more of the Holders intends to effect an underwritten offering of all or part of the Registrable Securities included by the Holders on the Shelf Registration Statement (a “Shelf Underwritten Offering”) or any other offering of such securities and stating the number of the Registrable Securities to be included in such Shelf Underwritten Offering or other offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities and Other Securities, as the case may be, to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Other Securities by any other holders pursuant to this Section 2.4) or other offering. In connection with any Shelf Underwritten Offering, the Company shall also deliver the Shelf Take-Down Notice to all other holders whose securities are included on such Shelf Registration Statement and permit each holder to include its Other Securities included on the shelf registration statement in the Shelf Underwritten Offering if such other holder notifies the Proposing Holder and the Company within 5 Business Days after delivery of the Shelf Take-Down Notice to such other holder; and in the event that the managing underwriter(s) have informed the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included in such Shelf Underwritten Offering, together with all Other Securities that the Company and any other Persons having rights to participate in such Shelf Underwritten Offering exceeds the total number or dollar amount of such securities that can be included in such Shelf Underwritten Offering without having an adverse effect on the price, timing or distribution of the securities proposed to be included in such Shelf Underwritten Offering, then there shall be included in such Shelf Underwritten Offering the number or dollar amount of such securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated (A) if the applicable Registration Statement was filed pursuant to Section 2.1, then in accordance with Section 2.1(d); and (B) if the applicable Shelf Registration Statement was filed pursuant to Section 2.3, then in accordance with Section 2.3(b).

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Section 2.5          Lock-Up Agreements.

(a)         Each Holder agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to this Article II in which such Holder has elected to include Registrable Securities, or, solely as to the Stockholders, which underwritten offering is being effected by the Stockholders for their own account, if requested (pursuant to a written notice) by the managing underwriter(s) not to effect any public sale or distribution of any common equity securities of the Company (or securities convertible into or exchangeable or exercisable for such common equity securities) (except as part of such underwritten offering) during such period as the managing underwriter(s) shall advise is customary in underwritten offerings (not to exceed 180 days); provided, that the Holders shall only be so bound so long as and to the extent that any other stockholder having registration rights with respect to the securities of the Company is similarly bound.

Section 2.6        Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article II, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)       Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided (and subject to the exceptions set forth) herein; provided, however, that before filing a Registration Statement or Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Selling Holders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed and shall reasonably consider any comments thereto from the Selling Holders and their counsel.

(b)      Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

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(c)       Notify each Selling Holder and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event, or the existence of any facts or circumstance, in each case that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)      Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(e)       If requested by the managing underwriter(s), if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing underwriter(s), if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after the Company has received such request.

(f)        Furnish or make available to each Selling Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter(s)), and such other documents, as such Holders or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offering.

(g)       Deliver to each Selling Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 2.6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

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(h)      Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(i)        Cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Selling Holder that the Registrable Securities represented by the certificates so delivered by such Selling Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Selling Holders may request at least 2 Business Days prior to any sale of Registrable Securities.

(j)        Upon the occurrence of any event contemplated by Section 2.6(c)(ii), (c)(iii), (c)(iv) or (c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document so that, as thereafter delivered to the Selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)       Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed on each national securities exchange, if any, on which similar securities issued by the Company are then listed.

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(l)        Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Selling Holders of such Registrable Securities customary opinions of counsel to the Company and updates thereof, addressed to each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 2.7 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(m)      Upon execution of a customary confidentiality agreement, make available for inspection by a representative of the Selling Holders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Selling Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(n)      Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

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The Company may require each Selling Holder to furnish to the Company in writing such information required in connection with such registration regarding such Selling Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each Selling Holder agrees that, upon receipt of any notice from the Company of (x) the happening of any event of the kind described in Section 2.6(c)(ii), (c)(iii), (c)(iv) or (c)(v) hereof, or (y) that the Company is suspending use of a Registration Statement as permitted by Section 2 hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.6(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, in the case of (y) above that the Company shall extend the time periods under Section 2.2 and 2.3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

Section 2.7        Indemnification.

(a)         Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Selling Holder and the officers, directors and employees of each such controlling person, each underwriter (including any Holder that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation and reasonable attorneys’ fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company will not be liable to a Selling Holder or underwriter in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Selling Holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or underwriter specifically for inclusion in such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

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(b)      Indemnification by Selling Holders. In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder shall furnish to the Company in writing such information as the Company reasonably requests specifically for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by Law, severally and not jointly, the Company, the officers, directors and employees of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Company Indemnitees”), from and against all Losses, as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any other offering circular or any amendment of or supplement to any of the foregoing or any other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for inclusion in such document; and provided, however, that the liability of each Selling Holder hereunder shall be limited to the net proceeds received by such Selling Holder from the sale of Registrable Securities covered by such Registration Statement.

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(c)       Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

(d)      Contribution.

(i)      If the indemnification provided for in this Section 2.7 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii)      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything to the contrary contained in this Section 2.7(d), an indemnifying party that is a Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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Section 2.8        Rule 144; Rule 144A.The Company covenants that it will file the reports required to be filed by it under the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act), and at any time it is not registered under the Exchange Act, it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

Section 2.9        Underwritten Registrations.

(a)         No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all reasonable and customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 2.10      Registration Expenses.The Company shall pay all fees and expenses incident to the performance of or compliance with its obligations under this Article II, including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with all applicable securities exchanges and/or the Financial Industry Regulatory Authority and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 2.6(h)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, and (vii) the reasonable fees and disbursements of one counsel for the Selling Holders as a group (such counsel to be selected by the Company) in connection with transactions covered by this Agreement in which the Selling Holders participate. For the avoidance of doubt, the Company shall not pay any other expenses of Selling Holders or underwriting commissions attributable to securities sold by any Selling Holder in an underwritten offering. In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

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ARTICLE III MISCELLANEOUS

Section 3.1        Termination. This Agreement shall terminate upon the later of the expiration of the Shelf Period and such time as there are no Registrable Securities, except for the provisions of Section 2.7, 2.8, 2.10 and this Article III, which shall survive such termination.

Section 3.2        Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company and Purchaser (or, in the case of an amendment at any time when Purchaser is not the sole Holder, signed on behalf of each of (i) the Company and (ii) the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders). Any party hereto may waive any right of such party hereunder only by an instrument in writing signed by such party and delivered to the other parties (or, in the case of a waiver of any rights of the Holders at any time when Purchaser is not the sole Holder, by an instrument in writing signed by the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders and delivered to the Company and the Holders’ Representative). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 3.3        Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 3.4        Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Purchase Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 3.5        Successors and Assigns. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any party without the prior written consent of the other party hereto, provided that Purchaser may transfer its rights and obligations hereunder (in whole or in part) to any Transferee (and any Transferee may transfer such rights and obligations to any subsequent Transferee) without the prior written consent of the Company. Any such assignment shall be effective upon receipt by the Company of (x) written notice from the transferring Holder stating the name and address of any Transferee and identifying the number of shares of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement in substantially the form attached as Exhibit A hereto from such Transferee to be bound by the applicable terms of this Agreement.

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Section 3.6        Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

Section 3.7        Remedies.

(a)         Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)         All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 3.8        Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

If to the Company:

Colfax Corporation 8170 Maple Lawn Blvd., Suite 180 Fulton, Maryland 20759 Attention: Lynne Puckett Fax: (301) 323-9001

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street
London E14 5DS
United Kingdom

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Attention:
Scott V. Simpson
James A. McDonald
Fax: +44 20 7072 7183

If to Purchaser:

401 North Michigan, Suite 3100
Chicago, Illinois 60611
Attention: William Bush
Fax: (312) 832-1700

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP
355 South Grand Avenue, 35th Floor
Los Angeles, California 90071
Attention: Mary Ann Todd & Brett Rodda
Fax: (213) 687-3702

Section 3.9        Governing Law; Consent to Jurisdiction.

(a)      This Agreement shall be governed by the laws of the State of New York.

(b)      Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan in the City of New York, New York in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court located in the Borough of Manhattan in the City of New York, New York.

(c)      Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COLFAX CORPORATION

By:
Name:
Title:

BDT CF ACQUISITION VEHICLE, LLC

By:
Name:
Title:

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EXHIBIT A

JOINDER

By execution of this Joinder, the undersigned agrees to become a party to that certain Registration Rights Agreement, dated as of __________, 20__ (the “Agreement”), between Colfax Corporation and BDT CF Acquisition Vehicle, LLC. By execution of this Joinder, the undersigned shall have all the rights and shall observe all the obligations of a Holder (as defined in the Agreement) contained in the Agreement.

Name:

Address for Notices:	With Copies to:

Signature:

Date:

Exhibit E

Company Officer Closing Certificate

Exhibit F

Company Secretary Closing Certificate

Exhibit G

Investor Officer Closing Certificate